Exhibit 10.1

EXECUTION VERSION

SENIOR SECURED PRIMING AND SUPERPRIORITY
DEBTOR-IN-POSSESSION CREDIT AGREEMENT

dated as of

May 5, 2016,

among

FAIRWAY GROUP ACQUISITION COMPANY,
a debtor and debtor-in-possession under Chapter 11 of the Bankruptcy Code,

as Borrower,

FAIRWAY GROUP HOLDINGS CORP.,
a debtor and debtor-in-possession under Chapter 11 of the Bankruptcy Code,

THE LENDERS PARTY HERETO

and

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH

as Administrative Agent and Collateral Agent

i

(continued)

(continued)

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Page

SCHEDULES

Schedule 1.01(a)	-	Existing Letters of Credit
Schedule 1.01(b)	-	Subsidiary Guarantors
Schedule 1.01(c)	-	Real Property
Schedule 1.01(d)	-	Initial Budget
Schedule 2.01	-	Lenders and Commitments
Schedule 3.07	-	Title to Properties; Possession Under Leases
Schedule 3.08	-	Subsidiaries
Schedule 3.09(a)	-	Litigation
Schedule 3.09(d)	-	Certificates of Occupancy; Permits
Schedule 3.16	-	Employee Benefit Plans
Schedule 3.17	-	Environmental Matters
Schedule 3.18	-	Insurance
Schedule 5.12	-	Further Assurances
Schedule 5.15	-	Post-Closing Obligations
Schedule 6.01	-	Existing Indebtedness
Schedule 6.02	-	Existing Liens

EXHIBITS

Exhibit A	-	Form of Administrative Questionnaire
Exhibit B	-	Form of Assignment and Acceptance
Exhibit C	-	Form of Borrowing Request
Exhibit D	-	Form of Guarantee and Collateral Agreement
Exhibit F	-	Form of Affiliate Subordination Agreement
Exhibit H	-	Form of Compliance Certificate
Exhibit J	-	Form of Exemption Certificate

v

SENIOR SECURED PRIMING AND SUPERPRIORITY DEBTOR-IN-POSSESSION CREDIT AGREEMENT dated as of May 5, 2016 (this “Agreement”), among FAIRWAY GROUP ACQUISITION COMPANY, a Delaware corporation (the “Borrower”) a debtor and debtor-in-possession under Chapter 11 of the Bankruptcy Code, FAIRWAY GROUP HOLDINGS CORP., a Delaware corporation (“Holdings”) a debtor and debtor-in-possession under Chapter 11 of the Bankruptcy Code, the Lenders (such term and each other capitalized term used but not defined in this introductory statement having the meaning given it in Article I), and CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as administrative agent (in such capacity, including any successor thereto, the “Administrative Agent”) and as collateral agent (in such capacity, including any successor thereto, the “Collateral Agent”) for the Lenders.

WHEREAS, on May 2, 2016 (the “Petition Date”), the Borrower and the Guarantors (other than Fairway Lake Grove LLC (“Lake Grove”), collectively, the “Debtors”) commenced certain Chapter 11 Cases, as administratively consolidated as Chapter 11 Case No. 16-11241(MEW) (each a “Chapter 11 Case” and collectively, the “Chapter 11 Cases”) by filing separate voluntary petitions for reorganization under Chapter 11, 11 U.S.C. 101 et seq. (the “Bankruptcy Code”), with the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”).  Each of the Borrower and the Guarantors (other than Lake Grove) continue to operate its businesses and manage its properties as a debtor and debtor in possession pursuant to Sections 1107(a) and 1108 of the Bankruptcy Code.

WHEREAS, prior to the Petition Date, certain lenders provided financing to Borrower pursuant to that certain Credit Agreement, dated as of February 14, 2013, among the Borrower, the other credit parties signatory thereto, Credit Suisse AG, Cayman Islands Branch, as agent and lender, and the lenders from time to time signatory thereto (as amended, modified or supplemented through the Petition Date, the “Prepetition Credit Agreement”);

WHEREAS, Borrower has requested that Lenders provide (i) a senior secured, superpriority debtor-in-possession term loan facility to Borrower in the maximum principal amount of $55,000,000 in the aggregate (the “DIP Term Facility”) and (ii) a senior secured, superpriority debtor-in-possession revolving credit facility to Borrower in the maximum principal amount of $30,611,941 in the aggregate (the “DIP L/C Facility”; and together with the DIP Term Facility, collectively, the “DIP Facility”), in each case, to be used for the purposes set forth in Section 5.08;

WHEREAS, Borrower desires that all Obligations under the Loan Documents will be joint and several and all of the Guarantors will guaranty all of the Obligations under the Loan Documents;

WHEREAS, in order to secure the Obligations of the Borrower and the Guarantors under the Loan Documents, the Borrower and the Guarantors will grant to the Collateral Agent, for the benefit of Collateral Agent and all other Secured Parties, a security interest in and DIP Lien (or, with respect to Lake Grove, a Lien) upon substantially all of the now existing and hereafter acquired personal and real property of the Borrower and the Guarantors, including, without limitation, all present and future Equity Interests of all Subsidiaries of the Borrower and the Guarantors;

WHEREAS, the relative priority of the Liens and security interests granted to secure the Obligations (other than the Liens and security interests granted by Lake Grove) in relation to the Liens and security interests securing the Prepetition Obligations and certain other obligations will be set forth in the Interim Order and the Final Order (in each case, as hereinafter defined);

WHEREAS, the Borrowers and Guarantors (other than Lake Grove) will provide to the lenders and other secured parties under the Prepetition Credit Agreement and the Prepetition Loan Documents, adequate protection; and

WHEREAS, the Lenders are willing to extend such credit to the Borrower, and the Issuing Bank is willing to issue Letters of Credit for the account of the Borrower, in each case on the terms and subject to the conditions set forth herein.  Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01.  Defined Terms.  As used in this Agreement, the following terms shall have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Acquired Entity” shall have the meaning assigned to such term in Section 6.04(g).

“Adjusted LIBO Rate” shall mean, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum equal to the greater of (a) 1.00% per annum and (b) the product of (i) the LIBO Rate in effect for such Interest Period and (ii) Statutory Reserves.

“Administrative Agent” shall have the meaning assigned to such term in the introductory statement to this Credit Agreement.

“Administrative and Upfront Fees” shall have the meaning assigned to such term in Section 2.05(b).

“Administrative Questionnaire” shall mean an Administrative Questionnaire in the form of Exhibit A, or such other form as may be supplied from time to time by the Administrative Agent.

“Affiliate” shall mean, when used with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified; provided, however, that for purposes of the definition of “Eligible Assignee” and Section 6.07, the term “Affiliate” shall also include any Person that directly or indirectly owns 5% or more of any class of Equity Interests of the Person specified or that is an officer or director of the Person specified.

“Affiliate Subordination Agreement” shall mean an Affiliate Subordination Agreement in the form of Exhibit F pursuant to which intercompany obligations and advances owed by any Loan Party are subordinated to the Obligations.

“Agents” shall have the meaning assigned to such term in Article VIII.

“Aggregate L/C Credit Exposure” shall mean the aggregate amount of the Lenders’ L/C Credit Exposures.

“Agreement” shall have the meaning assigned to such term in the introductory statement to this Credit Agreement.

“Agreement Value” shall mean, for each Hedging Agreement, on any date of determination, the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or a Subsidiary would be required to pay if such Hedging Agreement were terminated on such date.

“Alternate Base Rate” shall mean, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus ½ of 1%, (c) the Adjusted LIBOR for a three month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1.00%, and (d) 2.00%; provided that, for the avoidance of doubt, the Adjusted LIBOR for any day shall be based on the rate determined on such day at approximately 11 a.m. (London time) by reference to the London interbank offered rate per annum as administered by the ICE Benchmark Administration (or any other Person that takes over the administration of such rate).  Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBOR shall be effective on the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBOR, as the case may be.

“Applicable Margin” shall mean, for any day, (a) with respect to any Eurodollar Loan, 8.00% per annum and (b) with respect to any ABR Loan, 7.00% per annum.

“Asset Sale” shall mean any sale, transfer or other disposition (including by way of merger, casualty, condemnation or otherwise (including a Recovery Event)) by the Borrower or any Subsidiary to any Person other than the Borrower or any Subsidiary Guarantor of (a) any Equity Interests of Borrower or any of the Subsidiaries (other than directors’ qualifying shares) or (b) any other assets of the Borrower or any of the Subsidiaries (other than inventory, damaged, obsolete or worn out assets, scrap and Permitted Investments, in each case disposed of in the ordinary course of business).

“Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Administrative Agent, in the form of Exhibit B or such other form as shall be approved by the Administrative Agent.

“Automatic Stay” shall mean the automatic stay imposed under Section 362 of the Bankruptcy Code.

“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” shall mean, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bankruptcy Code” shall have the meaning assigned to such term in the recitals to this Agreement.

“Bankruptcy Court” shall have the meaning assigned to such term in the recitals to this Agreement.

“Board” shall mean the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” shall have the meaning assigned to such term in the introductory statement to this Credit Agreement.

“Borrower Materials” shall have the meaning assigned to such term in Section 9.01.

“Borrowing” shall mean Loans of the same Class and Type made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

“Borrowing Request” shall mean a request by the Borrower in accordance with the terms of Section 2.03 and substantially in the form of Exhibit C, or such other form as shall be approved by the Administrative Agent.

“Breakage Event” shall have the meaning assigned to such term in Section 2.16.

“Budget” shall have the meaning assigned to such term in Section 5.04(l).

“Business Day” shall mean any day other than a Saturday, Sunday or day on which banks in New York City are authorized or required by law to close; provided, however, that when used in connection with a Eurodollar Loan, the term “Business Day”

shall also exclude any day on which banks are not open for dealings in Dollar deposits in the London interbank market.

“Capital Lease Obligations” of any Person shall mean the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Carve-Out” shall have the meaning assigned to such term in Section 2.23(d).

“Carve-Out Account” shall have the meaning assigned to such term in Section 2.23(d).

“Carve-Out Trigger Notice” shall have the meaning assigned to such term in Section 2.23(d).

“Carve-Out Trigger Notice Cap” shall have the meaning assigned to such term in Section 2.23(d).

“Challenges” shall have the meaning assigned to such term in Section 6.15.

A “Change in Control” shall be deemed to have occurred if (a) any “person” or “group” (within the meaning of Rule 13d-5 of the Securities Exchange Act of 1934 as in effect on the date hereof), other than Sponsor, shall own, directly or indirectly, beneficially or of record, shares representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of Holdings, (b) a majority of the seats (other than vacant seats) on the board of directors of Holdings shall at any time be occupied by persons who were neither (i) nominated by the board of directors of Holdings nor (ii) appointed by directors so nominated or (c) Holdings shall cease to directly own, beneficially and of record, 100% of the issued and outstanding Equity Interests of the Borrower.

“Change in Law” shall mean (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 2.14, by any lending office of such Lender or by such Lender’s or the Issuing Bank’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Chapter 11 Case(s)” has the meaning assigned to such term in the recitals to this Agreement.

“Charges” shall have the meaning assigned to such term in Section 9.09.

“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are L/C Loans or Term Loans and, when used in reference to any Commitment, refers to whether such Commitment is a L/C Credit Commitment or Term Loan Commitment.

“Closing Date” shall have the meaning assigned to such term in Section 4.02.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” shall mean all the “Collateral” as defined in any Security Document, but, for the avoidance of doubt, shall not include the real estate and leasehold interests of the Borrower and Guarantors.

“Collateral Agent” shall have the meaning assigned to such term in the introductory statement to this Credit Agreement.

“Commitment” shall mean, with respect to any Lender, such Lender’s L/C Credit Commitment and Term Loan Commitment.

“Commitment Fee” shall have the meaning assigned to such term in Section 2.05(a).

“Committee” shall have the meaning assigned to such term in Section 5.08(c)

“Communications” shall have the meaning assigned to such term in Section 9.01.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlling” and “Controlled” shall have meanings correlative thereto.

“Controlled Account” shall mean any deposit account or money market account subject to a control agreement in favor of the Collateral Agent for the benefit of the Secured Party in substantially in the form of that certain Amended and Restated Deposit Account Control Agreement, dated as of March 29, 2016, among the Loan Parties and Credit Suisse AG, Cayman Islands Branch in its capacity as administrative agent and collateral agent under the Prepetition Credit Agreement and Bank of America, N.A.

“Credit Event” shall have the meaning assigned to such term in Section 4.01.

“Credit Suisse” shall mean Credit Suisse AG, Cayman Islands Branch.

“CRO” shall have the meaning assigned to such term in Section 2.23(d).

“Debtors” shall have the meaning assigned to such term in the recitals to this Agreement.

“Default” shall mean any event or condition which upon notice, lapse of time or both would constitute an Event of Default.

“Defaulting Lender” shall mean any Lender, as determined by the Administrative Agent, that has (a) failed to fund any portion of its Loans or participations in Letters of Credit within three Business Days of the date required to be funded by it hereunder, (b) notified the Borrower, the Administrative Agent, the Issuing Bank or any Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or under other agreements in which it commits to extend credit, (c) failed, within three Business Days after request by the Administrative Agent, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans or participations in then outstanding Letters of Credit, (d) otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three Business Days of the date when due, unless the subject of a good faith dispute, or (e) (i) become or is insolvent or has a parent company that has become or is insolvent, (ii) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or (iii) become the subject of a Bail-In Action.

“DIP Liens” shall mean continuing, valid, binding, enforceable, non-avoidable, and automatically and properly perfected post-petition:

(a) first-priority senior priming Liens on and security interests in, subject to the Carve-Out and Permitted Priority Liens pursuant to Section 364(d)(1) of the Bankruptcy Code, all present and after-acquired Collateral (as defined in the Prepetition Credit Agreement) securing the Prepetition Obligations, whether now owned by or owing to, or hereafter acquired by or arising in favor of the Debtors (including under any trade names, styles, or derivations thereof), and whether owned or consigned by or to, or leased from or to, the Debtors, and regardless of wherever located, that may be subject to a validly perfected security interest in existence on the Petition Date securing the Prepetition Obligations under the Prepetition Loan Documents (the “Prepetition Credit Agreement Liens”), which Prepetition Credit Agreement Liens shall be primed by and made subject and subordinate to the perfected first-priority senior priming liens and security interests to be granted to the Collateral Agent for the benefit of the Secured Parties, which senior priming liens and security interests in favor of the Collateral Agent for the benefit of the Secured Parties shall also be senior to the Prepetition Lender Adequate Protection Liens (as defined in the Orders), and

(b) subject to the Carve-Out, pursuant to section 364(c)(2) of the Bankruptcy Code, first-priority senior priming Liens on, and security interests in, all present and after-acquired Collateral, wherever located, not subject to a Lien or security interest on the Petition Date.

“DIP Facility” has the meaning assigned to such term in the recitals to this Agreement.

“DIP Superpriority Claim” shall have the meaning assigned to such term in Section 2.23(b).

“DIP Term Facility” has the meaning assigned to such term in the recitals to this Agreement.

“DIP Termination Date” shall mean the earliest of (i) July 29, 2016, (ii) the consummation of any sale of all or substantially all of the assets of the Loan Parties pursuant to section 363 of the Bankruptcy Code, (iii) if the Final Order has not been entered, the date that is forty-five (45) calendar days after the Petition Date, (iv) the acceleration of the Loans and the termination of the Commitments pursuant to Section 7.02 upon the occurrence of an Event of Default and (v) the Effective Date of a Prepackaged Plan.

“Disclosure Statement” shall have the meaning assigned to such term in the definition of “Milestone”.

“Disqualified Stock” shall mean any Equity Interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of (i) an optional redemption by the issuer thereof or (ii) the occurrence of a Liquidation Event (as such term is defined in the Amended and Restated Certificate of Incorporation of Holdings as in effect on the date hereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, or requires the payment of any cash dividend or any other scheduled payment constituting a return of capital, in each case at any time on or prior to the first anniversary of the Term Loan Maturity Date, or (b) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) debt securities or (ii) any Equity Interest referred to in clause (a) above, in each case at any time prior to the first anniversary of the Term Loan Maturity Date.

“Dollars” or “$” shall mean lawful money of the United States of America.

“Domestic Subsidiaries” shall mean all Subsidiaries incorporated or organized under the laws of the United States of America, any State thereof or the District of Columbia.

“EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” shall mean any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” shall have the meaning assigned to such term in the definition of “Milestone”.

“Eligible Assignee” shall mean (a) in the case of Term Loans, (i) a Lender, (ii) an Affiliate of a Lender, (iii) a Related Fund of a Lender, (iv) [reserved] and (v) any other Person (other than a natural person or competitors of the Borrower previously identified by the Borrower to the Administrative Agent) approved by the Administrative Agent, and (b) in the case of any assignment of a L/C Credit Commitment, (i) a L/C Credit Lender, (ii) an Affiliate of a L/C Credit Lender, (iii) a Related Fund of a L/C Credit Lender, and (iv) any other Person (other than a Related Person, a natural person or competitors of the Borrower previously identified by the Borrower to the Administrative Agent) approved by the Administrative Agent, the Issuing Bank and, unless an Event of Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, “Eligible Assignee” shall not include Holdings, the Borrower or any of their Affiliates (other than the Sponsor and its other Affiliates).

“Environmental Laws” shall mean all Federal, state, local and foreign laws (including common law), treaties, regulations, rules, ordinances, codes, decrees, judgments, directives, orders (including consent orders), and agreements in each case, relating to the environment, the preservation or reclamation of natural resources, endangered or threatened species, protection of the climate, human health and safety or the presence or Release of, exposure to, or the generation, distribution, use, treatment, storage, transport, recycling or handling of, or the arrangement for such activities with respect to, Hazardous Materials.

“Environmental Liability” shall mean all liabilities, obligations, damages, losses, claims, actions, suits, judgments, orders, fines, penalties, fees, expenses and costs (including administrative oversight costs, natural resource damages, costs of medical monitoring, remediation costs and reasonable fees and expenses of attorneys and consultants), whether contingent or otherwise, arising out of or relating to (a) compliance or non-compliance with any Environmental Law, (b) the generation, use, handling, distribution, recycling, transportation, storage, treatment or disposal (or the arrangement for such activities) of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Permits” shall mean any permit, license or other approval required under any Environmental Law.

“Equity Interests” shall mean shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity interests in any Person, and any option, warrant or other right entitling the holder thereof to purchase or otherwise acquire any such equity interest.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414 of the Code.

“ERISA Event” shall mean (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan (other than an event for which the 30-day notice period is waived by regulation), (b) the failure of any Plan to satisfy the minimum funding standard applicable to such Plan within the meaning of Section 412 of the Code or Section 302 of ERISA), whether or not waived, (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, (d) the incurrence by the Borrower or any of its ERISA Affiliates of any Withdrawal Liability or any liability under Title IV of ERISA with respect to the termination of any Plan, (e) the receipt by the Borrower or any of its ERISA Affiliates from the PBGC or the administrator of any Plan or Multiemployer Plan of any notice relating to the intention to terminate any Plan or Multiemployer Plan or to appoint a trustee to administer any Plan, (f) the adoption of any amendment to a Plan that would require the provision of security pursuant to Section 436(f) of the Code or Section 206 of ERISA, (g) the receipt by the Borrower or any of its ERISA Affiliates of any notice of, the receipt by any Multiemployer Plan from the Borrower or any of its ERISA Affiliates of any notice of, or any notice that could reasonably be expected to result in, the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or “in reorganization”, “endangered” or “critical” status within the meaning of Title IV of ERISA, (h) the occurrence of a “prohibited transaction” with respect to which the

Borrower or any of the Subsidiaries is a “disqualified person” (within the meaning of Section 4975 of the Code) or with respect to which the Borrower or any such Subsidiary could otherwise incur a material liability, or (i) any other event or condition with respect to a Plan or Multiemployer Plan that would result in a material liability of the Borrower or any Subsidiary.

“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

“Events of Default” shall have the meaning assigned to such term in Section 7.01.

“Excluded Taxes” shall mean, with respect to the Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income or other taxes imposed in lieu of net income taxes, by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or which imposes such taxes as a result of a present or former connection between such recipient and such jurisdiction (other than a connection arising solely from such recipient having executed, delivered or performed its obligations, or received a payment or enforced its rights, hereunder) or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction described in clause (a) above, (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.21(a)), any withholding tax (i) to which amounts payable to such Foreign Lender are subject at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.20(a), (ii) attributable to such Foreign Lender’s or Agent’s failure to comply with Section 2.20(e) or (iii) that results from actions taken by such Foreign Lender (other than the designation of a new lending office) after such Foreign Lender became a party to this Agreement and would not have arisen in the absence of such actions, (d) any United States federal withholding tax imposed under FATCA and (e) any United States federal, state or local backup withholding tax.

“Exemption Certificate” shall have the meaning assigned to such term in Section 2.20(e).

“Existing Letter of Credit” shall mean each letter of credit previously issued for the account of the Borrower under the Prepetition Loan Documents that (a) is outstanding on the Closing Date and (b) is listed on Schedule 1.01(a).

“Existing Note” shall have the meaning assigned to such term in Section 2.04(e).

“Extraordinary Receipt” shall mean any cash received by or paid to or for the account of any Person that is not in any category of receipts contemplated by the Budget and is not in the ordinary course of business (other than any such cash received or paid from Recovery Events), including tax refunds, pension plan reversions, indemnity payments and any purchase price adjustments; provided, however, that an Extraordinary Receipt shall not include payments to the extent that payments are received by any Person in respect of any third party claim against such Person and applied to pay (or to reimburse such Person for its prior payment of) such claim and the costs and expenses of such Person with respect thereto.

“FATCA” shall mean sections 1471 through 1474 of the Code as of the Closing Date (or any amended or successor statutes that are substantively comparable and not materially more onerous to comply with), the current and any future United States Treasury Regulations promulgated thereunder, any current and any future official published guidance with respect thereto, any agreements entered into pursuant to section 1471(b)(1) of the Code and any intergovernmental agreements entered into pursuant to the foregoing.

“Federal Funds Effective Rate” shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Fee Letter” shall mean the fee letter dated May 2, 2016, among Holdings, the Borrower, the Administrative Agent and the other parties thereto.

“Fees” shall mean the Commitment Fees, the Administrative and Upfront Fees, the L/C Participation Fees and the Issuing Bank Fees.

“Final Order” shall mean the final order entered by the Bankruptcy Court in the Chapter 11 Cases authorizing and approving, among other things, the DIP Facility and the Transactions, substantially in the form of the Interim Order (with only such modifications thereto as are necessary to convert the Interim Order to a final order and other modifications as are satisfactory in form and substance to the Administrative Agent and the Required Lenders in their sole discretion).

“Financial Officer” of any Person shall mean the chief financial officer, principal accounting officer, treasurer or controller of such Person.

“first-priority” shall mean, with respect to any Lien purported to be created in any Collateral pursuant to the Orders or any Security Document, that such Lien is the most senior Lien to which such Collateral is subject (subject to the Carve-Out and Permitted Priority Liens applicable to such Collateral which have priority by operation of law

(including the priority granted under the UCC to any purchase money security interests that are Permitted Priority Liens) or by contract (including pursuant to the Orders) permitted hereunder over the respective Liens on such Collateral created pursuant to the Orders or relevant Security Document).

“Fiscal Quarter” shall mean each fiscal quarter of Holdings, which for any fiscal year of Holdings is (i) the thirteen week period ending on the last day of the thirteenth week following the end of the previous fiscal year, (ii) the thirteen week period ending on the last day of the twenty-sixth week following the end of the previous fiscal year, (iii) the thirteen week period ending on the last day of the thirty-ninth week following the end of the previous fiscal year, and (iv) the period beginning on the first day after the Fiscal Quarter specified in clause (iii) and ending on the last day of such fiscal year.

“Foreign Lender” shall mean any Lender that is not a “United States person” within the meaning of § 7701(a)(30) of the Code.

“Foreign Subsidiary” shall mean any Subsidiary that is not a Domestic Subsidiary and any Foreign Subsidiary Holding Company.

“Foreign Subsidiary Holding Company” shall mean any Subsidiary that (a) (i) has no material assets other than Equity Interests in a Subsidiary that is not a Domestic Subsidiary or (ii) has no material assets other than equity interests in a Subsidiary that is a Foreign Subsidiary Holding Company pursuant to clause (i) and (b) has no material liabilities.

“GAAP” shall mean United States generally accepted accounting principles applied on a basis consistent with the financial statements delivered pursuant to Section 4.02(k).

“Governmental Authority” shall mean any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

“Granting Lender” shall have the meaning assigned to such term in Section 9.04(i).

“Guarantee” of or by any Person shall mean any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness or other obligation, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment of such Indebtedness or other obligation or (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation; provided, however, that the term “Guarantee” shall not include (i) endorsements for collection or deposit in the ordinary course of business or (ii) guarantees by a Loan Party of any obligation of any other Loan Party.

“Guarantee and Collateral Agreement” shall mean the Guarantee and Collateral Agreement, substantially in the form of Exhibit D, among Holdings, the Borrower, Subsidiaries party thereto and the Collateral Agent for the benefit of the Secured Parties.

“Guarantors” shall mean Holdings and the Subsidiary Guarantors.

“Hazardous Materials” shall mean (a) any petroleum products or byproducts and all other hydrocarbons, coal ash, radon gas, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, chlorofluorocarbons and all other ozone-depleting substances and (b) any chemical, material, substance or waste that is prohibited, limited or regulated by or pursuant to any Environmental Law.

“Hedging Agreement” shall mean any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

“Holdings” shall have the meaning assigned to such term in the introductory statement to this Credit Agreement.

“Indebtedness” of any Person shall mean, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind (other than deposits or advances made in the ordinary course of business), (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (e) all obligations of such Person issued or assumed as the deferred purchase price of property or services, (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all Guarantees by such Person of Indebtedness of others (excluding any Loan Party), (h) all Capital Lease Obligations of such Person, (i) net obligations of such Person under any Hedging Agreements, valued at the Agreement Value thereof, (j) all obligations of such Person as an account party in respect of letters of credit, (k) all obligations of such Person in respect of bankers’ acceptances, and (l) any Equity Interest of such Person that is Disqualified Stock.  The Indebtedness of any Person shall include the Indebtedness of any partnership in which such Person is a general partner unless such Indebtedness is expressly non-recourse to the general partner.  Notwithstanding the foregoing, the Indebtedness of any Person shall not include trade accounts payable and accrued obligations incurred in the ordinary course of business.

“Indemnified Taxes” shall mean Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document.

“Indemnitee” shall have the meaning assigned to such term in Section 9.05(b).

“Information” shall have the meaning assigned to such term in Section 9.16.

“Initial Budget” shall mean a 13-week operating budget setting forth all forecasted receipts and disbursements on a weekly basis for such 13-week period beginning as of the week of the Petition Date, broken down by week, including the anticipated weekly uses of the proceeds of the DIP Facility for such period, which shall include, among other things, available cash, cash flow, trade payables and ordinary course expenses, total expenses and capital expenditures, fees and expenses relating to the DIP Facility, fees and expenses related to the Chapter 11 Cases, and working capital and other general corporate needs, which forecast shall be in form and substance satisfactory to the Administrative Agent at the direction of the Required Lenders.  Such Budget shall be in the form set forth in Schedule 1.01(d) hereto.  Until supplemented pursuant to Section 5.04(l), the Initial Budget shall constitute a “Budget”.

“Interest Payment Date” shall mean (a) with respect to any ABR Loan, the last Business Day of each Fiscal Quarter, and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months’ duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months’ duration been applicable to such Borrowing.

“Interest Period” shall mean, with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months (or 12 months if available from all relevant Lenders) thereafter, as the Borrower may elect; provided, however, that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period, (c) no Interest Period for any Loan shall extend beyond the maturity date of such Loan and (d) notwithstanding anything to the contrary herein, any Interest Period that ends in a calendar month in which a Repayment Date occurs shall end on such Repayment Date.  Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Interim Order” shall mean the interim order entered by the Bankruptcy Court in the Chapter 11 Cases (as the same may be amended, supplemented, or modified form time to time after entry thereof in a manner satisfactory to the Required Lenders in their sole discretion) authorizing and approving, among other things, the DIP Facility and the

Transactions, which interim order is in form and substance satisfactory to the Administrative Agent and the Required Lenders in their sole discretion.

“Issuing Bank” shall mean, as the context may require, (a) Credit Suisse, acting through any of its Affiliates or branches, in its capacity as the issuer of Letters of Credit hereunder, (b) with respect to each Existing Letter of Credit, the Person that issued such Existing Letter of Credit, and (c) any other Lender that may become an Issuing Bank pursuant to Section 2.22(i) or 2.22(k), in each case with respect to Letters of Credit issued by such Lender. The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates or branches of the Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate or branch, in each case, with respect to Letters of Credit issued by such Affiliate or branch.

“Issuing Bank Fees” shall have the meaning assigned to such term in Section 2.05(c).

“Investigation Period” shall have the meaning assigned to such term in Section 6.15.

“K&S” shall have the meaning assigned to such term in Section 4.02(e).

“Lake Grove” shall have the meaning assigned to such term in the recitals to this Agreement.

“L/C Credit Borrowing” shall mean a Borrowing comprised of L/C Loans.

“L/C Credit Commitment” shall mean, with respect to each Lender, the commitment of such Lender to acquire participations in Letters of Credit and to make L/C Loans as provided for herein as set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender assumed its L/C Credit Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04.

“L/C Credit Exposure” shall mean, with respect to any Lender at any time, the aggregate principal amount at such time of all outstanding L/C Loans of such Lender, plus the aggregate amount at such time of such Lender’s L/C Exposure.

“L/C Credit Lender” shall mean a Lender with a L/C Credit Commitment or an outstanding L/C Loan.

“L/C Credit Maturity Date” shall mean the DIP Termination Date.

“L/C Disbursement” shall mean a payment or disbursement made by the Issuing Bank pursuant to a Letter of Credit.

“L/C Exposure” shall mean at any time the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time and (b) the aggregate amount of all L/C Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The L/C Exposure of any L/C Credit Lender at any time shall equal its Pro Rata Percentage of the aggregate L/C Exposure at such time.

“L/C Issuing Commitment” shall mean the commitment of the Issuing Bank to issue Letters of Credit pursuant to Section 2.22.

“L/C Loans” shall mean the loans made by the Lenders to the Borrower pursuant to clause (iii) of Section 2.01(a).

“L/C Participation Fee” shall have the meaning assigned to such term in Section 2.05(c).

“Lenders” shall mean (a) the Persons listed on Schedule 2.01 (other than any such Person that has ceased to be a party hereto pursuant to an Assignment and Acceptance) and (b) any Person that has become a party hereto pursuant to an Assignment and Acceptance.

“Letter of Credit” shall mean any letter of credit issued pursuant to Section 2.22 and any Existing Letter of Credit, in each case as such letter of credit may be amended, modified, extended, renewed or replaced from time to time.

“LIBO Rate” shall mean, with respect to any Eurodollar Borrowing for any Interest Period, the rate per annum determined by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is two Business Days prior to the commencement of such Interest Period by reference to the London interbank offered rate per annum as administered by the ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for a period equal to such Interest Period; provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the “LIBO Rate” shall be the interest rate per annum determined by the Administrative Agent to be the average of the rates per annum at which deposits in Dollars are offered for such relevant Interest Period to major banks in the London interbank market in London, England by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is two Business Days prior to the beginning of such Interest Period.

“Lien” shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Loan Documents” shall mean this Agreement, the Letters of Credit, the Security Documents, and the promissory notes, if any, executed and delivered pursuant to Section 2.04(e) and any other document executed in connection with the foregoing.

“Loan Parties” shall mean Holdings, the Borrower and the Subsidiary Guarantors.

“Loans” shall mean the L/C Loans and the Term Loans.

“Manager” shall mean Sterling Investment Partners Advisers, LLC and its successors and assigns.

“Margin Stock” shall have the meaning assigned to such term in Regulation U.

“Material Adverse Effect” shall mean, other than, in each case, the commencement and continuation of the Chapter 11 Cases, as customarily would occur as a result of the Chapter 11 Cases, the events leading up thereto, the effect of the bankruptcy, conditions in the industry in which the Borrower operates in as existing on the Closing Date and/or consummation of transactions contemplated by the Loan Parties’ “first day” pleadings reviewed by the Administrative Agent and the Required Lenders, a material adverse change in (i) the business, operations, properties or condition (financial or otherwise) of the Loan Parties and their Subsidiaries, collectively, (ii) the legality, validity or enforceability of any Loan Documents or the Orders, (iii) the ability of the Borrower or the Guarantors, taken as a whole, to perform their payment obligations under the Loan Documents, (iv) the perfection or priority of the Liens granted pursuant to the Loan Documents or the Orders, or (v) the rights and remedies of the Administrative Agent and the Lenders under the Loan Documents taken as a whole.

“Material Indebtedness” shall mean Indebtedness (other than the Loans and Letters of Credit) of any one or more of Holdings, the Borrower or any Subsidiary in an aggregate principal amount exceeding $4,000,000.

“Maximum Rate” shall have the meaning assigned to such term in Section 9.09.

“Milestone” shall mean any of the following:

(i) the Loan Parties’ filing with the Bankruptcy Court, on the Petition Date, of the Prepackaged Plan which shall be in form and substance reasonably satisfactory to the Required Lenders and for which the Loan Parties shall have solicited and obtained the requisite consent to the Prepackaged Plan by the Requisite Consenting Lenders or requested and obtained authority from the Bankruptcy Court to complete solicitation within ten (10) days from the Petition Date;

(ii) the Loan Parties’ filing with the Bankruptcy Court, on the Petition Date, of a disclosure statement relating to the Prepackaged Plan, and all related schedules, supplements, exhibits and orders (as applicable), in form and substance reasonably satisfactory to the Administrative Agent at the direction of the Required Lenders (the “Disclosure Statement”);

(iii) the Bankruptcy Court’s entry of an order, in form and substance satisfactory to the Administrative Agent at the direction of the Required Lenders, approving the DIP Facility on an interim basis, on or before five (5) calendar days following the Petition Date;

(iv) the Bankruptcy Court’s entry of an order, in form and substance satisfactory to the Administrative Agent at the direction of the Required Lenders, approving the DIP Facility on a final basis, on or before forty-five (45) calendar days following the Petition Date;

(v) the Bankruptcy Court’s entry of an order, in form and substance reasonably satisfactory to the Administrative Agent at the direction of the Required Lenders, approving the Disclosure Statement (the “Disclosure Statement Order”), on or before sixty (60) calendar days following the Petition Date;

(vi) the Bankruptcy Court’s entry of an order, in form and substance reasonably satisfactory to the Administrative Agent at the direction of the Required Lenders, confirming the Prepackaged Plan (the “Plan Confirmation Order”) on or before sixty (60) calendar days following the Petition Date; or

(vii) the effective date (the “Effective Date”) of the Prepackaged Plan having occurred not later than seventy-five (75) calendar days following the Petition Date.

“Moelis” shall have the meaning assigned to such term in Section 4.02(e).

“Moelis Engagement Letter” shall have the meaning assigned to such term in Section 4.02(e).

“Moody’s” shall mean Moody’s Investors Service, Inc., or any successor thereto.

“Multiemployer Plan” shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Cash Proceeds” shall mean (a) with respect to any Asset Sale, the cash proceeds (including cash proceeds subsequently received (as and when received) in respect of noncash consideration initially received), net of (i) selling expenses (including reasonable broker’s fees or commissions, legal fees, transfer and similar taxes and the Borrower’s good faith estimate of income taxes paid or payable in connection with such sale), (ii) amounts provided as a reserve, in accordance with GAAP, against, or placed in escrow to satisfy, any liabilities under any indemnification obligations or purchase price adjustment associated with such Asset Sale (provided that, to the extent and at the time any such amounts are released from such reserve or escrow, such amounts shall constitute Net Cash Proceeds) and (iii) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness for borrowed money (other than the Loans) which is secured by the asset sold in such Asset Sale and which is required to be repaid with such proceeds (other than any such Indebtedness assumed by the purchaser of such asset); and (b) with respect to any issuance or incurrence of Indebtedness or any other Extraordinary Receipt, the cash proceeds thereof, net of all taxes and customary fees, commissions, costs and other expenses incurred in connection therewith.

“New York UCC” shall mean the Uniform Commercial Code as from time to time in effect in the State of New York.

“Obligations” shall mean (a) the due and punctual payment of (i) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Borrower hereunder in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral, and (iii) all other monetary obligations of the Borrower to any of the Secured Parties hereunder and under any Loan Document, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), (b) the due and punctual performance of all other obligations of the Borrower under or pursuant to this Agreement and each of the other Loan Documents, and (c) the due and punctual payment and performance of all the obligations of each other Loan Party under or pursuant to any Loan Document.

“OFAC” shall have the meaning assigned to such term in Section 3.24.

“Other Taxes” shall mean any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document, excluding, however, any such amounts imposed as a result of an assignment by a Lender of its Loan or Commitments.

“Orders” shall mean, collectively, the Interim Order and the Final Order.

“Participant Register” shall have the meaning assigned to such term in Section 9.04(e).

“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

“Perfection Certificate” shall mean the Perfection Certificate substantially in the form of Exhibit B to the Guarantee and Collateral Agreement.

“Permitted Investments” shall mean:

(a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of issuance thereof;

(b) investments in commercial paper maturing within one year from the date of issuance thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s;

(c) investments in certificates of deposit, banker’s acceptances and time deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, the Administrative Agent or any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $500,000,000 and that issues (or the parent of which issues) commercial paper rated at least “Prime-1” (or the then equivalent grade) by Moody’s or “A-1” (or the then equivalent grade) by S&P;

(d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria of clause (c) above;

(e) investments in “money market funds” within the meaning of Rule 2a-7 of the Investment Company Act of 1940, as amended, substantially all of whose assets are invested in investments of the type described in clauses (a) through (d) above;

(f) other short-term investments utilized by Foreign Subsidiaries in accordance with normal investment practices for cash management in investments of a type analogous to the foregoing; and

(g) investments in CDARS maturing within one year from the date of acquisition thereof, if the amount so invested is unconditionally guaranteed by the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America).

“Permitted Priority Lien” shall mean any of those existing liens incurred pursuant to Section 6.02(d), (e), (f), (g), (h), (i), (k) or (l) of the Prepetition Credit Agreement, as agreed between the Lenders and the Loan Parties, that, under applicable law, are senior to, and have not been subordinated to, the Liens of the Collateral Agent, but only to the extent that such existing Liens are valid, perfected, enforceable and unavoidable Liens as of the Petition Date.

“Permitted Variance” shall mean, initially for the first four weeks after the Closing Date (commencing on May 2, 2016) and thereafter on a two-week basis (each such period, a “Testing Period”): (i) all favorable variances, (ii) an unfavorable variance of no more than 15% for each of actual aggregate receipts and disbursements as compared to the budgeted amounts of aggregate receipts and disbursements, respectively, set forth in the Budget with respect to the applicable Testing Period.  The Permitted Variance with respect to each Testing Period shall be determined and reported to the Administrative Agent and the Lenders not later than Friday immediately following each such Testing Period.  Additional variances, if any, from the Budget, and any proposed changes to the Budget, shall be subject to the approval of the Administrative Agent at the direction of the Required Lenders.

“Person” shall mean any natural person, corporation, business trust, joint venture, association, company, limited liability company, partnership, Governmental Authority or other entity.

“Petition Date” has the meaning assigned to such term in the recitals to this Agreement.

“Plan” shall mean any employee pension benefit plan (other than a Multiemployer Plan, but including any “multiple employer” pension plan within the meaning of Sections 4063 and 4064 of ERISA) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 307 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” (as defined in Section 3(5) of ERISA) or “contributing sponsor” (as defined in Section 4001(a)(13) of ERISA).

“Platform” shall have the meaning assigned to such term in Section 9.01.

“Post-Carve-Out Trigger Notice Cap” shall have the meaning assigned to such term in Section 2.23(d).

“Prepackaged Plan” shall have the meaning assigned to such term in Section 9.20.

“Prepetition Agents” shall mean the “Agents” as defined in the Prepetition Credit Agreement as of the Closing Date.

“Prepetition Credit Agreement” shall have the meaning assigned to such term in the recitals to this Agreement.

“Prepetition Credit Agreement Liens” shall have the meaning assigned to such term in the definition of “DIP Lien”.

“Prepetition Lenders” shall mean the “Lenders” as defined in the Prepetition Credit Agreement as of the Closing Date.

“Prepetition Loan Documents” shall mean the “Loan Documents” as defined in the Prepetition Credit Agreement as of the Closing Date.

“Prepetition Obligations” shall mean the “Obligations” as defined in the Prepetition Credit Agreement as of the Closing Date.

“Prepetition Payment” shall mean a payment (by way of adequate protection or otherwise) of principal or interest or otherwise on account of any pre-petition Indebtedness, Trade Payables or other pre-petition claims against any Debtor.

“Prepetition Superpriority Claims” shall have the meaning assigned to such term in the Orders.

“Prime Rate” shall mean the rate of interest per annum determined from time to time by Credit Suisse as its prime rate in effect at its principal office in New York City and notified to the Borrower.  The prime rate is a rate set by Credit Suisse based upon various factors including Credit Suisse’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such rate.

“Professional” shall have the meaning assigned to such term in Section 2.23(d).

“Professional Fees” shall have the meaning assigned to such term in Section 2.23(d).

“Pro Rata Percentage” of any L/C Credit Lender at any time shall mean the percentage of the Total L/C Credit Commitment represented by such Lender’s L/C Credit Commitment. In the event the L/C Credit Commitments shall have expired or been terminated, the Pro Rata Percentages shall be determined on the basis of the L/C Credit Commitments most recently in effect, giving effect to any subsequent assignments.

“Public Lender” shall have the meaning assigned to such term in Section 9.01.

“Real Properties” shall mean the owned real properties and leasehold and subleasehold interests of the Loan Parties specified on Schedule 1.01(c).

“Recovery Event”:  any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any asset of any Loan Party giving rise to Net Cash Proceeds to such Loan Party, as the case may be, to the extent that such settlement or payment does not constitute reimbursement or compensation for amounts previously paid by the Borrower or any other Loan Party in respect of such casualty or condemnation.

“Register” shall have the meaning assigned to such term in Section 9.04(d).

“Regulation T” shall mean Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation U” shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation X” shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Related Fund” shall mean, with respect to any Lender that is a fund, account or investment vehicle that invests in bank loans, any other fund, account or investment vehicle that invests in bank loans and is managed, advised or sub-advised by the same investment advisor or sub-advisor as such Lender or by an Affiliate of such investment advisor or sub-advisor.

“Related Parties” shall mean, with respect to any specified Person, such Person’s Affiliates and the respective officers, directors, employees, controlling persons, agents, advisors, attorneys and representatives of such Person and such Person’s Affiliates.

“Related Persons” shall mean the Sponsor and each of the Sponsor’s direct and indirect subsidiaries and Affiliates, other than the Loan Parties.

“Release” shall mean any actual or threatened release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment or within, under, from or upon any building, structure, facility or fixture.

“Released DIP Parties” shall have the meaning assigned to such term in Section 2.25(d).

“Released Parties” shall have the meaning assigned to such term in Section 5.08(c).

“Releasing Parties” shall have the meaning assigned to such term in Section 2.25(d).

“Required Lenders” shall mean, at any time, Lenders having Loans (excluding Loans held, directly or indirectly, by Sponsor or any of its Affiliates), L/C Exposure and unused L/C Credit Commitments and Term Loan Commitments representing more than 50% of the sum of all Loans outstanding (excluding Loans held, directly or indirectly, by Sponsor or any of its Affiliates), L/C Exposure and unused L/C Credit Commitments and Term Loan Commitments at such time; provided that the L/C Loans, L/C Exposure and unused L/C Credit Commitments and Term Loan Commitments of any Defaulting Lender shall be disregarded in the determination of the Required Lenders at any time.

“Requisite Consenting Lenders” shall have the meaning assigned to such term in Section 9.20.

“Responsible Officer” of any Person shall mean any executive officer or Financial Officer of such Person and any other officer or similar official thereof responsible for the administration of the obligations of such Person in respect of this Agreement.

“Restricted Payment” shall mean (i) any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in Holdings, the Borrower or any Subsidiary, (ii) any payment (whether in cash or other property (excluding Equity Interests of Holdings that are not Disqualified Stock)), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Equity Interests in Holdings, the Borrower or any Subsidiary, (iii) any payment or distribution to Sponsor or Manager, (iv) any bonus payments in respect of any warrants, options, repurchase of stock or any other related distributions or (v) any bonus payments to executive officers of the Loan Parties and their Subsidiaries in excess of the amounts set forth in the Budget, if any.

“RSA” shall have the meaning assigned to such term in Section 4.02(w).

“S&P” shall mean Standard & Poor’s Ratings Service, or any successor thereto.

“Secured Parties” shall mean (a) the Lenders, (b) the Administrative Agent, (c) the Collateral Agent, (d) any Issuing Bank, (e) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document and (f) the successors and assigns of each of the foregoing.

“Security Documents” shall mean the Guarantee and Collateral Agreement and each of the security agreements and other instruments and documents executed and delivered pursuant to any of the foregoing or pursuant to Section 5.12.

“SPV” shall have the meaning assigned to such term in Section 9.04(i).

“Sponsor” shall mean collectively, Sterling Investment Partners, L.P., Sterling Investment Partners II, L.P., Sterling Investment Partners III, L.P. and any fund formed after the date hereof that is sponsored by Sterling Investment Partners and managed by Sterling Investment Partners or an Affiliate thereof.

“Statutory Reserves” shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and any other banking authority, domestic or foreign, to which the Administrative Agent or any Lender (including any branch, Affiliate or other fronting office making or holding a Loan) is subject for Eurocurrency Liabilities (as defined in Regulation D of the Board).  Eurodollar Loans shall be deemed to constitute Eurocurrency Liabilities (as defined in Regulation D of the Board) and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“subsidiary” shall mean, with respect to any Person (herein referred to as the “parent”), any corporation, partnership, limited liability company, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, Controlled or held, or (b) that is, at the time any determination is made, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” shall mean any subsidiary of the Borrower, including any newly formed subsidiary of the Borrower.

“Subsidiary Guarantor” shall mean each Subsidiary listed on Schedule 1.01(b), and each other Subsidiary that is or becomes a party to the Guarantee and Collateral Agreement, other than a Foreign Subsidiary.

“Taxes” shall mean any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

“Term Borrowing” shall mean a Borrowing comprised of Term Loans.

“Term Lender” shall mean a Lender with a Term Loan Commitment or an outstanding Term Loan.

“Term Loan Commitment” shall mean, with respect to each Lender, the commitment of such Lender to make Term Loans hereunder as set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender assumed its Term Loan Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04; provided, notwithstanding the foregoing, until the ratings described in Section 5.16 have been obtained, the Lenders designated on Schedule 2.01 as being “Ratings required” shall have no Term Loan Commitment hereunder and any such Lender’s portion of the Term Loan Commitments set forth on Schedule 2.01 shall be deemed ratably allocated to the Term Lenders not so designated.

“Term Loan Maturity Date” shall mean the DIP Termination Date.

“Term Loans” shall mean the term loans made by the Lenders to the Borrower pursuant to clause (i) of Section 2.01(a).

“Total L/C Credit Commitment” shall mean, at any time, the aggregate amount of the L/C Credit Commitments, as in effect at such time. The initial Total L/C Credit Commitment is $30,611,941.

“Trade Payables”:  with respect to any Person, any accounts payable or any indebtedness or monetary obligation to trade creditors created, assumed or guaranteed by such Person arising in the ordinary course of business in connection with the acquisition of goods or services.

“Transactions” shall mean, collectively, (a) the execution, delivery and performance by the Loan Parties of the Loan Documents to which they are a party, the Borrowings hereunder and the use of the proceeds thereof, and the grant of Liens by the Loan Parties on the Collateral pursuant to this Agreement, the Orders and the Security Documents, (ii) the commencement and filing of the Chapter 11 Cases and (iii) the payment of all fees, costs and expenses associated with all of the foregoing.

“Trigger Date” shall have the meaning assigned to such term in Section 2.23(d).

“Type”, when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, the term “Rate” shall mean the Adjusted LIBO Rate and the Alternate Base Rate.

“Uniform Customs” shall have the meaning assigned to such term in Section 9.07.

“USA PATRIOT Act” shall mean The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)).

“Variance Report” shall have the meaning assigned to such term in Section 5.04(l)

“Voluntary Prepayments” shall mean a prepayment of principal of Term Loans pursuant to Section 2.12 in any fiscal year to the extent that such prepayment reduces the scheduled installments of principal due in respect of Term Loans in any subsequent fiscal year.

“Wholly Owned Subsidiary” of any Person shall mean a subsidiary of such Person of which securities (except for directors’ qualifying shares) or other ownership interests representing 100% of the Equity Interests are, at the time any determination is being made, owned, Controlled or held by such Person or one or more wholly owned Subsidiaries of such Person or by such Person and one or more wholly owned Subsidiaries of such Person.

“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Write-Down and Conversion Powers” shall mean, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

SECTION 1.02.  Terms Generally.  The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”; and the words “asset” and “property” shall be construed as having the same meaning and effect and to refer to any and all types of tangible and intangible assets and properties, including cash, securities, accounts and contract rights. All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, (a) any reference in this Agreement to any Loan Document shall mean such document as amended, restated, supplemented or otherwise modified from time to time, in each case, in accordance with the express terms of this Agreement, and (b) all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that if the Borrower notifies the Administrative Agent that the Borrower wishes to amend any covenant in Article VI or any related definition to eliminate the effect of any change in GAAP occurring after the date of this Agreement on the operation of such covenant (or if the Administrative Agent notifies the Borrower that the Required Lenders wish to amend Article VI or any related definition for such purpose), then the Borrower’s compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Required Lenders.

SECTION 1.03.  [Reserved]. .

SECTION 1.04.  Classification of Loans and Borrowings.  For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “L/C Loan”) or by Type (e.g., a “Eurodollar Loan”) or by Class and Type (e.g., a “Eurodollar L/C Loan”). Borrowings also may be classified and referred to by Class (e.g., a “L/C Credit Borrowing”) or by Type (e.g., a “Eurodollar Borrowing”) or by Class and Type (e.g., a “Eurodollar L/C Credit Borrowing”).

ARTICLE II

The Credits

SECTION 2.01.  Commitments.  (a)  Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly, (i) to make a Term Loan to the Borrower on the Closing Date in a principal amount not to exceed its pro rata share of $15,000,000 (the “Initial Borrowing”) based on its Term Loan Commitment, (ii) following entry of the Final Order and upon five (5) business days’ prior written notice,, to make a Term Loan to the Borrower in a principal amount not to exceed its pro rata share of $40,000,000 (the “Final Borrowing”) based on its Term Loan Commitment, and (iii) to make L/C Loans in accordance with Section 2.02(f) until the earlier of the L/C Credit Maturity Date and the termination of the L/C Credit Commitment of such Lender in accordance with the terms hereof, in an aggregate principal amount at any time outstanding that will not result in such Lender’s L/C Credit Exposure exceeding such Lender’s L/C Credit Commitment.  Within the limits set forth in clause (iii) of the preceding sentence and subject to the terms, conditions and limitations set forth herein, the Borrower may borrower, pay or prepay and reborrow L/C Loans. Amounts paid or prepaid in respect of Term Loans may not be reborrowed.

SECTION 2.02.  Loans.  (a)  Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their applicable Commitments; provided, however, that the failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender).  Except for Loans deemed made pursuant to Section 2.02(f), the Loans comprising any Borrowing shall be in an aggregate principal amount that is (i) an integral multiple of $1,000,000 and not less than $2,000,000 or (ii) equal to the remaining available balance of the applicable Commitments.

(b)   Subject to Sections 2.02(f), 2.08 and 2.15, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request pursuant to Section 2.03.  Each Lender may at its option make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement. Borrowings of more than one Type may be outstanding at the same time; provided, however, that the Borrower shall not be entitled to request any Borrowing that, if made, would result in more than six Eurodollar Borrowings outstanding hereunder at any time. For purposes of the foregoing, Borrowings having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings.

(c)   Except with respect to Loans made pursuant to Section 2.02(f), each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to such account in New York City as the Administrative Agent may designate not later than 1:00 p.m., New York City time, and the Administrative Agent shall promptly credit the amounts so received to an account designated by the Borrower in the applicable Borrowing Request or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders.

(d)   Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with paragraph (c) above and the Administrative Agent may, but shall not be obligated to, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If the Administrative Agent shall have so made funds available then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower to but excluding the date such amount is repaid to the Administrative Agent at (i) in the case of the Borrower, a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, a rate determined by the Administrative Agent to represent its cost of overnight or short-term funds (which determination shall be conclusive absent manifest error). If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender’s Loan as part of such Borrowing for purposes of this Agreement.

(e)   [Reserved].

(f)   If the Issuing Bank shall not have received from the Borrower the payment required to be made by Section 2.22(e) within the time specified in such Section, the Issuing Bank will promptly notify the Administrative Agent of the L/C Disbursement and the Administrative Agent will promptly notify each L/C Credit Lender of such L/C Disbursement and its Pro Rata Percentage thereof.  Each L/C Credit Lender shall pay by wire transfer of immediately available funds to the Administrative Agent not later than 2:00 p.m., New York City time, on such date (or, if such L/C Credit Lender shall have received such notice later than 12:00 (noon), New York City time, on any day, not later than 10:00 a.m., New York City time, on the immediately following Business Day), an amount equal to such Lender’s Pro Rata Percentage of such L/C Disbursement (it being understood that (i) if the conditions precedent to borrowing set forth in Sections 4.01(b) and (c) have been satisfied, such amount shall be deemed to constitute an ABR L/C Loan of such Lender and, to the extent of such payment, the obligations of the Borrower in respect of such L/C Disbursement shall be discharged and replaced with the resulting ABR L/C Credit Borrowing, and (ii) if such conditions precedent to borrowing have not been satisfied, then any such amount paid by any L/C Credit Lender shall not constitute a Loan and shall not relieve the Borrower from its obligation to reimburse such L/C Disbursement), and the Administrative Agent will promptly pay to the Issuing Bank amounts so received by it from the L/C Credit Lenders. The Administrative Agent will promptly pay to the Issuing Bank any amounts received by it from the Borrower pursuant to Section 2.22(e) prior to the time that any L/C Credit Lender makes any payment pursuant to this paragraph (f); any such amounts received by the Administrative Agent thereafter will be promptly remitted by the Administrative Agent to the L/C Credit Lenders that shall have made such payments and to the Issuing Bank, as their interests may appear. If any L/C Credit Lender shall not have made its Pro Rata Percentage of such L/C Disbursement available to the Administrative Agent as provided above, such Lender and the Borrower severally agree to pay interest on such amount, for each day from and including the date such amount is required to be paid in accordance with this paragraph to but excluding the date such amount is paid, to the Administrative Agent for the account of the Issuing Bank at (i) in the case of the Borrower, a rate per annum equal to the interest rate applicable to L/C Loans pursuant to Section 2.06(a), and (ii) in the case of such Lender, for the first such day, the Federal Funds Effective Rate, and for each day thereafter, the Alternate Base Rate.

(g)   Pending use in accordance with the Budget, all proceeds of the Term Loans shall be deposited into a Controlled Account (after the establishment thereof in accordance with Section 5.15) and invested at all times in cash and Permitted Investments.

SECTION 2.03.  Borrowing Procedure.  In order to request a Borrowing (other than a deemed Borrowing pursuant to Section 2.02(f), as to which this Section 2.03 shall not apply), the Borrower shall notify the Administrative Agent in writing of such request (a) subject to clause (c) below, in the case of a Eurodollar Borrowing, not later than 12:00 (noon), New York City time, three Business Days before a proposed Borrowing (or, in the case of the Closing Date, such later date on or before the Closing Date as the

Administrative Agent may agree), (b) subject to clause (c) below, in the case of an ABR Borrowing, not later than 10:00 a.m., New York City time, on the day of the proposed Borrowing and (c) in the case of the Term Loan borrowed pursuant to Section 2.01(a)(ii), not later than 12:00 (noon), New York City time, five Business Days before a proposed Borrowing.  Each such Borrowing Request shall be irrevocable and shall specify the following information: (i) whether the Borrowing is to be a Eurodollar Borrowing with an Interest Period in excess of one month or an ABR Borrowing; (ii) the date of such Borrowing (which shall be a Business Day); (iii) [reserved]; (iv) the amount of such Borrowing; and (v) if such Borrowing is to be a Eurodollar Borrowing, the Interest Period with respect thereto; provided, however, that, notwithstanding any contrary specification in any Borrowing Request, each requested Borrowing shall comply with the requirements set forth in Section 2.02. If no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period with respect to any Eurodollar Borrowing is specified in any such notice, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. The Administrative Agent shall promptly advise the applicable Lenders of any notice given pursuant to this Section 2.03 (and the contents thereof) and of each Lender’s portion of the requested Borrowing (it being understood that in the event that any Lender does not fund the full amount of its pro rata share of the Loans, each remaining Lender shall have the option of participating in the resulting shortfall in a pro rata amount based on its respective portion of the Commitments).

SECTION 2.04.  Evidence of Debt; Repayment of Loans.  (a)  The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender (i) the principal amount of each Term Loan of such Lender as provided in Section 2.11 and (ii) the then unpaid principal amount of each L/C Loan of such Lender on the L/C Credit Maturity Date.

(b)   Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

(c)   The Administrative Agent shall maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Class and Type thereof and, if applicable, the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower or any Guarantor and each Lender’s share thereof.

(d)   The entries made in the accounts maintained pursuant to paragraphs (b) and (c) above shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay the Loans in accordance with their terms.

(e)   Any Lender may request that Loans made by it hereunder be evidenced by a promissory note.  In such event, the Borrower shall execute and deliver to such Lender a promissory note payable to such Lender and its registered assigns and in a form and substance reasonably acceptable to the Administrative Agent and the Borrower. Notwithstanding any other provision of this Agreement, in the event any Lender shall request and receive such a promissory note, the interests represented by such note shall at all times (including after any assignment of all or part of such interests pursuant to Section 9.04) be represented by one or more promissory notes payable to the payee named therein or its registered assigns.

SECTION 2.05.  Fees.  (a)  The Borrower agrees to pay to each Lender (which is not a Defaulting Lender), through the Administrative Agent, on the last Business Day of each Fiscal Quarter and on each date on which any Commitment of such Lender shall expire or be terminated as provided herein, a commitment fee (a “Commitment Fee”) equal to 1.00% per annum on the daily unused amount of the L/C Credit Commitment of such Lender during the preceding quarter (or other period commencing with the date hereof or ending with the L/C Credit Maturity Date or the date on which the L/C Credit Commitments of such Lender shall expire or be terminated). All Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days.

(b)   The Borrower agrees to pay to the Administrative Agent the fees set forth in the Fee Letter at the times and in the amounts specified therein (the “Administrative and Upfront Fees”).

(c)   The Borrower agrees to pay (i) to each L/C Credit Lender (which is not a Defaulting Lender), through the Administrative Agent, on the last Business Day of each Fiscal Quarter and on the date on which the L/C Credit Commitment of such Lender shall be terminated as provided herein, a fee (an “L/C Participation Fee”) calculated on such Lender’s Pro Rata Percentage of the daily aggregate L/C Exposure (excluding the portion thereof attributable to unreimbursed L/C Disbursements) during the preceding quarter (or shorter period commencing with the date hereof or ending with the L/C Credit Maturity Date or the date on which all Letters of Credit have been canceled or have expired and the L/C Credit Commitments of all Lenders shall have been terminated) at a rate equal to 4.00% per annum, and (ii) to the Issuing Bank with respect to each Letter of Credit (A) a 0.25% per annum fronting fee payable on the daily issued but undrawn amount of all outstanding Letters of Credit and (B) the Issuing Bank’s customary and reasonable fees and charges in connection with all amendments, extensions, draws and other actions with respect to the Letters of Credit specified from time to time by the Issuing Bank (collectively, the “Issuing Bank Fees”). All L/C Participation Fees and Issuing Bank Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days.

(d)   All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders, except that the Issuing Bank Fees shall be paid directly to the Issuing Bank. Once paid, none of the Fees shall be refundable under any circumstances.

SECTION 2.06.  Interest on Loans.  (a)  Subject to the provisions of Section 2.07, the Loans comprising each ABR Borrowing, shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days at all times and calculated from and including the date of such Borrowing to but excluding the date of repayment thereof) at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin.

(b)   Subject to the provisions of Section 2.07, the Loans comprising each Eurodollar Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin.

(c)   Interest on each Loan shall be payable on the Interest Payment Dates applicable to such Loan except as otherwise provided in this Agreement. The applicable Alternate Base Rate or Adjusted LIBO Rate for each Interest Period or day within an Interest Period, as the case may be, shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

SECTION 2.07.  Default Interest.  If any Event of Default has occurred and is continuing then, from the date of such occurrence and for so long as such Event of Default is continuing, to the extent permitted by law, all amounts outstanding under this Agreement and the other Loan Documents shall bear interest (after as well as before judgment), payable on demand, (a) in the case of principal, at the rate otherwise applicable to such Loan pursuant to Section 2.06 plus 2.00% per annum and (b) in all other cases, at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days at all times) equal to the rate that would be applicable to an ABR Loan plus 2.00% per annum.

SECTION 2.08.  Alternate Rate of Interest.  In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Borrowing the Administrative Agent shall have determined that Dollar deposits in the principal amounts of the Loans comprising such Borrowing are not generally available in the London interbank market, or that the rates at which such Dollar deposits are being offered will not adequately and fairly reflect the cost to the Required Lenders of making or maintaining Eurodollar Loans during such Interest Period, or that reasonable means do not exist for ascertaining the Adjusted LIBO Rate, the Administrative Agent shall, as soon as practicable thereafter, give written or fax notice of such determination to the Borrower and the Lenders. In the event of any such determination, until the Administrative Agent shall have advised the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, any request by the Borrower for a Eurodollar Borrowing pursuant to Section 2.03 or 2.10 shall be deemed to be a request for an ABR Borrowing.  Each determination by the Administrative Agent under this Section 2.08 shall be conclusive absent manifest error.

SECTION 2.09.  Termination and Reduction of Commitments.  (a)  The Term Loan Commitments shall automatically terminate upon the making of the Final Borrowing, with the portion thereof applicable to the Initial Borrowing terminating upon the making of the Term Loan on the Closing Date. The L/C Credit Commitments shall automatically terminate on the L/C Credit Maturity Date.  The L/C Issuing Commitment shall automatically terminate on the earlier to occur of (i) the termination of the L/C Credit Commitments and (ii) the date 5 days prior to the L/C Credit Maturity Date.

SECTION 2.10.  Conversion and Continuation of Borrowings.  The Borrower shall have the right at any time upon prior irrevocable written notice to the Administrative Agent (a) not later than 12:00 (noon), New York City time, three Business Days prior to conversion, to convert any Eurodollar Borrowing into an ABR Borrowing, (b) not later than 12:00 (noon), New York City time, three Business Days prior to conversion or continuation, to convert any ABR Borrowing into a Eurodollar Borrowing or to continue any Eurodollar Borrowing as a Eurodollar Borrowing for an additional Interest Period, and (c) not later than 12:00 (noon), New York City time, three Business Days prior to conversion, to convert the Interest Period with respect to any Eurodollar Borrowing to another permissible Interest Period, subject in each case to the following:

(i)  each conversion or continuation shall be made pro rata among the Lenders in accordance with the respective principal amounts of the Loans comprising the converted or continued Borrowing;

(ii)  if less than all the outstanding principal amount of any Borrowing shall be converted or continued, then each resulting Borrowing shall satisfy the limitations specified in Sections 2.02(a) and 2.02(b) regarding the principal amount and maximum number of Borrowings of the relevant Type;

(iii)  each conversion shall be effected by each Lender and the Administrative Agent by recording for the account of such Lender the new Loan of such Lender resulting from such conversion and reducing the Loan (or portion thereof) of such Lender being converted by an equivalent principal amount; accrued interest on any Eurodollar Loan (or portion thereof) being converted shall be paid by the Borrower at the time of conversion;

(iv)  if any Eurodollar Borrowing is converted at a time other than the end of the Interest Period applicable thereto, the Borrower shall pay, upon demand, any amounts due to the Lenders pursuant to Section 2.16;

(v)  any portion of a Borrowing maturing or required to be repaid in less than one month may not be converted into or continued as a Eurodollar Borrowing;

(vi)  any portion of a Eurodollar Borrowing that cannot be converted into or continued as a Eurodollar Borrowing by reason of the immediately preceding clause shall be automatically converted at the end of the Interest Period in effect for such Borrowing into an ABR Borrowing;

(vii)  no Interest Period may be selected for any Eurodollar Term Borrowing that would end later than the Term Loan Maturity Date occurring on or after the first day of such Interest Period if, after giving effect to such selection, the aggregate outstanding amount of (A) the Eurodollar Term Borrowings comprised of Term Loans, with Interest Periods ending on or prior to the Term Loan Maturity Date and (B) the ABR Term Borrowings comprised of Term Loans, would not be at least equal to the principal amount of Term Borrowings to be paid on the Term Loan Maturity Date; and

(viii)  upon notice to the Borrower from the Administrative Agent given at the request of the Required Lenders, after the occurrence and during the continuance of an Event of Default, no outstanding Loan may be converted into, or continued as, a Eurodollar Loan.

Each notice pursuant to this Section 2.10 shall be irrevocable and shall refer to this Agreement and specify (i) the identity and amount of the Borrowing that the Borrower requests be converted or continued, (ii) whether such Borrowing is to be converted to or continued as a Eurodollar Borrowing or an ABR Borrowing, (iii) if such notice requests a conversion, the date of such conversion (which shall be a Business Day) and (iv) if such Borrowing is to be converted to or continued as a Eurodollar Borrowing, the Interest Period with respect thereto. If no Interest Period is specified in any such notice with respect to any conversion to or continuation as a Eurodollar Borrowing, the Borrower shall be deemed to have selected an Interest Period of one month’s duration. The Administrative Agent shall advise the Lenders of any notice given pursuant to this Section 2.10 and of each Lender’s portion of any converted or continued Borrowing. If the Borrower shall not have given notice in accordance with this Section 2.10 to continue any Borrowing into a subsequent Interest Period (and shall not otherwise have given notice in accordance with this Section 2.10 to convert such Borrowing), such Borrowing shall, at the end of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof), automatically be continued as the same Type of Borrowing (provided that in the case of a continuation as a Eurodollar Borrowing, the Interest Period shall be of one month’s duration).

SECTION 2.11.  Repayment of Term Borrowings.  (a)  [Reserved].

(b)   All Loans shall be due and payable on the DIP Termination Date without further application to or order from the Bankruptcy Court, together with accrued and unpaid interest on the principal amount to be paid to but excluding the date of payment.

(c)   All repayments pursuant to this Section 2.11 shall be subject to Section 2.16, but shall otherwise be without premium or penalty.

SECTION 2.12.  Voluntary Prepayment.  (a)  The Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, upon at least three Business Days’ prior written or fax notice (or telephone notice promptly confirmed by written or fax notice) to the Administrative Agent before 12:00 (noon), New York City time, in the case of Eurodollar Loans, or written or fax notice (or telephone notice promptly confirmed by written or fax notice) to the Administrative Agent before 10:00 a.m., New York City time, on the date of prepayment, in the case of

ABR Loans; provided, however, that each partial prepayment shall be in an amount that is an integral multiple of $1,000,000 and not less than $2,000,000, in the case of Term Loans, or $200,000 and not less than $1,000,000, in the case of L/C Loans.

(b)   [Reserved].

(c)   Each notice of prepayment shall specify the prepayment date and the principal amount of each Borrowing (or portion thereof) to be prepaid, shall be irrevocable and shall commit the Borrower to prepay such Borrowing by the amount stated therein on the date stated therein; provided, however, that if such prepayment is for all of the then outstanding Loans, then the Borrower may revoke such notice and/or extend the prepayment date by not more than five Business Days; provided further, however, that the provisions of Section 2.16 shall apply with respect to any such revocation or extension.  All prepayments under this Section 2.12 shall be subject to Section 2.16, but otherwise without premium or penalty, and other than prepayments of ABR L/C Loans that are not made in connection with the termination or permanent reduction of the L/C Credit Commitments, shall be accompanied by accrued and unpaid interest on the principal amount to be prepaid to but excluding the date of payment.

SECTION 2.13.  Mandatory Prepayments.  (a)  In the event of any termination of all the L/C Credit Commitments, the Borrower shall, on the date of such termination, repay or prepay all its outstanding L/C Credit Borrowings and replace or cause to be canceled (or make other arrangements reasonably satisfactory to the Administrative Agent and the Issuing Bank with respect to) all outstanding Letters of Credit. If, after giving effect to any partial reduction of the L/C Credit Commitments or at any other time, the Aggregate L/C Credit Exposure would exceed the Total L/C Credit Commitment, then the Borrower shall, on the date of such reduction or at such other time, repay or prepay L/C Credit Borrowings and, after the L/C Credit Borrowings shall have been repaid or prepaid in full, replace or cause to be canceled (or make other arrangements reasonably satisfactory to the Administrative Agent and the Issuing Bank with respect to) Letters of Credit, in each case in an amount sufficient to eliminate such excess.

(b)   In the event that on or after the Closing Date the Borrower or any Subsidiary shall make an Asset Sale of Collateral that is not permitted by Section 6.05, or a Recovery Event in respect of Collateral shall occur, not later than the third Business Day following the receipt of Net Cash Proceeds therefrom, the Borrower shall apply 100% of the Net Cash Proceeds received with respect thereto to prepay outstanding Loans in accordance with Section 2.13(f); provided, however, that, so long as no Default or Event of Default has occurred and is continuing, Net Cash Proceeds from any Recovery Event shall not be required to be applied to prepay the Loans to the extent the Borrower delivers to the Administrative Agent a certificate stating that the Loan Parties intend to use such Net Cash Proceeds to acquire capital assets useful to the business of the Loan Parties within 180 days of the receipt of such Net Cash Proceeds, it being expressly agreed that any Net Cash Proceeds not so reinvested shall be applied to prepay the Loans immediately thereafter.

(c)   Promptly upon receipt by any Loan Party or any of its Subsidiaries of cash proceeds from any Extraordinary Receipt not described in Section 2.13(b), the Borrower shall prepay the Loans in an aggregate amount equal to one hundred percent (100%) of the Net Cash Proceeds of such Extraordinary Receipt.

(d)   [Reserved].

(e)   In the event that any Loan Party or any subsidiary of a Loan Party shall receive Net Cash Proceeds from the issuance or incurrence of Indebtedness for money borrowed or Equity Interests of any Loan Party or any subsidiary of a Loan Party (other than any cash proceeds from the issuance or incurrence of Indebtedness for money borrowed permitted pursuant to Section 6.01), the Borrower shall, substantially simultaneously with (and in any event not later than the third Business Day next following) the receipt of such Net Cash Proceeds by such Loan Party or such subsidiary, apply an amount equal to 100% of such Net Cash Proceeds to prepay outstanding Loans in accordance with Section 2.13(f).

(f)   Mandatory prepayments under this Agreement (other than pursuant to Section 2.13(a)) shall be allocated first, pro rata among the Term Loans, next, to prepay outstanding L/C Loans without permanent reduction of the Total L/C Credit Commitment and thereafter to cash collateralize Letters of Credit in the manner set forth in Section 2.22(j).

(g)   The Borrower shall deliver to the Administrative Agent, at the time of each prepayment required under this Section 2.13, (i) a certificate signed by a Financial Officer of the Borrower setting forth in reasonable detail the calculation of the amount of such prepayment and (ii) to the extent practicable, at least four days’ prior irrevocable written notice of such prepayment. Each notice of prepayment shall specify the prepayment date, the Type of each Loan being prepaid and the principal amount of each Loan (or portion thereof) to be prepaid. All prepayments of Borrowings under this Section 2.13 shall be subject to Section 2.16, but shall otherwise be without premium or penalty, and shall be accompanied by accrued and unpaid interest on the principal amount to be prepaid to but excluding the date of payment.

SECTION 2.14.  Reserve Requirements; Change in Circumstances.  (a)  Notwithstanding any other provision of this Agreement, if any Change in Law shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by any Lender or the Issuing Bank (except any such reserve requirement which is reflected in the Adjusted LIBO Rate) or shall impose on such Lender or the Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein, and the result of any of the foregoing shall be to increase the cost to such Lender or the Issuing Bank of making or maintaining any Eurodollar Loan or increase the cost to any Lender of issuing or maintaining any Letter of Credit or purchasing or maintaining a participation therein or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or otherwise) by an amount deemed by such

Lender or the Issuing Bank to be material (except for any Taxes, since the treatment of Taxes is governed by Section 2.20), then the Borrower will pay to such Lender or the Issuing Bank, as the case may be, upon demand such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

(b)   If any Lender or the Issuing Bank shall have determined that any Change in Law regarding capital adequacy has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Bank’s capital or on the capital of such Lender’s or the Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made or participations in Letters of Credit purchased by such Lender pursuant hereto or the Letters of Credit issued by the Issuing Bank pursuant hereto to a level below that which such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Bank’s policies and the policies of such Lender’s or the Issuing Bank’s holding company with respect to capital adequacy) by an amount deemed by such Lender or the Issuing Bank to be material, then from time to time the Borrower shall pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company for any such reduction suffered.

(c)   A certificate of a Lender, the Issuing Bank or the Administrative Agent setting forth the amount or amounts necessary to compensate such Lender, the Issuing Bank or its holding company or the Administrative Agent, as applicable, as specified in paragraph (a) or (b) above shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender, the Issuing Bank or the Administrative Agent the amount shown as due on any such certificate delivered by it within 10 days after its receipt of the same.

(d)   Failure or delay on the part of any Lender or the Issuing Bank to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital shall not constitute a waiver of such Lender’s or the Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be under any obligation to compensate any Lender or the Issuing Bank under paragraph (a) or (b) above with respect to increased costs or reductions with respect to any period prior to the date that is 120 days prior to such request if such Lender or the Issuing Bank knew or could reasonably have been expected to know of the circumstances giving rise to such increased costs or reductions and of the fact that such circumstances would result in a claim for increased compensation by reason of such increased costs or reductions; provided further that the foregoing limitation shall not apply to any increased costs or reductions arising out of the retroactive application of any Change in Law within such 120-day period. The protection of this Section 2.14 shall be available to each Lender and the Issuing Bank regardless of any possible contention of the invalidity or inapplicability of the Change in Law that shall have occurred or been imposed.

SECTION 2.15.  Change in Legality.  (a)  Notwithstanding any other provision of this Agreement, if any Change in Law shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan, then, by written notice to the Borrower and to the Administrative Agent:

(i) such Lender may declare that Eurodollar Loans will not thereafter (for the duration of such unlawfulness) be made by such Lender hereunder (or be continued for additional Interest Periods) and ABR Loans will not thereafter (for such duration) be converted into Eurodollar Loans, whereupon any request for a Eurodollar Borrowing (or to convert an ABR Borrowing to a Eurodollar Borrowing or to continue a Eurodollar Borrowing for an additional Interest Period) shall, as to such Lender only, be deemed a request for an ABR Loan (or a request to continue an ABR Loan as such for an additional Interest Period or to convert a Eurodollar Loan into an ABR Loan, as the case may be), unless such declaration shall be subsequently withdrawn; and

(ii) such Lender may require that all outstanding Eurodollar Loans made by it be converted to ABR Loans, in which event all such Eurodollar Loans shall be automatically converted to ABR Loans as of the effective date of such notice as provided in paragraph (b) below.

In the event any Lender shall exercise its rights under (i) or (ii) above, all payments and prepayments of principal that would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender or the converted Eurodollar Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans.

(b)   For purposes of this Section 2.15, a notice to the Borrower by any Lender shall be effective as to each Eurodollar Loan made by such Lender, if lawful, on the last day of the Interest Period then applicable to such Eurodollar Loan; in all other cases such notice shall be effective on the date of receipt by the Borrower.

SECTION 2.16.  Breakage.  The Borrower shall indemnify each Lender against any loss (excluding loss of margin) or expense that such Lender may sustain or incur as a consequence of (a) any event, other than a default by such Lender in the performance of its obligations hereunder, which results in (i) such Lender receiving or being deemed to receive any amount on account of the principal of any Eurodollar Loan prior to the end of the Interest Period in effect therefor, (ii) the conversion of any Eurodollar Loan to an ABR Loan, or the conversion of the Interest Period with respect to any Eurodollar Loan, in each case other than on the last day of the Interest Period in effect therefor, or (iii) any Eurodollar Loan to be made by such Lender (including any Eurodollar Loan to be made pursuant to a conversion or continuation under Section 2.10) not being made after notice of such Loan shall have been given by the Borrower hereunder (any of the events referred to in this clause (a) being called a “Breakage Event”) or (b) any default in the making of any payment or prepayment required to be made hereunder. In the case of any Breakage Event, such loss shall include an amount equal to the excess, as reasonably determined by such Lender, of (i) its cost of obtaining funds for the Eurodollar Loan that is the subject of such Breakage Event for the period from the date of such Breakage Event to the last day of the Interest Period in effect (or that would have been in effect) for such Loan over (ii) the amount of interest likely to be realized by such Lender in redeploying the funds released or not utilized by reason of such Breakage Event for such period. A certificate of any Lender setting forth any amount or amounts which such Lender is entitled to receive pursuant to this Section 2.16 shall be delivered to the Borrower and shall be conclusive absent manifest error.

SECTION 2.17.  Pro Rata Treatment.  Subject to the express provisions of this Agreement which require, or permit, differing payments to be made to non-Defaulting Lenders as opposed to Defaulting Lenders, and as required under Section 2.15, each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Loans, each payment of the Commitment Fees, each reduction of the Term Loan Commitments or the L/C Credit Commitments and each conversion of any Borrowing to or continuation of any Borrowing as a Borrowing of any Type shall be allocated pro rata among the Lenders in accordance with their respective applicable Commitments (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their outstanding Loans). Each Lender agrees that in computing such Lender’s portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender’s percentage of such Borrowing to the next higher or lower whole Dollar amount.

SECTION 2.18.  Sharing of Setoffs.  Each Lender agrees that if it shall, through the exercise of a right of banker’s lien, setoff or counterclaim against the Borrower or any other Loan Party, or pursuant to a secured claim under Section 506 of the Bankruptcy Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Loan or Loans or L/C Disbursement as a result of which the unpaid principal portion of its Loans and participations in L/C Disbursements shall be proportionately less than the unpaid principal portion of the Loans and participations in L/C Disbursements of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the Loans and L/C Exposure of such other Lender, so that the aggregate unpaid principal amount of the Loans and L/C Exposure and participations in Loans and L/C Exposure held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Loans and L/C Exposure then outstanding as the principal amount of its Loans and L/C Exposure prior to such exercise of banker’s lien, setoff or counterclaim or other event was to the principal amount of all Loans and L/C Exposure outstanding prior to such exercise of banker’s lien, setoff or counterclaim or other event; provided, however, that (i) if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.18 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest, and (ii) the provisions of this Section 2.18 shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant.  The Borrower and Holdings expressly consent to the foregoing arrangements and agree that any Lender holding a participation in a Loan or L/C Disbursement deemed to have been so purchased may exercise any and all rights of banker’s lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower and Holdings to such Lender by reason thereof as fully as if such Lender had made a Loan directly to the Borrower in the amount of such participation.

SECTION 2.19.  Payments.  (a)  The Borrower shall make each payment (including principal of or interest on any Borrowing or any L/C Disbursement or any Fees or other amounts) hereunder and under any other Loan Document not later than 12:00 (noon), New York City time, on the date when due in immediately available Dollars, without setoff, defense or counterclaim. Each such payment (other than Issuing Bank Fees, which shall be paid directly to the Issuing Bank) shall be made to the Administrative Agent at its offices at Eleven Madison Avenue, New York, NY 10010.  All payments received by the Administrative Agent after 12:00 (noon), New York City time shall be deemed received on the next Business Day (in the Administrative Agent’s sole discretion) and any applicable interest shall continue to accrue.  The Administrative Agent shall promptly distribute to each Lender any payments received by the Administrative Agent on behalf of such Lender.

(b)   Except as otherwise expressly provided herein, whenever any payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder or under any other Loan Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.

SECTION 2.20.  Taxes.  (a)  Any and all payments by or on account of any obligation of the Borrower or any other Loan Party hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes; provided that if the Borrower or any other Loan Party shall be required by law to deduct any Indemnified Taxes from such payments, then (i) the Borrower or such Loan Party shall make such deductions, (ii) the Borrower or such Loan Party shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law and (iii) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.20) the Administrative Agent, each Lender  and the Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made.

(b)   In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c)   The Borrower shall indemnify the Administrative Agent, each Lender and the Issuing Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes paid by the Administrative Agent, such Lender or the Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower or any other Loan Party hereunder or under any other Loan Document (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.20) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto (other than penalties, interest or expenses attributable to the failure or delay by the Administrative Agent, such Lender or the Issuing Bank to make such written demand to the Borrower within 30 days of becoming aware that such Indemnified Taxes have been levied, imposed or asserted against it), whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or the Issuing Bank, or by the Administrative Agent on behalf of itself, a Lender or the Issuing Bank, shall be conclusive absent manifest error.

(d)   As soon as practicable after any payment of Indemnified Taxes by the Borrower or any other Loan Party to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e)   Each Foreign Lender shall deliver to the Borrower (with a copy to the Administrative Agent), on or prior to the date on which such Foreign Lender becomes a Lender hereunder, and at such other time or times prescribed by applicable law, or as reasonably requested by the Borrower:

(i) Duly completed copies of Internal Revenue Service Form W-8BEN or W-8BEN-E (or applicable successor form) claiming eligibility for benefits of an income tax treaty to which the United States is a party; or

(ii) Duly completed copies of Internal Revenue Service Form W-8ECI (or applicable successor form); or

(iii) in the case of a Foreign Lender that is not legally entitled to deliver a form described in Section 2.20(e)(i), both (1) a true, correct and properly completed and executed certificate of a duly authorized officer of such Foreign Lender in substantially the form of Exhibit J (the “Exemption Certificate”) to the effect that such Foreign Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (C) a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code, and (2) a true, correct and properly completed and executed Form W-8BEN or W-8BEN-E (or applicable successor form), together establishing that payments to such Foreign Lender under this Agreement or any other Loan Document are completely exempt from withholding tax under the portfolio interest exemption; or

(iv) in the case of a Foreign Lender that is not the beneficial owner of payments made under any Loan Document (including a partnership or a participating Lender), both (x) an IRS Form W-8IMY (or applicable successor form) on behalf of itself and (y) the relevant forms prescribed in clauses (i), (ii), and (iii) of this paragraph (e) that would be required of each such beneficial owner or partner of such partnership if such beneficial owner or partner were a Lender; provided, however, that if the Lender is a partnership and one or more of its partners are claiming the exemption for portfolio interest under Section 881(c) of the Code, such Lender may provide the certificate described in the foregoing clause (iii) above on behalf of such partners.

Any Lender that is not a Foreign Lender shall, upon written request of the Borrower, provide the Borrower (with a copy to the Administrative Agent) with two (2) true, correct and properly completed and executed Form W-9 (or applicable successor form) certifying that such Lender is entitled to an exemption from U.S. backup withholding tax.  Notwithstanding any other provision of this Section 2.20, a Lender shall not be required to deliver any form or documentation pursuant to this paragraph that such Lender is not legally able to deliver.

If a payment made to a recipient under any Loan Document would be subject to United States federal withholding tax imposed by FATCA if such recipient were to fail to comply with the applicable reporting requirements of FATCA, such recipient shall deliver to the Administrative Agent and Borrower at the time or times prescribed by law and at such time or times reasonably requested by the Administrative Agent or Borrower such documentation prescribed by applicable law and such additional documentation reasonably requested by the Administrative Agent or Borrower as may be necessary for the Administrative Agent and the Borrower to comply with their obligations under FATCA and to determine that such recipient has complied with such recipient’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of the preceding sentence, “FATCA” shall include any amendments made to FATCA after the Closing Date.

In addition, each Lender agrees to provide to the Borrower and Administrative Agent, upon the reasonable request of the Borrower, such other forms or documents as may be reasonably required under applicable law in order to establish an exemption from or eligibility for a reduction in the rate of imposition or assessment of any Indemnified Taxes imposed in respect of this Agreement or any other Loan Document.

On or prior to the date on which the Administrative Agent becomes the Administrative Agent under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower), the Administrative Agent will deliver to the Borrower either (i) an executed original copy of IRS Form W-9, or (ii) (x) with respect to any amounts received on its own account, an executed original copy of an applicable IRS Form W-8, and (y) with respect to any amounts received for or on account of any Lender, an executed original copy of IRS Form W-8 IMY certifying on Part I, Part II and Part VI thereof that it is a U.S. branch that has agreed to be treated as a U.S. person for U.S. federal tax purposes with respect to payments received by it from the Borrower in its capacity as Administrative Agent, as applicable. The Administrative Agent shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide the certification described in the prior sentence.

(f)   In the event any Person determines that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.20, then such Person shall pay over such refund (but only to the extent of indemnity payments made or additional amounts paid by the Borrower under this Section 2.20 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of such Person and without interest (other than interest paid by the relevant Governmental Authority with respect to such refund) to the Borrower within 20 Business Days from the date of receipt; provided, however, that the Borrower, upon the request of such Person, agrees to repay the amount paid over to the Borrower (plus any penalties, interest, or other charges imposed by the relevant Governmental Authority) to such Person in the event such Person is required to repay such refund to such Governmental Authority.  This clause (f) shall not be construed to require the Administrative Agent, any Lender or the Issuing Bank to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.

(g)   Each Lender shall severally indemnify the Administrative Agent for the full amount of (i) any Excluded Taxes attributable to such Lender, (ii) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), and (iii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(e) relating to the maintenance of a Participant Register, in each case, that are paid or payable by the Administrative Agent in connection with any Loan Document and any reasonable expenses arising therefrom or with respect thereto, whether or not such Excluded Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  The indemnity under this paragraph (g) shall be paid within 10 days after the Administrative Agent delivers to the applicable Lender a certificate stating the amount of Excluded Taxes so payable by the Administrative Agent.  Such certificate shall be conclusive of the amount so payable absent manifest error.

SECTION 2.21.  Assignment of Commitments Under Certain Circumstances; Duty to Mitigate.  (a)  In the event (i) any Lender or the Issuing Bank delivers a certificate requesting compensation pursuant to Section 2.14, (ii) any Lender or the Issuing Bank delivers a notice described in Section 2.15, (iii) the Borrower is required to pay any additional amount to any Lender or the Issuing Bank or any Governmental Authority on account of any Lender or the Issuing Bank pursuant to Section 2.20, or (iv) any Lender refuses to consent to any amendment, waiver or other modification of any Loan Document requested by the Borrower that requires the consent of a greater percentage of the Lenders than the Required Lenders and such amendment, waiver or other modification is consented to by the Required Lenders, then, in each case, the Borrower may (to the extent no Default or Event of Default is continuing), at its sole expense and effort (including with respect to the processing and recordation fee referred to in Section 9.04(b)), or the Required Lenders may, in each case, upon notice to such Lender or the Issuing Bank, as the case may be, and the Administrative Agent, require such Lender or the Issuing Bank to transfer and assign, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all of its interests, rights and obligations under this Agreement (or, in the case of clause (iv) above, all of its interests, rights and obligation with respect to the Class of Loans or Commitments that is the subject of the related consent, amendment, waiver or other modification) to an Eligible Assignee that shall assume such assigned obligations and, with respect to clause (iv) above, shall consent to such requested amendment, waiver or other modification of any Loan Documents (which assignee may be another Lender, if a Lender accepts such assignment); provided that (A) such assignment shall not conflict with any law, rule or regulation or order of any court or other Governmental Authority having jurisdiction, (B) the Borrower, as applicable, shall have received the prior written consent of the Administrative Agent (and, if a L/C Credit Commitment is being assigned, of the Issuing Bank), which consents shall not unreasonably be withheld or delayed and (C) the Borrower or such assignee shall have paid to the affected Lender or the Issuing Bank in immediately available funds an amount equal to the sum of the principal of and interest accrued to the date of such payment on the outstanding Loans or L/C Disbursements of such Lender or the Issuing Bank, respectively, plus all Fees and other amounts accrued for the account of such Lender or the Issuing Bank hereunder with respect thereto (including any amounts under Sections 2.14 and 2.16), provided that, if prior to any such transfer and assignment the circumstances or event that resulted in such Lender’s or the Issuing Bank’s claim for compensation under Section 2.14, notice under Section 2.15 or the amounts paid pursuant to Section 2.20, as the case may be, cease to cause such Lender or the Issuing Bank to suffer increased costs or reductions in amounts received or receivable or reduction in return on capital, or cease to have the consequences specified in Section 2.15, or cease to result in amounts being payable under Section 2.20, as the case may be (including as a result of any action taken by such Lender or the Issuing Bank pursuant to paragraph (b) below), or if such Lender or the Issuing Bank shall waive its right to claim further compensation under Section 2.14 in respect of such circumstances or event or shall withdraw its notice under Section 2.15 or shall waive its right to further payments under Section 2.20 in respect of such circumstances or event or shall consent to the proposed amendment, waiver, consent or other modification, as the case may be, then such Lender or the Issuing Bank shall not thereafter be required to make any such transfer and assignment hereunder. Each Lender and the Issuing Bank hereby grants to the Administrative Agent an irrevocable power of attorney (which power is coupled with an interest) to execute and deliver, on behalf of such Lender or the Issuing Bank, as the case may be, as assignor, any Assignment and Acceptance necessary to effectuate any assignment of such Lender’s or the Issuing Bank’s interests hereunder in the circumstances contemplated by this paragraph (a) of Section 2.21.

(b)   If (i) any Lender or the Issuing Bank shall request compensation under Section 2.14, (ii) any Lender or the Issuing Bank delivers a notice described in Section 2.15 or (iii) the Borrower is required to pay any additional amount to any Lender or the Issuing Bank or any Governmental Authority on account of any Lender or the Issuing Bank, pursuant to Section 2.20, then such Lender or the Issuing Bank shall use reasonable efforts (which shall not require such Lender or the Issuing Bank to incur an unreimbursed loss or unreimbursed cost or expense or otherwise take any action inconsistent with its internal policies or legal or regulatory restrictions or suffer any disadvantage or burden deemed by it to be significant) (A) to file any certificate or document reasonably requested in writing by the Borrower or (B) to assign its rights and delegate and transfer its obligations hereunder to another of its offices, branches or affiliates, if such filing or assignment would reduce its claims for compensation under Section 2.14 or enable it to withdraw its notice pursuant to Section 2.15 or would reduce amounts payable pursuant to Section 2.20, as the case may be, in the future. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender or the Issuing Bank in connection with any such filing or assignment, delegation and transfer.

SECTION 2.22.  Letters of Credit.  (a)  General.  The Borrower may request the issuance of a Letter of Credit for its own account or for the account of any of its Wholly Owned Subsidiaries (in which case the Borrower and such Wholly Owned Subsidiary shall be co-applicants with respect to such Letter of Credit), in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time while the L/C Issuing Commitment remains in effect as set forth in Section 2.09(a). This Section 2.22 shall not be construed to impose an obligation upon the Issuing Bank to issue any Letter of Credit that is inconsistent with the terms and conditions of this Agreement.  Notwithstanding anything to the contrary contained in this Section 2.22 or elsewhere in this Agreement, in the event that a L/C Credit Lender is a Defaulting Lender, the Issuing Bank shall not be required to issue any Letter of Credit unless the Issuing Bank has entered into arrangements satisfactory to it and the Borrower to eliminate the Issuing Bank’s risk with respect to the participation in Letters of Credit by all such Defaulting Lenders, including by cash collateralizing each such Defaulting Lender’s Pro Rata Percentage of each L/C Disbursement.  The Borrower’s reimbursement obligations in respect of each Existing Letter of Credit, and each L/C Credit Lender’s participation obligations in connection therewith, shall be governed by the terms of this Agreement.

(b)   Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions.  In order to request the issuance of a Letter of Credit (or to amend, renew or extend an existing Letter of Credit), the Borrower shall hand deliver or fax to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, the date of issuance, amendment, renewal or extension, the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) below), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare such Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if, and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that, after giving effect to such issuance, amendment, renewal or extension (i) the L/C Exposure shall not exceed $30,611,941 and (ii) the Aggregate L/C Credit Exposure shall not exceed the Total L/C Credit Commitment.

(c)   Expiration Date.  Each Letter of Credit shall expire (other than with respect to the expiration dates of Existing Letters of Credit in effect as of the Closing Date) at the close of business on the earlier of the date one year after the date of the issuance of such Letter of Credit and the date that is five Business Days prior to the L/C Credit Maturity Date, unless such Letter of Credit expires by its terms on an earlier date; provided, however, that a Letter of Credit may, upon the request of the Borrower, include a provision whereby such Letter of Credit shall be renewed automatically for additional consecutive periods of 12 months or less (but not beyond the date that is five Business Days prior to the L/C Credit Maturity Date unless rolled into an exit credit facility, cash collateralized or backstopped pursuant to arrangements reasonably satisfactory to the applicable Issuing Bank) unless the Issuing Bank notifies the beneficiary thereof at least 30 days (or such longer period as may be specified in such Letter of Credit) prior to the then-applicable expiration date that such Letter of Credit will not be renewed.

(d)   Participations.  By the issuance of a Letter of Credit (Existing Letters of Credit shall be deemed issued on the Closing Date solely for purposes of this Section 2.22(d)) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each L/C Credit Lender, and each such Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Pro Rata Percentage of the aggregate amount available to be drawn under such Letter of Credit, effective upon the issuance of such Letter of Credit (or, in the case of the Existing Letters of Credit, effective upon the Closing Date). In consideration and in furtherance of the foregoing, each L/C Credit Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender’s Pro Rata Percentage of each L/C Disbursement made by the Issuing Bank and not reimbursed by the Borrower (or, if applicable, another party pursuant to its obligations under any other Loan Document) forthwith on the date due as provided in Section 2.02(f). Each L/C Credit Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or an Event of Default, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e)   Reimbursement.  If the Issuing Bank shall make any L/C Disbursement in respect of a Letter of Credit, the Borrower shall pay to the Administrative Agent an amount equal to such L/C Disbursement not later than two hours after the Borrower shall have received notice from the Issuing Bank that payment of such draft will be made, or, if the Borrower shall have received such notice later than 10:00 a.m., New York City time, on any Business Day, not later than 10:00 a.m., New York City time, on the immediately following Business Day.

(f)   Obligations Absolute.  The Borrower’s obligations to reimburse L/C Disbursements as provided in paragraph (e) above shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under any and all circumstances whatsoever, and irrespective of:

(i) any lack of validity or enforceability of any Letter of Credit or any Loan Document, or any term or provision therein;

(ii) any amendment or waiver of or any consent to departure from all or any of the provisions of any Letter of Credit or any Loan Document;

(iii) the existence of any claim, setoff, defense or other right that the Borrower, any other party guaranteeing, or otherwise obligated with, the Borrower, any Subsidiary or other Affiliate thereof or any other Person may at any time have against the beneficiary under any Letter of Credit, the Issuing Bank, the Administrative Agent or any Lender or any other Person, whether in connection with this Agreement, any other Loan Document or any other related or unrelated agreement or transaction;

(iv) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(v) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit; and

(vi) any other act or omission to act or delay of any kind of the Issuing Bank, the Lenders, the Administrative Agent or any other Person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.22, constitute a legal or equitable discharge of the Borrower’s obligations hereunder.

Without limiting the generality of the foregoing, it is expressly understood and agreed that the absolute and unconditional obligation of the Borrower hereunder to reimburse L/C Disbursements will not be excused by the gross negligence or willful misconduct of the Issuing Bank. However, the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank’s gross negligence or willful misconduct in determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof.  It is further understood and agreed that the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary and, in making any payment under any Letter of Credit (i) the Issuing Bank’s exclusive reliance on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including reliance on the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary thereunder equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever and (ii) any noncompliance in any immaterial respect of the documents presented under such Letter of Credit with the terms thereof shall, in each case, be deemed not to constitute gross negligence or willful misconduct of the Issuing Bank.

(g)   Disbursement Procedures.  The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit.  The Issuing Bank shall as promptly as possible give telephonic notification, confirmed by fax, to the Administrative Agent and the Borrower of such demand for payment and whether the Issuing Bank has made or will make an L/C Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the L/C Credit Lenders with respect to any such L/C Disbursement.

(h)   Interim Interest.  If the Issuing Bank shall make any L/C Disbursement in respect of a Letter of Credit, then, unless the Borrower shall reimburse such L/C Disbursement in full on such date, the unpaid amount thereof shall bear interest for the account of the Issuing Bank, for each day from and including the date of such L/C Disbursement, to but excluding the earlier of the date of payment by the Borrower or the date on which interest shall commence to accrue thereon as provided in Section 2.02(f), at the rate per annum that would apply to such amount if such amount were an ABR L/C Loan.

(i)   Resignation or Removal of the Issuing Bank.  The Issuing Bank may resign at any time by giving 30 days’ prior written notice to the Administrative Agent, the Lenders and the Borrower, and may be removed at any time by the Borrower by notice to the Issuing Bank, the Administrative Agent and the Lenders.  Upon the acceptance of any appointment as the Issuing Bank hereunder by a Lender that shall agree to serve as successor Issuing Bank, such successor shall succeed to and become vested with all the interests, rights and obligations of the retiring Issuing Bank. At the time such removal or resignation shall become effective, the Borrower shall pay all accrued and unpaid fees pursuant to Section 2.05(c)(ii). The acceptance of any appointment as the Issuing Bank hereunder by a successor Lender shall be evidenced by an agreement entered into by such successor, in a form satisfactory to the Borrower and the Administrative Agent, and, from and after the effective date of such agreement, (i) such successor Lender shall have all the rights and obligations of the previous Issuing Bank under this Agreement and the other Loan Documents and (ii) references herein and in the other Loan Documents to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the resignation or removal of the Issuing Bank hereunder, the retiring Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement and the other Loan Documents with respect to Letters of Credit issued by it prior to such resignation or removal, but shall not be required to issue additional Letters of Credit.

(j)   Cash Collateralization.  If any Event of Default shall occur and be continuing, the Borrower shall, on the Business Day it receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, L/C Credit Lenders holding participations in outstanding Letters of Credit representing greater than 50% of the aggregate undrawn amount of all outstanding Letters of Credit) thereof and of the amount to be deposited, deposit in an account with the Collateral Agent, for the benefit of the L/C Credit Lenders, an amount in cash equal to 105% of the L/C Exposure as of such date; provided that the obligation to deposit such cash will become effective immediately, and such deposit will become immediately payable in immediately available funds, without demand or notice of any kind, upon the exercise of any of the remedies provided in the last paragraph of Section 7.01 or in Section 7.02.  Such deposit shall be held by the Collateral Agent as collateral for the payment and performance of the Obligations. The Collateral Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account.  Other than any interest earned on the investment of such deposits in Permitted Investments, which investments shall be made at the option and sole discretion of the Collateral Agent, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall (i) automatically be applied by the Administrative Agent to reimburse the Issuing Bank for L/C Disbursements for which it has not been reimbursed, (ii) be held for the satisfaction of the reimbursement obligations of the Borrower for the L/C Exposure at such time and (iii) if the maturity of the Loans has been accelerated (but subject to the consent of L/C Credit Lenders holding participations in outstanding Letters of Credit representing greater than 50% of the aggregate undrawn amount of all outstanding Letters of Credit), be applied to satisfy the Obligations. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.

(k)   Additional Issuing Banks.  The Borrower may, at any time and from time to time with the consent of the Administrative Agent (which consent shall not be unreasonably withheld or delayed) and such Lender, designate one or more additional Lenders to act as an issuing bank under the terms of this Agreement, subject to reporting requirements reasonably satisfactory to the Administrative Agent with respect to issuances, amendments, extensions and terminations of Letters of Credit by such additional issuing bank.  Any Lender designated as an issuing bank pursuant to this paragraph (k) shall be deemed to be an “Issuing Bank” (in addition to being a Lender) in respect of Letters of Credit issued or to be issued by such Lender, and, with respect to such Letters of Credit, such term shall thereafter apply to the other Issuing Bank and such Lender.

SECTION 2.23.  Super Priority Nature of Obligations and Lenders’ DIP Liens.

(a)   The priority of the Secured Parties’ DIP Liens on the Collateral owned by the Debtors shall be set forth in the Interim Order and the Final Order.

(b)   All of the claims of the Agents and the Lenders on account of the Obligations (other than the Obligations with respect to Lake Grove) shall be entitled to the benefits of section 364(c)(1) of the Bankruptcy Code, having superpriority over any and all administrative expenses of the kind that are specified in sections 105, 326, 328, 330, 331, 503(b), 506(c), 507(a), 507(b), 546(c), 726, 1114 or any other provisions of the Bankruptcy Code (the “Superpriority DIP Claims”), subject only to the Carve-Out.

(c)   The Superpriority DIP Claims will, at all times during the period that the Loans remain outstanding, remain senior in priority to all other claims or administrative expenses, including (a) any claims allowed pursuant to the obligations of the Debtors under the Prepetition Loan Documents, and (b) the Prepetition Superpriority Claims, subject only to the Carve-Out.

(d)   The Liens granted to the Collateral Agent for the benefit of the Secured Parties on the Collateral owned by the Debtors shall be valid and perfected on the basis and with the priority set forth herein, including in the definition of “DIP Lien” with respect thereto, and in the Orders.

(e)   The “Carve-Out” means the following:  (i) all fees required to be paid to the Clerk of the Bankruptcy Court and to the Office of the United States Trustee under 28 U.S.C. § 1930(a) plus interest pursuant to 31 U.S.C. § 3717; (ii) all reasonable fees and expenses incurred by a trustee under section 726(b) of the Bankruptcy Code in an aggregate amount not to exceed $25,000; (iii) to the extent allowed by the Bankruptcy Court at any time and, solely with respect to any Committee, strictly subject to the Budget and the line items applicable to such Committee’s professionals set forth therein, all accrued and unpaid fees, costs and expenses incurred by professionals and professional firms retained by the Debtors and any such Committee at any time before the date and time of the delivery by the DIP Agent at the direction of the Required Lenders (the “Trigger Date”) of a Carve-Out Trigger Notice (as defined below) plus any monthly or success or transaction fees payable to the Debtors’ professionals or professional firms retained by the Debtors, including a Chief Restructuring Officer (a “CRO”) and any Committee (each, a “Professional” and the fees, costs and expenses of Professionals, the “Professional Fees”) to the extent such Professional Fees are allowed by the Bankruptcy Court at any time, whether before or after the Trigger Date; and (iv) after the Trigger Date to the extent allowed by the Bankruptcy Court at any time, all unpaid fees, disbursements, costs and expenses incurred by Professionals in an aggregate amount not to exceed $1,000,000 (the amount set forth in this clause (iv) being the “Post-Carve-Out Trigger Notice Cap”) plus any success or transaction fees that may become due and payable to any Professional which shall not be included in or subject to the Post-Carve-Out Trigger Notice Cap; provided, however, that nothing herein shall be construed to impair the ability of any party to object to any fees, expenses, reimbursement or compensation sought by any such Professionals or any other person or entity.  For purposes of the foregoing, “Carve-Out Trigger Notice” shall mean a written notice delivered by the Administrative Agent at the direction of the Required Lenders to the Debtors and their counsel, the United States Trustee, and lead counsel to any official committee, which notice may be delivered following the occurrence of an Event of Default and stating that the Post-Carve-Out Trigger Notice Cap has been invoked.

Immediately upon delivery of a Carve-Out Trigger Notice, the Debtors shall be required to transfer into a segregated account (the “Carve-Out Account”) not subject to the control of the Administrative Agent or the Prepetition Agent an amount equal to the Post-Carve-Out Trigger Notice Cap plus an amount equal to the aggregate unpaid fees, costs and expenses described above in clauses (iii) and (iv) of this section, in each case, as determined by a good faith estimate of the applicable Professional.  The proceeds on deposit in the Carve-Out Account shall be available only to satisfy obligations benefitting from the Carve-Out, and the Administrative Agent or the Prepetition Agent (i) shall not sweep or foreclose on cash of the Debtors necessary to fund the Carve-Out Account and (ii) shall only have a security interest in any residual interest in the Carve-Out Account available following satisfaction in full of all obligations benefitting from the Carve-Out. For the avoidance of doubt and notwithstanding anything to the contrary herein or elsewhere, the Carve-Out shall be senior to all liens securing the Obligations, the adequate protection liens, all claims and any and all other forms of adequate protection, liens or claims securing the Obligations.

(f)   Except as set forth herein or in the Orders, no other claim having a priority superior or pari passu to that granted to Administrative Agent, Collateral Agent and Lenders by the Final Order shall be granted or approved while any Obligations remain outstanding.  Except for the Carve-Out and subject to entry of the Final Order, no costs or expenses of administration shall be imposed against the Administrative Agent, Collateral Agent, Lenders or any of the Collateral or any of the Prepetition Agents, the Prepetition Lenders or the Collateral (as defined in the Prepetition Credit Agreement) under Sections 105, 506(c) or 552 of the Bankruptcy Code, or otherwise, and each of the Loan Parties hereby waives for itself and on behalf of its estate in bankruptcy, any and all rights under sections 105, 506(c) or 552, or otherwise, to assert or impose or seek to assert or impose, any such costs or expenses of administration against the Administrative Agent, Collateral Agent, Lenders or any of the Collateral or any of the Prepetition Agents or the Prepetition Lenders.

SECTION 2.24.  No Discharge; Survival of Claims.  Except as otherwise contemplated by the RSA, until payment in full of the Loans and all other Obligations, each of the Borrower and the Guarantors agrees that (a) the Obligations hereunder shall not be discharged by the entry of an order confirming a plan of reorganization or liquidation in any Chapter 11 Case (and each of the Borrower and the Guarantors, pursuant to Section 1141(d)(4) of the Bankruptcy Code, hereby waives any such discharge) and (b) the Superpriority DIP Claim and the DIP Liens granted to the Agents pursuant to the Orders and described in this Section 2.24 shall not be affected in any manner by the entry of an order confirming a plan of reorganization or liquidation in any Chapter 11 Case.

SECTION 2.25.  Release.  Each of the Borrower and the Guarantors hereby acknowledges effective upon entry of the Final Order, and subject to the terms thereof, that the Borrower, the Guarantors and any of their Subsidiaries have no defense, counterclaim, offset, recoupment, claim or demand of any kind or nature whatsoever that can be asserted to reduce or eliminate all of any part of the Borrower’s, the Guarantors’ or their Subsidiaries’ liability to repay the Administrative Agent, Collateral Agent or any

Lender as provided in this Agreement or to seek affirmative relief or damages of any kind or nature from the Administrative Agent, Collateral Agent or any Lender.  Upon entry of the Final Order, the Borrower and the Guarantors, each in their own right and on behalf of their bankruptcy estates, and on behalf of all their successors, assigns, Subsidiaries and any Affiliates and any Person acting for and on behalf of, or claiming through them, (collectively, the “Releasing Parties”), hereby fully, finally and forever release and discharge the Administrative Agent, the Collateral Agent and Lenders and all of Administrative Agent’s, Collateral Agent’s and Lenders’ officers, directors, servants, agents, attorneys, assigns, heirs, parents, subsidiaries, and each Person acting for or on behalf of any of them (collectively, the “Released DIP Parties”) of and from any and all actions, causes of action, demands, suits, claims, liabilities, Liens, lawsuits, adverse consequences, amounts paid in settlement, costs, damages, debts, deficiencies, diminution in value, disbursements, expenses, losses and other obligations of any kind or nature whatsoever, in each case, existing at the time of entry of the Final Order, whether in law, equity or otherwise (including, without limitation, those arising under Sections 541 through 550 of the Bankruptcy Code and interest or other carrying costs, penalties, legal, accounting and other professional fees and expenses, and incidental, consequential and punitive damages payable to third parties), directly or indirectly arising out of, connected with or relating to this Agreement, the Interim Order, the Final Order and the transactions (including, for avoidance of doubt, the Transactions) contemplated hereby, and all other agreements, certificates, instruments and other documents and statements (whether written or oral) related to any of the foregoing.

SECTION 2.26.  Waiver of any Priming Rights.  On and after the Closing Date, and on behalf of themselves and their estates, and for so long as any Obligations shall be outstanding, the Borrower and the Guarantors hereby irrevocably waive any right, pursuant to Sections 364(c) or 364(d) of the Bankruptcy Code or otherwise, to grant any Lien of equal or greater priority than the DIP Liens securing the Obligations, or to approve a claim of equal or greater priority than the Obligations.

ARTICLE III

Representations and Warranties

Each of Holdings and the Borrower represents and warrants to the Administrative Agent, the Collateral Agent, the Issuing Bank and each of the Lenders that:

SECTION 3.01.  Organization; Powers.  Holdings, the Borrower and each of the Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) subject to the entry by the Bankruptcy Court of the applicable Orders, has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect, (c) is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where the failure so to qualify could not reasonably be expected to result in a Material Adverse Effect, and (d) subject to the entry by the Bankruptcy Court of the applicable Orders, has the power and authority to execute, deliver and perform its obligations under each of the Loan Documents and each other agreement or instrument contemplated thereby to which it is or will be a party and, in the case of the Borrower, to borrow hereunder.

SECTION 3.02.  Authorization.  Subject to the entry by the Bankruptcy Court of the applicable Orders, the Transactions (a) have been duly authorized by all requisite corporate, limited liability company, partnership and, if required, stockholder, member and partner action and (b) will not (i) violate (A) any provision of (1) law, statute, rule or regulation, or (2) the certificate, articles of incorporation, operating agreements, partnership agreements or other constitutive documents or by-laws of Holdings, the Borrower or any Subsidiary, (B) any order of any Governmental Authority or (C) any provision of any indenture, agreement or other instrument to which Holdings, the Borrower or any Subsidiary is a party or by which any of them or any of their property is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under any such indenture, agreement or other instrument or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by Holdings, the Borrower or any Subsidiary (other than any Lien created hereunder or under the Security Documents), except to the extent that any failure or failures of clause (b)(i)(C) or (b)(ii) of this Section 3.02 to be true and correct has not, individually or in the aggregate, resulted in, and could not, individually or in the aggregate, reasonably be expected to result in, any liability or loss that is not subject to the Automatic Stay and is adverse to the Lenders in any material respect.

SECTION 3.03.  Enforceability.  Subject to the entry of the applicable Orders, this Agreement has been duly executed and delivered by Holdings and the Borrower and constitutes, and each other Loan Document when executed and delivered by each Loan Party party thereto will constitute, a legal, valid and binding obligation of such Loan Party enforceable against such Loan Party in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles (whether enforcement is sought by proceedings in equity or at law).

SECTION 3.04.  Governmental Approvals.  No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required to be made or obtained by Holdings, the Borrower or any Subsidiary in connection with the Transactions, except for (a) the filing of Uniform Commercial Code financing statements and filings with the United States Patent and Trademark Office and the United States Copyright Office, (b) [reserved], (c) the Interim Order and the Final Order, as applicable, and (c) such as have been made or obtained and are in full force and effect.

SECTION 3.05.  Financial Statements; Budget.  (a)  Holdings has heretofore furnished to the Lenders its consolidated balance sheets and related statements of income, stockholder’s equity and cash flows (a) as of and for the fiscal year ended March 29, 2015, audited by and accompanied by the opinion of Grant Thornton LLP, independent public accountants and (b) as of and for the Fiscal Quarter and the portion of the fiscal year ended December 27, 2015, certified by its chief financial officer. Such financial statements present fairly in all material respects the financial condition and results of operations and cash flows of Holdings and its consolidated subsidiaries as of such dates and for such periods, subject to any adjustments required as a result of the recognition of a valuation allowance. Such balance sheets and the notes thereto disclose all material liabilities, direct or contingent, of Holdings and its consolidated subsidiaries as of the dates thereof. Such financial statements were prepared in accordance with GAAP applied on a consistent basis (except as otherwise expressly noted therein), subject to any adjustments required as a result of the recognition of a valuation allowance and, in the case of unaudited financial statements, subject to year-end audit adjustments and the absence of footnotes.

(b)   The Initial Budget delivered pursuant to Section 4.02(o) and each Budget delivered thereafter are based on are based on good faith estimates and assumptions believed by management of the Borrower to be reasonable and fair in light of current conditions and facts known to the Borrower at the time delivered (it being understood that such Budgets and the assumptions on which they were based, may or may not prove to be correct).

SECTION 3.06.  No Material Adverse Change.  No event, change or condition has occurred that has had, or could reasonably be expected to have, a Material Adverse Effect since the Petition Date.

SECTION 3.07.  Title to Properties; Possession Under Leases.  (a)  Except as set forth on Schedule 3.07, each of Holdings, the Borrower and the Subsidiaries has good and marketable title to, or valid leasehold interests in, all its material properties and assets (including all Real Property), except for minor defects in title that do not interfere in any material respect with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes. All such material properties and assets are free and clear of Liens, other than Liens expressly permitted by Section 6.02.

(b)   Except as set forth on Schedule 3.07, each of Holdings, the Borrower and the Subsidiaries has complied in all material respects with all obligations under all material leases to which it is a party and all such leases are in full force and effect.  Each of Holdings, the Borrower and the Subsidiaries enjoys peaceful and undisturbed possession under all such material leases.

(c)   As of the Closing Date, neither Holdings nor the Borrower has received any written notice of, nor do any officers of the Borrower have any knowledge of, any pending or contemplated condemnation proceeding affecting the Real Properties or any sale or disposition thereof in lieu of condemnation.

(d)   As of the Closing Date, none of Holdings, the Borrower or any of the Subsidiaries is obligated under any right of first refusal, option or other contractual right to sell, assign or otherwise dispose of any Real Property or any interest therein.

SECTION 3.08.  Equity Interests.  (a)  Schedule 3.08 sets forth as of the Closing Date a list of all Loan Parties (other than Holdings) and the percentage ownership interest of each legal and beneficial holder therein. The shares of capital stock or other ownership interests so indicated on Schedule 3.08 are fully paid and non-assessable and are owned by Holdings or the Borrower, as applicable, directly or indirectly, free and clear of all Liens (other than Liens created under the Security Documents).

(b)   Holdings has no direct subsidiaries other than the Borrower.  Holdings owns 100% of the outstanding Equity Interests of the Borrower.  The shares of capital stock of the Borrower are fully paid and non-assessable and are owned by Holdings directly, free and clear of all Liens (other than Liens created under the Security Documents).

(c)   Except for the rights and obligations set forth on Schedule 3.08, there are no subscriptions, warrants, options, calls, commitments, rights or agreement by which any Loan Party or any of their Subsidiaries or any of the shareholders of any Loan Party or any of their Subsidiaries is bound relating to the issuance, transfer, voting or redemption of shares of its Equity Interests or any pre-emptive rights held by any Person with respect to the Equity Interests of any Loan Party or any of their Subsidiaries.  Except as set forth on Schedule 3.08, no Loan Party and none of their Subsidiaries has issued any securities convertible into or exchangeable for shares of its Equity Interests or any options, warrants or other rights to acquire such shares or securities convertible into or exchangeable for such shares.

SECTION 3.09.  Litigation; Compliance with Laws.  (a)  other than the Chapter 11 Cases, or as stayed upon the commencement of the Chapter 11 Cases or except as set forth on Schedule 3.09(a), there are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of Holdings or the Borrower, threatened (in writing) against Holdings or the Borrower or any Subsidiary or any business, property or rights of any such Person (i) restrains, prevents or imposes or can reasonably be expected to impose materially adverse conditions under the DIP Facility or (ii) that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(b)   Since the date of this Agreement, there has been no change in the status of the matters disclosed on Schedule 3.09(a) that, individually or in the aggregate, has resulted in, or could reasonably be expected to result in, a Material Adverse Effect and is not subject to the Automatic Stay.

(c)   Subject to the entry of the Interim Order and the Final Order, as applicable, none of Holdings, the Borrower or any of the Subsidiaries or any of their respective material properties or assets is in violation of, nor will the continued operation of their material properties and assets as currently conducted violate, any law, rule or regulation (including any zoning and building law, ordinance, code or approval, permit, Environmental Law and Environmental Permit) or any restrictions of record or agreements affecting the Real Property, or is in default with respect to any judgment, writ, injunction, decree or order of any Governmental Authority, where such violation or default could reasonably be expected to result in a Material Adverse Effect except to the extent any consequence of such violation or default is subject to the Automatic Stay.

(d)   Except as set forth on Schedule 3.09(d), certificates of occupancy and permits are in effect for each Real Property as currently constructed, and true and complete copies of such certificates of occupancy have been delivered to the Prepetition Agent as mortgagee with respect to each Real Property.

SECTION 3.10.  Agreements.  None of Holdings, the Borrower or any of the Subsidiaries is a party to any agreement or instrument or subject to any corporate restriction that has resulted or could reasonably be expected to result in a Material Adverse Effect.

SECTION 3.11.  Federal Reserve Regulations.  (a)  None of Holdings, the Borrower or any of the Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

(b)   No part of the proceeds of any Loan or any Letter of Credit will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board, including Regulation T, U or X.

SECTION 3.12.  Investment Company Act.  None of Holdings, the Borrower or any Subsidiary is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

SECTION 3.13.  Use of Proceeds.  The Borrower intends to use the proceeds of Loans only for the purposes set forth in Section 5.08.

SECTION 3.14.  Tax Returns.  Each of Holdings, the Borrower and the Subsidiaries has filed or caused to be filed all material Federal, state, local and foreign tax returns or materials required to have been filed by it and has paid or caused to be paid all post-petition material taxes due and payable by it and all assessments received by it, except taxes that are being contested in good faith by appropriate proceedings and for which Holdings, the Borrower or such Subsidiary, as applicable, shall have set aside on its books adequate reserves.

SECTION 3.15.  No Material Misstatements.  No information, report, financial statement, exhibit or schedule furnished by or on behalf of Holdings or the Borrower to the Administrative Agent or any Lender in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto, when taken together, contained, as of the date such information was provided, any material misstatement of fact or omitted to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that to the extent any such information, report, financial statement, exhibit or schedule was based upon or constitutes a forecast or projection, each of Holdings and the Borrower represents and warrants only that it acted in good faith and utilized reasonable assumptions (based upon accounting principles consistent with the historical audited financial statements of the Borrower) and due care in the preparation of such information, report, financial statement, exhibit or schedule.  There is no fact known to any Loan Party which such party has not disclosed to Moelis or the Administrative Agent with respect to the Transactions which would reasonably be expected to have a Material Adverse Effect.

SECTION 3.16.  Employee Benefit Plans.  With respect to any employee benefit plan (within the meaning of Section 3(3) of ERISA), each of the Borrower and its ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder, except where the failure to so comply has not, individually or in the aggregate, resulted in, and could not, individually or in the aggregate, reasonably be expected to result in, a material liability to the Borrower. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events, could reasonably be expected to result in a Material Adverse Effect.  Except as set forth on Schedule 3.16, the present value of all benefit liabilities under each Plan (based on the assumptions used for purposes of Accounting Standards Codification No. 715-30, as amended or revised from time to time) did not, as of the last annual valuation date applicable thereto, exceed the fair market value of the assets of such Plan by an amount that, if required to be paid by the Borrower and the Subsidiaries, could reasonably be expected to have a Material Adverse Effect, and the present value of all benefit liabilities of all underfunded Plans (based on the assumptions used for purposes of Accounting Standards Codification No. 715-30, as amended or revised from time to time) did not, as of the last annual valuation dates applicable thereto, exceed the fair market value of the assets of all such underfunded Plans by an amount that, if required to be paid by the Borrower and the Subsidiaries, could reasonably be expected to have a Material Adverse Effect.

SECTION 3.17.  Environmental Matters.  (a)  Except as set forth in Schedule 3.17 and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, none of Holdings, the Borrower or any of the Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any Environmental Permits, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

(b)   Since the date of this Agreement, there has been no change in the status of the matters disclosed on Schedule 3.17 that, individually or in the aggregate, has resulted in, or could, individually or in the aggregate, reasonably be expected to result in, a Material Adverse Effect.

SECTION 3.18.  Insurance.  Schedule 3.18 sets forth a true, complete and correct description of all insurance maintained by the Borrower or by the Borrower for the Subsidiaries as of the date hereof and the Closing Date. As of each such date, such insurance is in full force and effect and all premiums have been duly paid.  The Borrower and the Subsidiaries have insurance in such amounts with such deductibles and covering such risks and liabilities as management believes are customarily maintained by companies of a similar size to the Borrower, engaged in the same or similar businesses as the Borrower and operating in the same or similar locations as the Borrower.

SECTION 3.19.  Security Interest.  This Agreement, the Orders and the Security Documents, subject to entry of the Orders, are effective to create in favor of the Collateral Agent, subject to the Carve-Out, for the benefit of the Secured Parties, legal, valid, enforceable and continuing first-priority Liens on, and security interests in, the Collateral pledged hereunder or thereunder, in each case, with respect to priority, subject to no Liens other than Permitted Priority Liens with the relative priorities granted pursuant to the terms of the Orders.  Pursuant to the terms of the Interim Order and/or Final Order, no filing or other action will be necessary to perfect or protect such Liens and security interests.  Pursuant to and to the extent provided in the Interim Order and the Final Order, the Indebtedness of the Debtors under this Agreement will constitute part of the Superpriority DIP Claim (as defined in the Orders).

SECTION 3.20.  Location of Real Property and Leased Premises.  As of the date hereof, the Borrower and the Subsidiaries do not own any real property.  Schedule 1.01(c) lists completely and correctly as of the Closing Date all real property leased by the Borrower and the Subsidiaries and the addresses thereof. The Borrower and the Subsidiaries have valid leases in all the real property set forth on Schedule 1.01(c), except as set forth therein.

SECTION 3.21.  Labor Matters. The hours worked by and payments made to employees of Holdings, the Borrower and the Subsidiaries are not in violation in any material respect of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters.  All payments due from Holdings, the Borrower or any Subsidiary, or for which any claim may be made against Holdings, the Borrower or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of Holdings, the Borrower or such Subsidiary.

SECTION 3.22.  Chapter 11 Cases .  The Chapter 11 Cases were commenced on the Petition Date in accordance with applicable law and proper notice has been or will be given of (i) the motion seeking approval of the Loan Documents, the Interim Order and the Final Order, (ii) the hearing for the entry of the Interim Order, and (iii) the hearing for the entry of the Final Order, as applicable.

SECTION 3.23.  [Reserved.]

SECTION 3.24.  Sanctioned Persons; Trading with the Enemy.  None of Holdings, the Borrower or any Subsidiary nor, to the knowledge of the Borrower, any director, officer, agent, employee or Affiliate of Holdings, the Borrower or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Borrower does not intend to directly or indirectly use the proceeds of the Loans or the Letters of Credit or otherwise make available such proceeds to any Person, for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC.  None of Holdings, the Borrower or any Subsidiary nor, to the knowledge of the Borrower, any director, officer, agent, employee or Affiliate of Holdings, the Borrower or any Subsidiary has engaged, or intends to engage, in any business or activity that would be a violation of the Trading with the Enemy Act.

SECTION 3.25.  Orders.  The Loan Parties are in compliance in all material respects with the terms and conditions of the Orders.  Each of the Interim Order (with respect to the period prior to the entry of the Final Order) or the Final Order (from after the date the Final Order is entered) is in full force and effect and has not been vacated, reversed or rescinded or, without the prior written consent of the Administrative Agent and Required Lenders, in their sole discretion, amended or modified and no appeal of such order has been timely filed or, if timely filed, a stay pending such appeal is currently effective, in each case, except for (i) any such modification, stay, vacation, reversal, rescindment or amendment that is stayed or reversed with five Business Days and (ii) modifications and amendments that do not affect the interests of the Lenders.

SECTION 3.26.  Business and Property of the Loan Parties.  Upon and after the Closing Date, no Loan Party nor any of their Subsidiaries proposes to engage in any business other than those businesses in which such entity is engaged on the date of this Agreement or that are reasonably related thereto and activities necessary to conduct the foregoing.  On the Closing Date, subject to the entry of the Interim Order and the other “first day orders,” the Loan Parties and their Subsidiaries will own all the property and possess all of the rights and consents necessary for the conduct of such businesses.

ARTICLE IV

Conditions of Lending

The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder are subject to the satisfaction of the following conditions:

SECTION 4.01.  All Credit Events.  On the date of each Borrowing (other than a conversion or a continuation of a Borrowing), including on the date of each issuance, amendment, extension or renewal of a Letter of Credit (each such event being called a “Credit Event”):

(a)   The Administrative Agent shall have received a notice of such Borrowing as required by Section 2.03 (or such notice shall have been deemed given in accordance with Section 2.02) or, in the case of the issuance, amendment, extension or renewal of a Letter of Credit, the Issuing Bank and the Administrative Agent shall have received a notice requesting the issuance, amendment, extension or renewal of such Letter of Credit as required by Section 2.22(b).

(b)   The representations and warranties set forth in Article III and in each other Loan Document shall be true and correct in all material respects on and as of the date of such Credit Event with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

(c)   At the time of and immediately after such Credit Event, no Default or Event of Default shall have occurred and be continuing.

(d)   Such Credit Event shall not violate any requirement of law and shall not be enjoined, temporarily, preliminarily or permanently.

(e)   With respect to the Final Borrowing, the Bankruptcy Court shall have entered the Final Order authorizing and approving the DIP Facility, in form and substance reasonably satisfactory to the Administrative  Agent and the Required Lenders, which Final Order shall be in full force and effect and shall not have been reversed, vacated or stayed, and shall not have been amended, supplemented or otherwise modified without the prior written consent of the Administrative Agent at the direction of the Required Lenders.

(f)   With respect to the Final Borrowing, the Loan Parties shall have used commercially reasonably efforts to obtain private ratings for the DIP Facility from each of S&P and Moody’s; provided that timely cooperation with the customary and reasonable requests of S&P and Moody’s, in conferral with the Lenders, shall be deemed to be commercially reasonable.

(g)   Other than the Orders, there shall not exist any law, regulation, ruling, judgment, order, injunction or other restraint that prohibits, restricts or imposes a materially adverse condition on the DIP Facility or the exercise by the Collateral Agent at the direction of the Lenders of its rights as a secured party with respect to the Collateral.

(h)   The RSA shall not have been terminated due to revocation of the votes to accept the Prepackaged Plan by Prepetition Lenders that has the effect of causing the percentage of funded debt owned by the Requisite Consenting Lenders to fall below 66 2/3% of the total amount outstanding under the Prepetition Loan Documents.  For the avoidance of doubt, the Requisite Consenting Lenders shall have the right to revoke their vote to accept the Prepackaged Plan as provided in the RSA.

Each Credit Event shall be deemed to constitute a representation and warranty by the Borrower and Holdings on the date of such Credit Event as to the matters specified in paragraphs (b), (c), (d) and (g) of this Section 4.01.

SECTION 4.02.  First Credit Event.  On the date of the first Credit Event, such date (the “Closing Date”) being the date on or prior to which the following conditions have been satisfied or waived by the Required Lenders:

(a)   [Reserved.]

(b)   [Reserved.]

(c)   The Administrative Agent shall have received (i) a copy of the certificate, articles of incorporation or other constitutive document, including all amendments thereto, of each Loan Party, certified as of a recent date by the Secretary of State of the state of its organization, and a certificate as to the good standing of each Loan Party as of a recent date, from such Secretary of State; (ii) a certificate of the Secretary or Assistant Secretary of each Loan Party dated the Closing Date and certifying, to the extent applicable to such Loan Party, (A) that attached thereto is a true and complete copy of the by-laws, operating agreement or partnership agreement, as applicable, of such Loan Party as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the member, the general partner or board of directors or managers, as applicable, of such Loan Party authorizing the execution, delivery and performance of the Loan Documents to which such Person is a party and, in the case of the Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate, articles of incorporation or other constitutive document of such Loan Party have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (i) above, and (D) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party; (iii) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to clause (ii) above; and (iv) such other documents as the Lenders, the Issuing Bank or the Administrative Agent may reasonably request.

(d)   The Administrative Agent shall have received a certificate, dated the Closing Date and signed by a Financial Officer of the Borrower, confirming compliance with the conditions precedent set forth in paragraphs (b) and (c) of Section 4.01.

(e)   The Administrative Agent shall have received all Fees and other amounts due and payable on or prior to the Closing Date, including all reasonable and documented (in summary form) out-of-pocket fees, costs, disbursements and expenses of (i) the Agents (limited, in the case of counsel, to all reasonable fees, costs, disbursements and expenses of the Agents’ outside counsel, King & Spalding LLP (“K&S”)), and (ii) Moelis & Company LLC (“Moelis”), as financial advisor to the Administrative Agent (pursuant to that certain letter of engagement dated as of April 25, 2016, by and between K&S, Credit Suisse, the Borrower and Moelis (the “Moelis Engagement Letter”), in each case, to the extent invoiced to the Borrower no later than one business day prior to the Closing Date.

(f)   The Security Documents shall have been duly executed by each Loan Party that is to be a party thereto and shall be in full force and effect on the Closing Date, other than to the extent a post-closing delivery is provided therefor in Section 5.15. Subject to entry of the Interim Order, the Collateral Agent on behalf of the Secured Parties shall have a security interest in the Collateral of the type and priority described in each Security Document.

(g)   The Collateral Agent shall have received a Perfection Certificate with respect to the Loan Parties dated the Closing Date and duly executed by a Responsible Officer of Holdings and the Borrower, and shall have received the results of a search of the Uniform Commercial Code filings (or equivalent filings) made with respect to the Loan Parties in the states (or other jurisdictions) of formation of such Persons, in which the chief executive office of each such Person is located and in the other jurisdictions in which such Persons maintain property, in each case as indicated on such Perfection Certificate, together with copies of the financing statements (or similar documents) disclosed by such search, and accompanied by evidence satisfactory to the Collateral Agent that the Liens indicated in any such financing statement (or similar document) would be permitted under Section 6.02 or have been or will be contemporaneously released or terminated.

(h)   [Reserved].

(i)   [Reserved].

(j)   [Reserved].

(k)   [Reserved].

(l)   [Reserved].

(m)   Other than the Orders, all governmental and third party consents and approvals necessary in connection with the DIP Facility shall have been obtained (without the imposition of any conditions that are not acceptable to the Administrative Agent and the Required Lenders in their reasonable discretion) and shall remain in effect.

(n)   The Lenders shall have received, to the extent requested at least five days prior to the Closing Date, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act.

(o)   The Administrative Agent and the Lenders shall have received the Initial Budget.

(p)   All first day motions, including those related to the DIP Facility, filed by the Loan Parties and related orders entered by the Bankruptcy Court in the Chapter 11 Cases shall be in form and substance reasonably satisfactory to the Administrative Agent at the direction of the Required Lenders.

(q)   Other than the Chapter 11 Cases, or as stayed upon the commencement of the Chapter 11 Cases, there shall exist no action, suit, investigation, litigation or proceeding pending or threatened in any court or before any arbitrator or governmental instrumentality that (i) could reasonably be expected to result in a Material Adverse Effect or (ii) restrains, prevents or imposes or can reasonably be expected to impose materially adverse conditions upon the DIP Facility, the Collateral or the transactions contemplated thereby.

(r)   Subject to entry of the Orders, the Collateral Agent, for the benefit of the Lenders, shall have a valid and perfected Lien on and security interest in the Collateral of the Debtors on the basis and with the priority set forth herein.

(s)   The Bankruptcy Court shall have entered the Interim Order within three (3) calendar days following the Petition Date, in form and substance satisfactory to the Administrative Agent and the Required Lenders, which Interim Order shall include, without limitation, copies of the DIP Facility and the Budget as exhibits thereto, entered on notice to such parties as may be satisfactory to the Administrative Agent and the Required Lenders, (i) authorizing and approving the DIP Facility and the Transactions, including, without limitation, the granting of the superpriority status, security interests and priming liens, and the payment of all fees, referred to herein; (ii) lifting or modifying the automatic stay to permit the Borrower and the Guarantors to perform their obligations and the Lenders to exercise their rights and remedies with respect to the DIP Facility; (iii) authorizing the use of cash collateral and providing for adequate protection in favor of the Prepetition Lenders as and to the extent provided herein; and (iv) reflecting such other terms and conditions that are satisfactory to the Administrative Agent, the Required Lenders and the Loan Parties in their sole discretion, in each case, on the terms and conditions set forth herein; which Interim Order shall be in full force and effect, shall not have been reversed, vacated or stayed and shall not have been amended, supplemented or otherwise modified without the prior written consent of the Administrative Agent and the Required Lenders.

(t)   The Loan Parties shall have appointed a CRO pursuant to the terms of an engagement letter in form and substance reasonably satisfactory to the to the Administrative Agent and the Lenders.

(u)   The Loan Parties shall have executed the Moelis Engagement Letter.

(v)   The Loan Parties shall have retained a real estate advisory firm reasonably acceptable to the Administrative Agent and the Lenders pursuant to the terms of an engagement letter in form and substance reasonably satisfactory to the to the Administrative Agent and the Lenders.

(w)   The Loan Parties shall have entered into a restructuring support agreement with the Requisite Consenting Lenders in form and substance reasonably satisfactory to the Administrative Agent and the Lenders (the “RSA”).

ARTICLE V

Affirmative Covenants

Each of Holdings and the Borrower covenants and agrees with each Lender that so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document shall have been paid in full and all Letters of Credit have been canceled or have expired and all amounts drawn thereunder have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing, each of Holdings and the Borrower will, and will cause each of the Subsidiaries to:

SECTION 5.01.  Existence; Compliance with Laws; Businesses and Properties.  (a)  Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except as otherwise, contemplated by the Prepackaged Plan or expressly permitted under Section 6.05.

(b)   Do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of its business; maintain and operate such business in substantially the manner in which it is presently conducted and operated; comply in all material respects with all applicable laws, rules, regulations and decrees and orders of any Governmental Authority, whether now in effect or hereafter enacted; and at all times maintain and preserve all property material to the conduct of such business and keep such property in good repair, working order and condition (except for ordinary wear and tear), and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times.

SECTION 5.02.  Insurance.  (a)  Keep its insurable properties insured at all times by insurers that management believes are financially sound and reputable; maintain such other insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as management believes are adequate and customarily maintained by companies of similar size as the Borrower, engaged in the same or similar businesses as the Borrower and operating in the same or similar locations as the Borrower, including public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it; and maintain such other insurance as may be required by law.

(b)   Pursuant to Section 5.15, cause all such policies covering any Collateral to be endorsed or otherwise amended to include a customary lender’s loss payable endorsement, in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent, which endorsement shall provide that, from and after the delivery thereof, if the insurance carrier shall have received written notice from the Administrative Agent or the Collateral Agent of the occurrence of an Event of Default, the insurance carrier shall pay all proceeds otherwise payable to the Borrower or the Loan Parties under such policies directly to the Collateral Agent; cause all such policies to provide that neither the Borrower, the Administrative Agent, the Collateral Agent nor any other party shall be a coinsurer thereunder and to contain a “Replacement Cost Endorsement”, without any deduction for depreciation, and such other provisions as the Administrative Agent or the Collateral Agent may reasonably require from time to time to protect their interests; deliver original or certified copies of all such policies to the Collateral Agent; use commercially reasonable effects to cause each such policy to provide that it shall not be canceled, modified or not renewed (i) by reason of nonpayment of premium upon not less than 10 days’ prior written notice thereof by the insurer to the Administrative Agent and the Collateral Agent (giving the Administrative Agent and the Collateral Agent the right to cure defaults in the payment of premiums) or

(ii) for any other reason upon not less than 30 days’ prior written notice thereof by the insurer to the Administrative Agent and the Collateral Agent; deliver to the Administrative Agent and the Collateral Agent, prior to the cancellation, modification or nonrenewal of any such policy of insurance, a copy of a renewal or replacement policy (or other evidence of renewal of a policy previously delivered to the Administrative Agent and the Collateral Agent) together with evidence reasonably satisfactory to the Administrative Agent and the Collateral Agent of payment of the premium therefor.

(c)   [Reserved].

(d)   With respect to any Real Property, carry and maintain comprehensive general liability insurance including the “broad form CGL endorsement” and coverage on an occurrence basis against claims made for personal injury (including bodily injury, death and property damage) and umbrella liability insurance against any and all claims, in no event for a combined single limit of less than that which management believes is customarily maintained by companies of similar size as the Borrower, engaged in the same or similar businesses as the Borrower and operating in the same or similar locations as the Borrower, naming the Collateral Agent as an additional insured pursuant to Section 5.15, on forms satisfactory to the Collateral Agent.

(e)   Notify the Administrative Agent and the Collateral Agent promptly whenever any separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 5.02 is taken out by any Loan Party; and promptly deliver to the Administrative Agent and the Collateral Agent a duplicate original copy of such policy or policies.

SECTION 5.03.  Obligations, Taxes and Cash Management.  (a) Subject to approval of the Bankruptcy Court and the Budget, pay its Indebtedness and other material obligations promptly and in accordance with their terms and pay and discharge promptly when due all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as, all lawful claims for labor, materials and supplies or otherwise that, if unpaid, might give rise to a Lien upon such properties or any part thereof or would be adverse to the Lenders or any Loan Party in any material respect, in each case, except to the extent such obligations are subject to the Automatic Stay; provided, however, that such payment and discharge shall not be required with respect to any such obligation, tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and the Borrower shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP and, in the case of a Real Property, there is no risk of forfeiture of such property.

(b)   Maintain a cash management system as in effect on the Petition Date.

SECTION 5.04.  Financial Statements, Reports, etc.  Furnish to the Administrative Agent, which shall furnish to each Lender:

(a)   within 120 days after the end of each fiscal year, Holdings’ consolidated balance sheet and related statements of income, stockholders’ equity and cash flows showing the financial condition of Holdings and Holdings’ consolidated subsidiaries as of the close of such fiscal year and the results of its operations and the operations of such subsidiaries during such year, together with comparative figures for the immediately preceding fiscal year, all audited by Grant Thornton LLP or other independent public accountants of recognized national standing and accompanied by an opinion of such accountants (which opinion shall be without a “going concern” explanatory note or any similar qualification or exception and without any qualification or exception as to the scope of such audit other than with respect to the Chapter 11 Cases) to the effect that such consolidated financial statements fairly present in all material respects the financial condition and results of operations of Holdings and its consolidated subsidiaries on a consolidated basis in accordance with GAAP consistently applied, together with a “management’s discussion and analysis of financial condition and results of operations” discussion;

(b)   within 60 days after the end of each Fiscal Quarter of each fiscal year, Holdings’ consolidated balance sheet and related statements of income, stockholders’ equity and cash flows showing the financial condition of Holdings and its consolidated subsidiaries as of the close of such Fiscal Quarter and the results of its operations and the operations of such subsidiaries during such Fiscal Quarter and the then elapsed portion of the fiscal year, and comparative figures for the same periods in the immediately preceding fiscal year, all certified by its Chief Financial Officer as fairly presenting in all material respects the financial condition and results of operations of Holdings and its consolidated subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes, together with a “management’s discussion and analysis of financial condition and results of operations” discussion;

(c)   within 30 days after the end of each fiscal month of each fiscal year, management operating reports of Holdings and its consolidated subsidiaries as of the close of such fiscal month and the then elapsed portion of the fiscal year;

(d)   concurrently with any delivery of financial statements under paragraph (a), (b) or (c) above, a certificate of the Chief Financial Officer of Holdings in the form of Exhibit H certifying that no Event of Default or Default has occurred or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto;

(e)   [reserved];

(f)   [reserved];

(g)   promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by Holdings, the Borrower or any Subsidiary with the Securities and Exchange Commission, or any Governmental

Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed to its shareholders, as the case may be;

(h)   promptly after the receipt thereof by Holdings or the Borrower or any of their respective subsidiaries, a copy of any “management letter” received by any such Person from its certified public accountants and the management’s response thereto;

(i)   promptly after the request by any Lender, all documentation and other information that such Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act;

(j)   [reserved];

(k)   [reserved];

(l)   following the delivery of the Initial Budget on Closing Date, (i) every Friday thereafter during the Chapter 11 Cases, an updated budget for the then-upcoming thirteen (13) week period, in each case, in substance reasonably satisfactory to and approved by the Administrative Agent (at the direction of the Required Lenders) and consistent with the form of the Initial Budget delivered on the Closing Date (the “Budget”); and (ii) beginning on the fourth Friday following the Closing Date, and on every second Friday thereafter, a variance report (the “Variance Report”) setting forth actual cash receipts and disbursements of the Loan Parties for the prior two week period (and four week period for the Initial Budget) and setting forth all the variances, on a line-item and aggregate basis, from the amount set forth for such period as compared to the Initial Budget or the most recently approved Budget delivered prior to such Variance Report on a weekly and cumulative basis (which shall be subject to the variances set forth in the Loan Documents), and each such Variance Report shall include explanations for all material variances and shall be certified by the Chief Financial Officer or Chief Restructuring Officer of the Loan Parties; and

(m)   promptly, from time to time, such other information regarding the operations, business affairs and financial condition of Holdings, the Borrower or any Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request.

The Borrower hereby acknowledges and agrees that all financial statements and certificates furnished pursuant to paragraphs (a) and (b) above are hereby deemed to be Borrower Materials suitable for distribution, and to be made available, to Public Lenders as contemplated by the fourth paragraph of Section 9.01 and may be treated by the Administrative Agent and the Lenders as if the same had been marked “PUBLIC” in accordance with such paragraph.

SECTION 5.05.  Litigation and Other Notices.  Furnish to the Administrative Agent, the Issuing Bank and each Lender prompt, but in no event later than three Business Days after the date on which the Borrower or Holdings acquires knowledge thereof, written notice of the following:

(a)   (i) any Event of Default or Default or (ii) any payment default with respect to any post-petition obligation in excess of $100,000, in each case, specifying the nature and extent thereof and the corrective action (if any) taken or proposed to be taken with respect thereto;

(b)   the filing or commencement of, or the receipt of any written threat or notice of intention of any Person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against Holdings, the Borrower or any Subsidiary that could reasonably be expected to result in a Material Adverse Effect, or any litigation, investigation or proceeding with respect to the DIP Facility; and

(c)   except as set forth in the financial statements referred to in Section 5.04(a), any development since the Closing Date that has resulted in, or could reasonably be expected to result in a Material Adverse Effect.

SECTION 5.06.  Information Regarding Collateral.  Furnish to the Administrative Agent prompt written notice of any change (i) in any Loan Party’s corporate name, (ii) in the jurisdiction of organization or formation of any Loan Party, (iii) in any Loan Party’s identity or corporate structure or (iv) in any Loan Party’s Federal Taxpayer Identification Number. Holdings and the Borrower also agree promptly to notify the Administrative Agent if any material portion of the Collateral is damaged or destroyed.

SECTION 5.07.  Maintaining Records; Access to Properties and Inspections.  Keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all requirements of law are made of all dealings and transactions in relation to its business and activities. Each Loan Party will, and will cause each of its subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender to visit and inspect the financial records and the properties of such Person at reasonable times and as often as reasonably requested and, so long as no Default or Event of Default has occurred and is continuing, upon reasonable prior notice, and to make extracts from and copies of such financial records, and permit any representatives designated by the Administrative Agent or any Lender to discuss the affairs, finances and condition of such Person with the officers thereof and independent accountants therefor.

SECTION 5.08.  Use of Proceeds.  (a) The proceeds of the Term Loans will be used only for the following purposes: (i) for the payment of prepetition amounts acceptable to the Required Lenders as authorized by the Bankruptcy Court pursuant to orders approving the first day motions filed by the Loan Parties; (ii) in accordance with the terms of the DIP Facility and the Orders (a) for the payment of working capital and other general corporate needs of the Borrower and the Guarantors in the ordinary course of business, and (b) for the payment of Chapter 11 expenses, including Taxes, allowed professional fees, costs and expenses for advisors, consultants, counsel and other professionals retained by the Borrower; and (iii) to pay fees and expenses related to the DIP Facility.

(b)   The DIP L/C Facility will be used only for the following purposes: (i) for the replacement of the Existing Letters of Credit, (ii) for issuance of new Letters of Credit, and (iii) for reimbursement obligations under the Letters of Credit, as necessary.

(c)   Without in any way limiting the foregoing in subsections (a) and (b) above, no Collateral, proceeds of the Loans, any portion of the Carve-Out or any other amounts may be used directly or indirectly by any of the Loan Parties, the official committee of unsecured creditors appointed in the Chapter 11 Cases (the “Committee”), if any, or any trustee or other estate representative appointed in the Chapter 11 Cases (or any successor case) or any other person or entity (or to pay any professional fees, disbursements, costs or expenses incurred in connection therewith): (a) to seek authorization to obtain liens or security interests that are senior to, or on a parity with, the DIP Liens or the Superpriority DIP Claims (except to the extent expressly set forth herein); or (b) to investigate (including by way of examinations or discovery proceedings), prepare, assert, join, commence, support or prosecute any action for any claim, counter-claim, action, proceeding, application, motion, objection, defense, or other contested matter seeking any order, judgment, determination or similar relief against, or adverse to the interests of, in any capacity, against any of the Agents, the Lenders, the Prepetition Agents or the Prepetition Lenders, and each of their respective officers, directors, controlling persons, employees, agents, attorneys, affiliates, assigns, or successors of each of the foregoing (collectively, the “Released Parties”), with respect to any transaction, occurrence, omission, action or other matter (including formal discovery proceedings in anticipation thereof), including, without limitation, (i) any claims or causes of action arising under chapter 5 of the Bankruptcy Code; (ii) any so-called “lender liability” claims and causes of action; (iii) any action with respect to the validity, enforceability, priority and extent of, or asserting any defense, counterclaim, or offset to, the Obligations, the Superpriority DIP Claims, the Liens granted under the Loan Documents, the Loan Documents, the Prepetition Loan Documents or the Prepetition Obligations; (iv) any action seeking to invalidate, modify, set aside, avoid or subordinate, in whole or in part, the Obligations or the Prepetition Obligations; (v) any action seeking to modify any of the rights, remedies, priorities, privileges, protections and benefits granted to either (A) the Agents or the Lenders hereunder or under any of the Loan Documents, or (B) the Prepetition Agents or the Prepetition Lenders under any of the Prepetition Loan Documents (in each case, including, without limitation, claims, proceedings or actions that might prevent, hinder or delay any of the Agents’ or the Lenders’ assertions, enforcements, realizations or remedies on or against the Collateral in accordance with the applicable Loan Documents and the Orders); or (vi) objecting to, contesting, or interfering with, in any way, the Agents’ and the Lenders’ enforcement or realization upon any of the Collateral once an Event of Default has occurred; provided, however, that no more than $25,000 in the aggregate of the Collateral, the Carve-Out, proceeds from the borrowings under the DIP Facility or any other amounts, may be used by the Committee to investigate claims and/or liens of the Prepetition Agent and Prepetition Lenders under the Prepetition Credit Agreement.

SECTION 5.09.  Employee Benefits.  (a) Comply in all material respects with the applicable provisions of ERISA and the Code with respect to any “employee benefit plan” (within the meaning of Section 3(3) of ERISA) and (b) furnish to the

Administrative Agent as soon as practicable after, and in any event within ten days after any responsible officer of Holdings, the Borrower or any ERISA Affiliate knows or has reason to know that, any ERISA Event has occurred that, alone or together with any other ERISA Event could reasonably be expected to result in material liability of Holdings, the Borrower or any ERISA Affiliate, a statement of a Financial Officer of Holdings or the Borrower setting forth details as to such ERISA Event and the action, if any, that Holdings or the Borrower proposes to take with respect thereto.

SECTION 5.10.  Compliance with Environmental Laws.  Comply, and cause all lessees and other Persons occupying or operating its properties to comply, in all material respects with all Environmental Laws applicable to its operations and properties; obtain and renew all material Environmental Permits necessary for its operations and properties; and conduct any response or remedial action in accordance in all material respects with Environmental Laws; provided, however, that none of Holdings, the Borrower or any Subsidiary shall be required to undertake any response or remedial action required by Environmental Laws to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP, except to the extent such response or remedial action is necessary to prevent or abate an imminent and substantial danger to human health or the environment.

SECTION 5.11.  Reserved.

SECTION 5.12.  Further Assurances.  (a) Execute any and all further documents, financing statements, agreements and instruments, and take all further action (including filing Uniform Commercial Code and other financing statements) that may be required under applicable law, or that the Required Lenders, the Administrative Agent or the Collateral Agent may reasonably request, in order to effectuate the transactions contemplated by the Loan Documents and in order to grant, preserve, protect and perfect the validity and first-priority of the security interests created or intended to be created by the Security Documents and the Orders.  The Borrower will cause any subsequently acquired or organized Domestic Subsidiary to become a Loan Party by executing the Guarantee and Collateral Agreement and each other applicable Security Document in favor of the Collateral Agent.

(b)   By its signature hereto, each Loan Party hereby authorizes Agent to, in connection with, and to the extent contemplated by, this Agreement, and subject to the Orders, file against such Loan Party, one or more financing, continuation or amendment statements pursuant to the Uniform Commercial Code in form and substance satisfactory to the Required Lenders (which statements may have a description of collateral which is broader than that set forth herein, including without limitation a description of collateral as “all assets’ and/or “all personal property” of such Loan Party).  Notwithstanding anything herein to the contrary, the Collateral Agent and Lenders agree that they will not require the filing of any mortgages or, except as set forth in Section 5.15, entry into any control agreements with respect to the Collateral.

SECTION 5.13.  [Reserved.]

SECTION 5.14.  Investor Calls.  No later than the seventh day after the delivery of financial statements under Section 5.04(a) or (b), the Financial Officers of Holdings shall hold a conference call with the Lenders to present a “management’s discussion and analysis of financial condition and results of operations” discussion on the financial statements so delivered, as well as to answer any reasonable questions from Lenders about such financial statements.  Holdings shall provide to Lenders notice of such conference calls at least two Business Days prior to the date thereof.

SECTION 5.15.  Post-Closing Obligations.  Notwithstanding anything to the contrary contained in this Agreement or the other Loan Documents, the parties hereto acknowledge and agree that within the time periods set forth in Schedule 5.15, or within such longer period or periods that the Administrative Agent in its sole discretion may permit, Holdings and the Subsidiaries shall deliver to the Administrative Agent the documents, and perform the actions, set forth on Schedule 5.15.

SECTION 5.16.  Ratings.  Each of Holdings and the Borrower shall use commercially reasonable efforts to, as soon as is practicable and in any event no later than May 26, 2016 obtain private ratings for the DIP Facility from each of S&P and Moody’s and thereafter, shall use commercially reasonable efforts to cause the DIP Facility to be continuously publicly rated by S&P and Moody’s.

For the avoidance of doubt, a failure by Holdings or the Borrower to obtain the ratings described in this Section 5.16 hereof within the period set forth above shall not constitute a default so long as each of Holdings and the Borrower has used commercially reasonable efforts to obtain such ratings within such period.

SECTION 5.17.  Reserved.

SECTION 5.18.  Bankruptcy Covenants.  Notwithstanding anything in the Loan Documents to the contrary, the Debtors shall comply with all material covenants, terms and conditions and otherwise perform all obligations set forth in the Orders.

SECTION 5.19.  Chapter 11 Cases.

(a)   Chapter 11 Case Documents and Notices.  Each Debtor shall deliver or cause to be delivered for review and comment, if reasonably practicable, at least two (2) days prior to filing (and, if not reasonably practicable, as soon as reasonably practicable prior to filing), all material pleadings, motions and other documents (provided that any of the foregoing relating to the DIP Facility shall be deemed material) to be filed on behalf of the Debtors with the Bankruptcy Court to the Administrative Agent and its counsel and shall consult in good faith with such counsel regarding the form and substance of any such proposed filing.  If not otherwise provided by the Bankruptcy Court’s electronic docketing system, the Borrower shall provide (x) copies to the Administrative Agent of all pleadings, motions, applications, judicial information, financial information and other documents filed by or on behalf of the Debtors with the Bankruptcy Court, distributed by or on behalf of the Debtors to any Committee, filed with respect to the Chapter 11 Cases or filed with respect to any Loan Document and (y) such other reports and information as the Administrative Agent may, from time to time, reasonably request.  In connection with the Chapter 11 Cases, the Debtors shall give the proper notice for (x) the motions seeking approval of the Loan Documents and the Orders and (y) the hearings for the approval of the Orders.  The Borrower and the other Debtors shall give, on a timely basis as specified in the Orders, all notices required to be given to all parties specified in the Orders.

(b)   [Reserved.]

(c)   Restructuring Proposals.  Each Loan Party shall promptly deliver or cause to be delivered to the Administrative Agent and the Lenders copies of any term sheets, proposals, presentations or other documents, from any party, related to (i) the restructuring of the Loan Parties, or (ii) the sale of assets of one or all of the Loan Parties.

(d)   Prepetition Payments.  Except to the extent permitted hereunder, under the Orders or under the Budget, no Loan Party shall, without the express prior written consent of the Administrative Agent and Required Lenders or pursuant to an order of the Bankruptcy Court after notice and a hearing,  use the proceeds of the Loans or cash collateral to make any Prepetition Payment.

(e)   Agreements.  Except as approved in writing by the Administrative Agent (acting at the direction of the Required Lenders) or contemplated by the Prepackaged Plan or the first day orders, no Loan Party shall assume, reject, cancel, terminate, breach or modify any agreement, contract, instrument or other document if such assumption, rejection, cancellation, termination, breach or modification, either individually or in the aggregate, would have a negative effect on the value of the Collateral or a Material Adverse Effect upon the Loan Parties’ operations.

ARTICLE VI

Negative Covenants

Each of Holdings and the Borrower covenants and agrees with each Lender that, so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document have been paid in full and all Letters of Credit have been cancelled or have expired and all amounts drawn thereunder have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing, neither Holdings nor the Borrower will, nor will they cause or permit any of the Subsidiaries to:

SECTION 6.01.  Indebtedness.  Incur, create, assume or permit to exist any Indebtedness, except:

(a) Indebtedness existing on the Petition Date;

(b) (i) Indebtedness created hereunder and under the other Loan Documents and (ii) Indebtedness incurred under the Prepetition Credit Agreement;

(c) Intercompany Indebtedness of the Borrower and the Subsidiaries to the extent permitted by Section 6.04(c) so long as any such Indebtedness owed by a Loan Party to a Subsidiary that is not a Subsidiary Guarantor is subordinated to the Obligations pursuant to an Affiliate Subordination Agreement and shall not require any payment with respect thereto until the Obligations are paid in full (other than any contingent indemnification Obligations for which no claim has been asserted);

(d) Capital Lease Obligations in an aggregate principal amount, when combined, not in excess of $500,000 at any time outstanding;

(e) Indebtedness represented by any loans, advances, capital contributions or acquisitions, forming any joint ventures or partnerships, or the making of any other investments in any Subsidiaries or any other Person, in each case agreed to in writing by the Required Lenders; and

(f) Indebtedness under performance bonds or with respect to workers’ compensation claims, in each case incurred in the ordinary course of business.

SECTION 6.02.  Liens.  Create, incur, assume or permit to exist any Lien on any property or assets (including Equity Interests or other securities of any Person, including the Borrower or any Subsidiary) now owned or hereafter acquired by it or on any income or revenues or rights in respect of any thereof, except:

(a) Liens on property or assets of the Borrower and the Subsidiaries existing on the date hereof and set forth in Schedule 6.02 or reflected in the title insurance policies delivered to the Administrative Agent; provided that such Liens shall secure only those obligations which they secure on the date hereof;

(b) any Lien created under the Loan Documents or the Orders;

(c) Liens for taxes, assessments, water charges, sewer rents or governmental charges which are not yet delinquent or which are being contested in compliance with Section 5.03;

(d) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, suppliers’, construction or other like Liens arising in the ordinary course of business and securing obligations which are (i) incident to the construction, operation, maintenance, repair, restoration or improvement of any property or asset and (ii) (A) not yet delinquent or (B) being contested in compliance with Section 5.03;

(e) Liens, pledges and deposits made in the ordinary course of business in compliance with workmen’s compensation, unemployment insurance and other social security laws or regulations;

(f) deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capital Lease Obligations but including new store leases), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(g) zoning restrictions, easements, rights-of-way, restrictions on use of real property and other Liens incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or any of the Subsidiaries;

(h) purchase money security interests in real property, improvements thereto or equipment hereafter acquired (or, in the case of improvements, constructed) by the Borrower or any Subsidiary; provided that (i) such security interests secure Indebtedness existing on the Closing Date and permitted by Section 6.01, (ii) the Indebtedness secured thereby does not exceed the lesser of the cost or the fair market value of such real property, improvements or equipment at the time of such acquisition (or construction) and (iv) such security interests do not apply to any other property or assets of the Borrower or any Subsidiary;

(i) judgment Liens securing judgments not constituting an Event of Default under Section 7.01;

(j) Liens in favor of collecting banks arising under Section 4-210 of the New York UCC and Liens (including the right of set-off) in favor of a bank or other depository institution arising as a matter of law encumbering deposits;

(k) any interest or title of a lessor or licensor under any operating lease or license entered into by any Loan Party in the ordinary course of business and covering only the assets leased or licensed; and

(l) other Liens arising by operation of law in the ordinary course of business.

SECTION 6.03.  Sale and Lease-Back Transactions.  Enter into any arrangement, directly or indirectly, with any Person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred.

SECTION 6.04.  Investments, Loans and Advances.  Purchase, hold or acquire any Equity Interests, evidences of indebtedness or other securities of, make or permit to exist any loans or advances to, or make or permit to exist any investment or any other interest in, any other Person, except:

(a) (i) investments by Holdings, the Borrower and the Subsidiaries existing on the date hereof in the Equity Interests of the Borrower and the Subsidiaries and (ii) additional investments by Holdings, the Borrower and the

Subsidiaries in the Equity Interests of the Borrower and the Subsidiary Guarantors; provided that any such Equity Interests held by a Loan Party shall be pledged pursuant to the Guarantee and Collateral Agreement or the Orders;

(b) Permitted Investments;

(c) loans or advances made by the Borrower to any Subsidiary and made by any Subsidiary to Holdings, the Borrower or any other Subsidiary; provided that (i) any such loans and advances made by a Loan Party to a Subsidiary that is not a Subsidiary Guarantor shall be evidenced by a promissory note pledged to the Collateral Agent for the ratable benefit of the Secured Parties pursuant to the Guarantee and Collateral Agreement, and (ii) any such loans and advances made by a Subsidiary that is not a Subsidiary Guarantor to a Loan Party shall be unsecured and subordinated to the Obligations pursuant to an Affiliate Subordination Agreement and shall not require any payment with respect thereto until the Obligations are paid in full (other than any contingent indemnification Obligations for which no claim has been asserted);

(d) investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

(e) [reserved];

(f) [reserved];

(g) [reserved];

(h) trade credit extended in the ordinary course of business;

(i) [reserved]; and

(j) [reserved].

SECTION 6.05.  Mergers, Consolidations, Sales of Assets and Acquisitions; Accounting.  (a)  Merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all the assets (whether now owned or hereafter acquired) of the Borrower or less than all the Equity Interests of any Subsidiary, or purchase, lease or otherwise acquire (in one transaction or a series of transactions) all or any substantial part of the assets of any other Person, except that the Borrower and any Subsidiary may (i) purchase and sell inventory in the ordinary course of business, (ii) dispose of Permitted Investments in the ordinary course of business and (iii) purchase and dispose of assets in accordance with the Budget subject to Permitted Variances.

(b)   Permit any change in accounting or treatment or reporting practices, except as required by GAAP or as permitted or contemplated by the RSA, the Prepackaged Plan or this Agreement.

SECTION 6.06.  Restricted Payments; Restrictive Agreements.  (a)  Declare or make, or agree to declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, or make any principal payment, interest payment or other payment on any loan or advance; provided, however, that (i) any Subsidiary may declare and pay dividends or make other distributions ratably to its equity holders and Holdings may declare and pay dividends in the form of common stock of Holdings on a pro rata basis to all holders, (ii) [reserved], (iii) [reserved], (iv) the Borrower may make distributions to Holdings in an amount necessary to enable Holdings to pay the Tax liabilities of Holdings, the Borrower and the Subsidiaries directly attributable to (or arising as a result of) the operations of Holdings, the Borrower and the Subsidiaries; provided, however, that the amount of distributions made pursuant to this clause (iv) shall not exceed the amount that Holdings, the Borrower and the Subsidiaries would be required to pay in respect of Federal, State and local taxes were the Borrower and the Subsidiaries to pay such taxes as stand-alone taxpayers (with appropriate adjustments, such as timing of the recognition of income and deductions, single surcharge exemptions, etc., for the fact that such companies actually file as part of a consolidated federal income tax return (and may similarly so file for certain state and local tax purposes) or are disregarded for income tax purposes), (v) [reserved], (vi) [reserved], (vii) [reserved], (ix) [reserved], (x) [reserved], (xi) [reserved] and (xii) any Restricted Payments required in connection with the Prepackaged Plan or the Orders; provided, however, that all distributions made to Holdings pursuant to clauses (ii), (iii), (iv), (v) and (vi) are used by Holdings for the purposes specified therein within 20 days of the receipt thereof.

(b)   Enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (i) the ability of Holdings, the Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (ii) the ability of any Subsidiary to pay dividends or other distributions with respect to any of its Equity Interests or to make or repay loans or advances to the Borrower or any other Subsidiary or to Guarantee Indebtedness of the Borrower or any other Subsidiary; provided that (A) the foregoing shall not apply to restrictions and conditions imposed by law or by any Loan Document or the Prepetition Credit Agreement, (B) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (C) the foregoing shall not apply to restrictions and conditions imposed on any Foreign Subsidiary by the terms of any Indebtedness of such Foreign Subsidiary permitted to be incurred hereunder, (D) clause (i) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (E) clause (i) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof and (F) the foregoing shall not apply to any restrictions and conditions in existence on the Closing Date.

SECTION 6.07.  Transactions with Affiliates.  Except for transactions between or among Loan Parties, sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except that (i) the Borrower or any Subsidiary may engage in any of the foregoing transactions, including such transactions permitted by Section 6.06, in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, (ii) the Borrower or any Subsidiary may perform all obligations under leases with Affiliates existing on the Closing Date to the extent permitted hereunder and made in accordance with the Budget; provided that such leases are not amended after the Closing Date on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, (iii) Subject to Section 6.06, Holdings, the Borrower or any Subsidiary may enter into, and perform under, employment agreements with their respective officers entered into in the ordinary course of business and approved by the board of directors of Holdings and the Required Lenders, (iv) Holdings may perform its obligations under the Registration Rights Agreement, dated as of January 18, 2007, to which it is a party and (v) the Borrower and its Subsidiaries may perform all obligations under the loans and investments permitted by Section 6.01(c) and Section 6.04(c).

SECTION 6.08.  Business of Holdings, Borrower and Subsidiaries.  (a)  With respect to Holdings, (i) engage in any business activities or have any assets or liabilities other than its ownership of the Equity Interests of the Borrower and activities incidental thereto, including its liabilities pursuant to the Guarantee and Collateral Agreement and guarantees of leases of Subsidiaries, or (ii) permit any Liens on the Equity Interests of the Borrower other than Liens in favor of the Lenders and Liens existing on the Closing Date.

(b)   With respect to the Borrower and the Subsidiaries, engage at any time in any business or business activity other than the business currently conducted by it and business activities reasonably incidental thereto.

SECTION 6.09.  Subordinated Indebtedness and Other Agreements.  (a)  Permit (i) any waiver, supplement, modification, amendment, termination or release of any indenture, instrument or agreement pursuant to which any subordinated Indebtedness of Holdings, the Borrower or any of the Subsidiaries is outstanding if the effect of such waiver, supplement, modification, amendment, termination or release would materially increase the obligations of the obligor or confer additional material rights on the holder of such subordinated Indebtedness in a manner adverse to Holdings, the Borrower, any of the Subsidiaries or the Lenders or (ii) any waiver or amendment of its certificate of incorporation or by-laws or other organizational documents if such waiver or amendment is adverse to the Lenders (in their capacity as such) in any material respect.

(b)   (i)  Make any distribution, whether in cash, property, securities or a combination thereof, other than regular scheduled payments of principal and interest as and when due (to the extent not prohibited by applicable subordination provisions), in respect of, or pay or prepay, or commit to pay or prepay, or directly or indirectly redeem, repurchase, retire or otherwise acquire for consideration, or set apart any sum for the aforesaid purposes, any subordinated Indebtedness, except as contemplated by the Orders, the Prepackaged Plan or the Budget.

SECTION 6.10.  Chapter 11 Claims.  Except for the Carve-Out and Permitted Priority Liens and as provided in the Orders, directly or indirectly, incur, create, assume, suffer to exist or permit any administrative expense claim or Lien that is pari passu with or senior to the claims or Liens granted under the Loan Documents, as the case may be, of the Administrative Agent and the Lenders against the Loan Parties hereunder or under the Orders, or apply to the Bankruptcy Court for authority to do so.

SECTION 6.11.  Revision of Orders; Applications to Bankruptcy Court; Superpriority Claims.  Directly or indirectly, (a) seek, support, consent to or suffer to exist any modification, stay, vacation or amendment of any Order or any other order of the Bankruptcy Court except for (i) any such modification, stay, vacation  or amendment  that is stayed or reversed with five Business Days, (ii) modifications and amendments that do not affect the interests of the Lenders and (iii) any modifications and amendments agreed to in writing by the Required Lenders, in their sole discretion, (b) apply to the Bankruptcy Court for authority to take any action prohibited by this Article VI (except to the extent such application and the taking of such action is conditioned upon receiving the written consent of the Administrative Agent and the Required Lenders, in their sole discretion) or (c) seek authorization for, or permit the existence of, any claims other than that of the Secured Parties entitled to superpriority status under section 364(c)(1) of the Bankruptcy Code that is senior or pari passu with the Secured Parties’ claim under section 364(c)(1) of the Bankruptcy Code, except for the Carve-Out.

SECTION 6.12.  Compliance with Budget.

(a)   Except as otherwise provided herein or approved by the Administrative Agent (at the direction of the Required Lenders, in their sole discretion), directly or indirectly, (a) use any cash, including the proceeds of any Loans, in a manner or for a purpose other than those permitted under this Agreement, the Orders or the Budget, (b) make any Prepetition Payment or application for authority to make any Prepetition Payment, other than those permitted by this Agreement, the Orders, the Prepackaged Plan or the Budget, (c) permit the actual aggregate disbursements in any Testing Period to exceed the aggregate amount of disbursements in the Budget for such Testing Period by more than the Permitted Variance, and (d) permit the actual aggregate cash receipts (excluding proceeds of the Loans that may be deemed a receipt) during any Testing Period to be less than the aggregate amount of such cash receipts in the Budget for such Testing Period by more than the Permitted Variance; and

(b)   So long as an unwaived Event of Default has not occurred, and to the extent permitted under the Orders, the Loan Parties are authorized and directed to pay fees and expenses allowed and payable, as applicable, by any interim, procedural, or final order of the Bankruptcy Court (that has not been vacated or stayed, unless the stay has been vacated) under Sections 330 and 331 of the Bankruptcy Code, as the same may be due and payable.

SECTION 6.13.  Fiscal Year.  With respect to Holdings and the Borrower, change their fiscal year-end to a date other than the Sunday closest to March 31, except as permitted under GAAP.

SECTION 6.14.  Reserved.

SECTION 6.15.  Investigation Rights.  The Committee (to the extent one is appointed) shall have a maximum of thirty (30) calendar days from the date of the Committee’s appointment, but in no event later than forty-five (45) calendar days from entry of the Interim Order (the “Investigation Period”) to investigate and commence an adversary proceeding or contested matter, as required by the applicable Federal Rules of Bankruptcy Procedure, and challenge (each, a “Challenge”) the findings, the Loan Parties’ stipulations, or any other stipulations contained in the Orders, including, without limitation, any challenge to the validity, priority or enforceability of the liens securing the obligations under the Prepetition Loan Documents, or to assert any claim or cause of action against the Prepetition Agent or the Prepetition Lenders arising under or in connection with the Prepetition Loan Documents or the Prepetition Obligations, as the case may be, whether in the nature of a setoff, counterclaim or defense of Prepetition Obligations, or otherwise.  The Investigation Period may only be extended with the prior written consent of counsel to the Administrative Agent (acting at the direction of the Required Lenders), as memorialized in an order of the Bankruptcy Court.  Except to the extent asserted in an adversary proceeding or contested matter filed during the Investigation Period, upon the expiration of such applicable Investigation Period (to the extent not otherwise waived or barred), (i) any and all Challenges or potential challenges shall be deemed to be forever waived and barred; (ii) all of the agreements, waivers, releases, affirmations, acknowledgements and stipulations contained in the Orders shall be irrevocably and forever binding on the Loan Parties, the Committee and all parties-in-interest and any and all successors-in-interest as to any of the foregoing, including any Chapter 7 Trustee, without further action by any party or the Bankruptcy Court; (iii) the Prepetition Obligations shall be deemed to be finally allowed and the Prepetition Credit Agreement Liens shall be deemed to constitute valid, binding and enforceable encumbrances, and not subject to avoidance pursuant to the Bankruptcy Code or applicable non-bankruptcy law; and (iv) the Loan Parties shall be deemed to have released, waived and discharged the Released Parties from any and all claims and causes of action arising out of, based upon or related to, in whole or in part, the Prepetition Obligations.  Notwithstanding anything to the contrary herein: (x) if any Challenge is timely commenced, the stipulations contained in the Final Order shall nonetheless remain binding on all other parties-in-interest and preclusive except to the extent that such stipulations are expressly and successfully challenged in such Challenge; and (y) the Released Parties reserve all of their rights to contest on any grounds any Challenge.

SECTION 6.16.  Access to Controlled Account  No Loan Party shall withdraw funds from any Controlled Account after the occurrence and during the continuance of a Default or Event of Default.

ARTICLE VII

Events of Default

SECTION 7.01.  Events of Default.  In case of the happening of any of the following events (“Events of Default”):

(a) any representation or warranty made or deemed made in or in connection with any Loan Document or the borrowings or issuances of Letters of Credit hereunder, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to any Loan Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;

(b) default shall be made in the payment of any principal of any Loan or the reimbursement with respect to any L/C Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

(c) default shall be made in the payment of any interest on any Loan or any Fee or L/C Disbursement or any other amount (other than an amount referred to in (b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of five Business Days;

(d) default shall be made in the due observance or performance by Holdings, the Borrower or any Subsidiary of any covenant, condition or agreement contained in Section 2.01(h), 5.01(a), 5.02, 5.04, 5.05, 5.08, 5.15 or 5.18 or in Article VI;

(e) default shall be made in the due observance or performance by Holdings, the Borrower or any Subsidiary of any covenant, condition or agreement contained in any Loan Document (other than those specified in (b), (c) or (d) above) and such default shall continue unremedied for a period of 30 days after the earlier of (i) notice thereof from the Administrative Agent to the Borrower (which notice shall also be given at the request of any Lender) or (ii) knowledge thereof of Holdings or the Borrower;

(f)  (i) Holdings, the Borrower or any Subsidiary shall fail to pay any principal or interest, regardless of amount, due in respect of any post-petition Material Indebtedness, when and as the same shall become due and payable (subject to any applicable grace periods) or (ii) any other event or condition occurs that results in any post-petition Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any post-petition Material Indebtedness or any trustee or agent on its or their behalf to cause any post-petition Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (ii) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

(g) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other such ERISA Events, could reasonably be expected to result in liability of the Borrower and its ERISA Affiliates in an aggregate amount exceeding $10,000,000;

(h) any Guarantee under the Guarantee and Collateral Agreement for any reason shall cease to be in full force and effect (other than in accordance with its terms), or any Guarantor shall deny in writing that it has any further liability under the Guarantee and Collateral Agreement (other than as a result of the discharge of such Guarantor in accordance with the terms of the Loan Documents);

(i) any security interest in Collateral purported to be created by any Security Document or Order shall cease to be, or shall be asserted by the Borrower or any other Loan Party not to be, a valid, perfected, first-priority (except as otherwise expressly provided in this Agreement or such Security Document or Order) security interest in the securities, assets or properties covered thereby;

(j) any subordinated Indebtedness of Holdings, the Borrower and the Subsidiaries constituting Material Indebtedness shall cease (or any Loan Party or an Affiliate of any Loan Party shall so assert), for any reason, to be validly subordinated to the Obligations as provided in the agreements evidencing such subordinated Indebtedness;

(k) there shall have occurred a Change in Control, except as contemplated by the Prepackaged Plan; or

(l) The occurrence of any of the following in any Chapter 11 Case:

(i) filing of a plan of reorganization under Chapter 11 of the Bankruptcy Code by the Loan Parties (other than the Prepackaged Plan) that has not been consented to by the Required Lenders;

(ii) filing of a plan of reorganization by the Loan Parties (other than the Prepackaged Plan) that does not propose to indefeasibly repay the Obligations in full in cash, unless otherwise consented to by the Administrative Agent and the Required Lenders;

(iii) any of the Loan Parties shall file a pleading seeking to vacate or modify any of the Orders over the objection of the Administrative Agent at the direction of the Required Lenders;

(iv) entry of an order without the prior written consent of the Required Lenders amending, supplementing or otherwise modifying any Order, other than (i) any such amendment, supplement or modification  that is stayed or reversed with five Business Days and (ii) amendments, supplements or modifications that do not affect the interests of the Lenders;

(v) reversal, vacation or stay of the effectiveness of any Order for a period in excess of five (5) Business Days;

(vi) any violation of the terms of any Order for a period in excess of five (5) Business Days;

(vii) dismissal of the Chapter 11 Case of a Loan Party with material assets or conversion of the Chapter 11 Case of a Loan Party with material assets to a case under Chapter 7 of the Bankruptcy Code, which dismissal or conversion shall not have been reversed, stayed or vacated within three (3) calendar days, or any of the Loan Parties shall seek or request the entry of an order to effect the foregoing;

(viii) appointment of a Chapter 11 trustee or examiner with enlarged powers relating to the operation of the business of the Borrower or any Guarantor, which appointment shall not have been reversed, stayed or vacated within three (3) calendar days, or any of the Loan Parties shall seek or request the entry of an order to effect the foregoing;

(ix) any sale of all or substantially all assets of the Loan Parties pursuant to section 363 of the Bankruptcy Code, unless (i) the proceeds of such sale indefeasibly satisfy the Obligations in full in cash, or (ii) such sale is supported by the Administrative Agent at the direction of the Required Lenders;

(x) failure to meet a Milestone, unless extended or waived by the prior written consent of the Administrative Agent at the direction of the Required Lenders;

(xi) granting of relief from the automatic stay in the Chapter 11 Cases to permit foreclosure or enforcement on assets of the Borrower or any Guarantor, in each case, with an aggregate fair market value in excess of $10,000,000 unless stayed, vacated, or satisfied for a period of twenty (20) calendar days after entry thereof, without the written consent of the Administrative Agent at the direction of the Required Lenders;

(xii) the Loan Parties’ filing of (or supporting another party in the filing of) a motion seeking entry of, or the entry of an order, granting any superpriority claim or lien (except as contemplated herein) which is senior to or pari passu with the Lenders’ claims under the DIP Facility;

(xiii) the Loan Parties’ filing of a motion seeking entry of an order approving any key employee incentive plan, employee retention plan, or comparable plan, except as provided in the Prepackaged Plan, without the prior written consent of the Required Lenders;

(xiv) the Loan Parties’ challenge (or supporting any other person’s challenge) to the validity or enforceability of any of the obligations of the parties under the Prepetition Loan Documents;

(xv) payment of or granting adequate protection with respect to prepetition debt, other than as expressly provided herein or in the Orders or consented to by the Administrative Agent at the direction of the Required Lenders;

(xvi) expiration or termination of exclusivity of a Loan Party with material assets;

(xvii) cessation of the Superpriority DIP Claims to be valid and enforceable in all respects;

(xviii) Permitted Variances under the Budget are exceeded for any period of time without consent of or waiver by the Administrative Agent at the direction of the Required Lenders;

(xix) the Loan Parties’ CRO ceases to serve in such capacity or is replaced, unless such replacement is reasonably acceptable to the Required Lenders in their reasonable discretion;

(xx) any uninsured judgments are entered with respect to any post-petition liabilities against any of the Loan Parties or any of their respective properties in a combined aggregate amount in excess of $10,000,000, unless stayed, vacated, or satisfied for a period of twenty (20) calendar days after entry thereof;

(xxi) the termination of the RSA and revocation of the votes to accept the Prepackaged Plan by Prepetition Lenders that has the effect of causing the percentage of funded debt owned by the Requisite Consenting Lenders to fall below 66 2/3% of the total amount outstanding under the Prepetition Loan Documents, it being understood and agreed that Requisite Consenting Lenders shall have the right to revoke their votes to accept the Prepackaged Plan as provided in the RSA; or

(xxii) any Loan Party asserting any right of subrogation or contribution against any other Loan Party until all borrowings under the DIP Facility are paid in full and the commitments are terminated.

then, and in every such event, and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by written notice to the Borrower, its counsel, the U.S. Trustee and counsel for any statutory committee, terminate the DIP Facility, declare the obligations in respect thereof to be immediately due and payable and, subject to Section 7.02, exercise all rights and remedies under the Loan Documents and the Orders.

SECTION 7.02.  Remedies upon an Event of Default.  (a)  If any Event of Default occurs and is continuing, then, and in any such event, without further order from the Bankruptcy Court, and subject to the terms of the Orders, the automatic stay provisions of section 362 of the Bankruptcy Code shall be vacated and modified to the extent necessary to permit the Administrative Agent and the Lenders to exercise all rights and remedies provided for in the DIP Loan Documents, and to take any or all of the following actions without further order of or application to the Bankruptcy Court (as applicable): (i) immediately terminate the Loan Parties’ limited use of any cash collateral; (ii) cease making any Loans under the DIP Facility to the Loan Parties; (iii) declare all Obligations to be immediately due and payable; (iv) freeze monies or balances in the Loan Parties’ accounts (and, with respect to this Agreement and the DIP Facility, sweep all funds contained in any Controlled Account); (v) immediately set-off any and all amounts in accounts maintained by the Loan Parties with the Administrative Agent or the Lenders against the Obligations, or otherwise enforce any and all rights against the Collateral in the possession of any of the applicable Secured Parties, including, without limitation, disposition of the Collateral solely for application towards the Obligations; and (vi) take any other actions or exercise any other rights or remedies permitted under the Orders, the Loan Documents or applicable law to effect the repayment of the Obligations; provided, however, that prior to the exercise of any right in clauses (i) or (vi) of this paragraph, the Administrative Agent shall be required to provide five (5) business days written notice to the Loan Parties and the Committee of the Administrative Agent’s intent to exercise its rights and remedies; provided, further, that neither the Loan Parties, the Committee nor any other party-in-interest shall have the right to contest the enforcement of the remedies set forth in the Orders and the Loan Documents on any basis other than an assertion that an Event of Default has not occurred or has been cured within the cure periods expressly set forth in the applicable Loan Documents.  The Loan Parties shall cooperate fully with the Administrative Agent and the DIP Lenders in their exercise of rights and remedies, whether against the Collateral or otherwise.

(b)   Except as expressly provided above in this Section 7.02, to the maximum extent permitted by applicable law, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

(c)   Each of the Loan Parties hereby waives any right to seek relief under the Bankruptcy Code, including under section 105 thereof, to the extent such relief would restrict or impair the rights and remedies of the Administrative Agent and the Lenders set forth in the Orders and in the Loan Documents.

ARTICLE VIII

The Administrative Agent and the Collateral Agent; Etc.

Each Lender and the Issuing Bank hereby irrevocably appoints the Administrative Agent and the Collateral Agent (for purposes of this Article VIII, the Administrative Agent and the Collateral Agent are referred to collectively as the “Agents”) its agent and authorizes the Agents to take such actions on its behalf and to exercise such powers as are delegated to such Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.  Without limiting the generality of the foregoing, the Agents are hereby expressly authorized to (i) execute any and all documents (including releases) with respect to the Collateral and the rights of the Secured Parties with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the Security Documents and (ii) negotiate, enforce or settle any claim, action or proceeding affecting the Lenders in their capacity as such, at the direction of the Required Lenders, which negotiation, enforcement or settlement will be binding upon each Lender.

The institution serving as the Administrative Agent or the Collateral Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with Holdings, the Borrower or any Subsidiary or other Affiliate thereof as if it were not an Agent hereunder.

Neither Agent shall have any duties or obligations except those expressly set forth in the Loan Documents.  Without limiting the generality of the foregoing, (a) neither Agent shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) neither Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that such Agent is instructed in writing to exercise by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.08), and (c) except as expressly set forth in the Loan Documents, neither Agent shall have any duty to disclose, nor shall it be liable for the failure to disclose, any information relating to Holdings, the Borrower or any of the Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or Collateral Agent or any of its Affiliates in any capacity.  Neither Agent shall be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.08) or in the absence of its own gross negligence or willful misconduct.  Neither Agent shall be deemed to have knowledge of any Default unless and until written notice thereof is given to such Agent by Holdings, the Borrower or a Lender, and neither Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to such Agent.

Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person.  Each Agent may also rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  Each Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Each Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by it.  Each Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers by or through their respective Related Parties.  The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of each Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the DIP Facility as well as activities as Agent.

Subject to the appointment and acceptance of a successor Agent as provided below, either Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Borrower.  Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor.  If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank.  If no successor Agent has been appointed pursuant to the immediately preceding sentence by the 30th day after the date such notice of resignation was given by such Agent, such Agent’s resignation shall become effective and the Required Lenders shall thereafter perform all the duties of such Agent hereunder and/or under any other Loan Document until such time, if any, as the Required Lenders appoint a successor Administrative Agent and/or Collateral Agent, as the case may be.  Any such resignation by such Agent hereunder shall also constitute, to the extent applicable, its resignation as an Issuing Bank, in which case such resigning Agent (a) shall not be required to issue any further Letters of Credit hereunder and (b) shall maintain all of its rights as Issuing Bank with respect to any Letters of Credit issued by it prior to the date of such resignation.  Upon the acceptance of its appointment as Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder.  The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After an Agent’s resignation hereunder, the provisions of this Article and Section 9.05 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while acting as Agent.

Each Lender acknowledges that it has, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender also acknowledges that it will, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any other Loan Document, any related agreement or any document furnished hereunder or thereunder.

No Secured Party shall have any right individually to realize upon any of the Collateral or to enforce any Guarantee of the Obligations, it being understood and agreed that all powers, rights and remedies under the Loan Documents may be exercised solely by the Agents on behalf of the Secured Parties in accordance with the terms thereof.  In the event of a foreclosure by the Collateral Agent on any of the Collateral pursuant to a public or private sale or other disposition, any Lender may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition, and the Administrative Agent or Collateral Agent, as agent for and representative of the Secured Parties (but not any Lender or Lenders in its or their respective individual capacities unless the Required Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale, to use and apply any of the Obligations as a credit on account of the purchase price for any Collateral payable by such Agent on behalf of the Secured Parties at such sale or other disposition.  Each Secured Party, whether or not a party hereto, will be deemed, by its acceptance of the benefits of the Collateral and of the Guarantees of the Obligations provided under the Loan Documents, to have agreed to the foregoing provisions.

Nothing contained herein shall be deemed to (x) require any Agent to file or prove any claim in the Chapter 11 Cases, or (y) authorize any Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

In connection with any sale of any of the Loan Parties’ assets under section 363 of the Bankruptcy Code or under a plan of reorganization the Administrative Agent shall have the right to credit bid all amounts outstanding under the DIP Facility at the direction of the Required Lenders, in each case, in accordance with section 363(k) of the Bankruptcy Code.

ARTICLE IX

Miscellaneous

SECTION 9.01.  Notices; Electronic Communications.  Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax, as follows:

(a) if to the Borrower or Holdings, to it at 2284 12th Avenue, New York, New York 10027, Attention: Chief Financial Officer (Fax No. 646-224-1346), with a copy to General Counsel (Fax No. 646-616-8072);

(b) if to the Administrative Agent, to Credit Suisse AG, Agency Manager, One Madison Avenue, New York, NY 10010, Fax: 212-322-2291, email: agency.loanops@credit-suisse.com;

(c) if to the Collateral Agent, to Credit Suisse AG, One Madison Avenue, 2nd Floor, New York, NY 10010, Attn: Loan Operations - Boutique Management, Tel: 212-538-3525, e-mail: nirmala.durgana@credit-suisse.com and list.ops-collateral@credit-suisse.com; and

(d) if to a Lender, to it at its address (or fax number) set forth on Schedule 2.01 or in the Assignment and Acceptance pursuant to which such Lender shall have become a party hereto.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by fax or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 9.01. As agreed to among Holdings, the Borrower, the Administrative Agent and the applicable Lenders from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable Person provided from time to time by such Person.

The Borrower hereby agrees, unless directed otherwise by the Administrative Agent or unless the electronic mail address referred to below has not been provided by the Administrative Agent to the Borrower, that it will, or will cause the Subsidiaries to, provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to the Loan Documents or to the Lenders under Article V, including all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (a) is or relates to a Borrowing Request, a notice pursuant to Section 2.10 or a notice requesting the issuance, amendment, extension or renewal of a

Letter of Credit pursuant to Section 2.22, (b) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (c) provides notice of any Default or Event of Default under this Agreement or any other Loan Document or (d) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any Borrowing or other extension of credit hereunder (all such non-excluded communications being referred to herein collectively as “Communications”), by transmitting the Communications in an electronic/soft medium that is properly identified in a format acceptable to the Administrative Agent to an electronic mail address as directed by the Administrative Agent.  In addition, the Borrower agrees, and agrees to cause the Subsidiaries, to continue to provide the Communications to the Administrative Agent or the Lenders, as the case may be, in the manner specified in the Loan Documents but only to the extent requested by the Administrative Agent.

The Borrower hereby acknowledges that (a) the Administrative Agent will make available to the Lenders and the L/C Issuer materials and/or information provided by or on behalf of the Borrower hereunder (collectively, the “Borrower Materials”) by posting the Borrower Materials on Intralinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower or its securities) (each, a “Public Lender”). The Borrower hereby agrees that (i) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (ii) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Borrower or its securities for purposes of United States federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 9.16); (iii) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated as “Public Investor;” and (iv) the Administrative Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not marked as “Public Investor.” Notwithstanding the foregoing, the following Borrower Materials shall be marked “PUBLIC”, unless the Borrower notifies the Administrative Agent promptly that any such document contains material non-public information: (A) the Loan Documents and (B) notification of changes in the terms of the DIP Facility.

Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable law, including United States Federal and state securities laws, to make reference to Communications that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities laws.

THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE”.  NEITHER THE ADMINISTRATIVE AGENT NOR ANY OF ITS RELATED PARTIES WARRANTS THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS OR THE ADEQUACY OF THE PLATFORM AND EACH EXPRESSLY DISCLAIMS LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS.  NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS IS MADE BY THE ADMINISTRATIVE AGENT OR ANY OF ITS RELATED PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM.  IN NO EVENT SHALL THE ADMINISTRATIVE AGENT OR ANY OF ITS RELATED PARTIES HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER OR ANY OTHER PERSON FOR DAMAGES OF ANY KIND, WHETHER OR NOT BASED ON STRICT LIABILITY AND INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY LOAN PARTY’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF ANY SUCH PERSON IS FOUND IN A FINAL RULING BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED PRIMARILY FROM SUCH PERSON’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

The Administrative Agent agrees that the receipt of the Communications by the Administrative Agent at its e-mail address set forth above shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Loan Documents.  Each Lender agrees that receipt of notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents.  Each Lender agrees to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Lender’s e-mail address to which the foregoing notice may be sent by electronic transmission and that the foregoing notice may be sent to such e-mail address.

Nothing herein shall prejudice the right of the Administrative Agent or any Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

SECTION 9.02.  Survival of Agreement.  All covenants, agreements, representations and warranties made by the Borrower or Holdings herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and the Issuing Bank and shall survive the making by the Lenders of the Loans and the issuance of Letters of Credit by the Issuing Bank, regardless of any investigation made by the Lenders or the Issuing Bank or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any Fee or any other amount payable under this Agreement or any other Loan

Document is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not been terminated.  The provisions of Sections 2.14, 2.16, 2.20 and 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the expiration of any Letter of Credit, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent, any Lender or the Issuing Bank.

SECTION 9.03.  Binding Effect.  This Agreement shall become effective when it shall have been executed by the Borrower, Holdings and the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto.

SECTION 9.04.  Successors and Assigns.  (a)  Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrower, Holdings, the Administrative Agent, the Collateral Agent, the Issuing Bank or the Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

(b)    Each Lender may assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it), with notice to the Borrower (failure to provide or delay in providing such notice shall not invalidate such assignment) and the prior written consent of the Administrative Agent (not to be unreasonably withheld or delayed); provided, however, that (i) in the case of an assignment of a L/C Credit Commitment, each of the Borrower and the Issuing Bank must also give its prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed) (provided that (A) the consent of the Borrower shall not be required for any such assignment made (1) to another L/C Credit Lender or (2) after the occurrence and during the continuance of any Default or Event of Default and (B) the consent of the Borrower will be deemed to have been given if the Borrower has not responded within five business days of a request for such consent), (ii) the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall be in an integral multiple of, and not less than, $1,000,000 (or, if less, the entire remaining amount of such Lender’s Commitment or Loans of the relevant Class); provided that simultaneous assignments by or to two or more Related Funds shall be combined for purposes of determining whether the minimum assignment requirement is met, (iii) the parties to each assignment shall (A) execute and deliver to the Administrative Agent an Assignment and Acceptance via an electronic settlement system acceptable to the Administrative Agent or (B) if previously agreed with the Administrative Agent, manually execute and deliver to the Administrative Agent an Assignment and Acceptance, and, in each case, shall pay to the Administrative Agent a processing and recordation fee of $3,500 (which fee may be waived or reduced in the sole discretion of the Administrative Agent), (iv) the assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire (in which the assignee shall designate one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Loan Parties and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws) and, to the Administrative Agent and the Borrower, all applicable tax forms (including the tax forms required pursuant to Section 2.20(e) hereof), (v) [reserved] and (vi) a Lender may not make any assignment to Sponsor or its Affiliates. Upon acceptance and recording pursuant to paragraph (e) of this Section 9.04, from and after the effective date specified in each Assignment and Acceptance, (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and (B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.16, 2.20 and 9.05, as well as to any Fees accrued for its account and not yet paid).

(c)   By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows:  (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Term Loan Commitment and L/C Credit Commitment, and the outstanding balances of its Term Loans and L/C Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance, (ii) except as set forth in (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of the Borrower or any Subsidiary or the performance or observance by the Borrower or any Subsidiary of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is an Eligible Assignee legally authorized to enter into such Assignment and Acceptance; (iv) [reserved]; (v) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements referred to in Section 3.05 or delivered pursuant to Section 5.04 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (vi) such assignee will independently and without reliance upon the Administrative Agent, the Collateral Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vii) such assignee appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent and the Collateral Agent, respectively, by the terms hereof, together with such powers as are reasonably incidental thereto; and (viii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

(d)   The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of and interest on the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive and the Borrower, the Administrative Agent, the Issuing Bank, the Collateral Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrower, the Issuing Bank, the Collateral Agent and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(e)   Upon its receipt of, and consent to, a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) above, if applicable, and the written consent of the Administrative Agent and, if required, the Borrower and the Issuing Bank to such assignment and any applicable tax forms, the Administrative Agent shall (i) accept such Assignment and Acceptance and (ii) record the information contained therein in the Register. No assignment shall be effective unless it has been recorded in the Register as provided in this paragraph (e).

(f)   Each Lender may without the consent of the Borrower, the Issuing Bank or the Administrative Agent sell participations to one or more banks or other Persons in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided, however, that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other Persons shall be entitled to the benefit of the cost protection provisions contained in Sections 2.14, 2.16 and 2.20 to the same extent as if they were Lenders (but, with respect to any particular participant, to no greater extent than the Lender that sold the participation to such participant, and only if such participant provides any necessary documentation to the Administrative Agent and the Borrower under Section 2.20 as if it were a Lender hereunder), and (iv) the Borrower, the Administrative Agent, the Issuing Bank and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to the Loans or L/C Disbursements and to approve any amendment, modification or waiver of any provision of this Agreement (other than, if agreed to between such participating bank or Person and the applicable Lender, amendments, modifications or waivers decreasing any fees payable to such participating bank or Person hereunder or the amount of principal of or the rate at which interest is payable on the Loans in which such participating bank or Person has an interest, extending any scheduled principal payment date or date fixed for the payment of interest on the Loans in which such participating bank or Person has an interest, increasing or extending the Commitments in which such participating bank or Person has an interest or releasing any Guarantor (other than in connection with the sale of such Guarantor in a transaction permitted by Section 6.05) or all or substantially all of the Collateral).  To the extent permitted by law, each participating bank or other Person also shall be entitled to the benefits of Section 9.06 as though it were a Lender, provided that such participating bank or other Person agrees to be subject to Section 2.18 as though it were a Lender.  Any Lender that sells participations as permitted hereunder shall collect from such participants the forms, certificates or other documents described in Section 2.20(e) as if such participant were a Lender, and shall provide them to the Borrower.  Each Lender having sold a participation under this Agreement, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain a register (the “Participant Register”) for the recordation of the names and addresses of such participants and the rights, interests or obligations of such participants in any Loan and in any right to receive any payments hereunder (including, in particular, the principal amounts and stated interest of each Participant’s interest in any Loan or other obligations under this Agreement).  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  The Participant Register shall be available for inspection by the Borrower and the Administrative Agent at any time and from time to time upon reasonable prior notice.

(g)   Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.04, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided that, prior to any such disclosure of information designated by the Borrower as confidential, each such assignee or participant or proposed assignee or participant shall execute an agreement whereby such assignee or participant shall agree (subject to customary exceptions) to preserve the confidentiality of such confidential information on terms no less restrictive than those applicable to the Lenders pursuant to Section 9.16.

(h)   Any Lender may at any time assign all or any portion of its rights under this Agreement to secure extensions of credit to such Lender or in support of obligations owed by such Lender; provided that no such assignment shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.

(i)   Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPV”), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPV to make any Loan and (ii) if an SPV elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof.  The making of a Loan by an SPV hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender.  Each party hereto hereby agrees that no SPV shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender).  In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPV, it will not institute against, or join any other Person in instituting against, such SPV any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof.  In addition, notwithstanding anything to the contrary contained in this Section 9.04, any SPV may (i) with notice to, but without the prior written consent of, the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by the Borrower and Administrative Agent) providing liquidity or credit support to or for the account of such SPV to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPV.

(j)   Neither Holdings nor the Borrower shall assign or delegate any of its rights or duties hereunder without the prior written consent of the Administrative Agent, the Issuing Bank and each Lender, and any attempted assignment without such consent shall be null and void.

(k)   In the event that any L/C Credit Lender shall become a Defaulting Lender or S&P, Moody’s and Thompson’s BankWatch (or InsuranceWatch Ratings Service, in the case of Lenders that are insurance companies (or Best’s Insurance Reports, if such insurance company is not rated by Insurance Watch Ratings Service)) shall, after the date that any Lender becomes a L/C Credit Lender, downgrade the long-term certificate deposit ratings of such Lender, and the resulting ratings shall be below BBB-, Baa3 and C (or BB, in the case of a Lender that is an insurance company (or B, in the case of an insurance company not rated by InsuranceWatch Ratings Service)) (or, with respect to any L/C Credit Lender that is not rated by any such ratings service or provider, the Issuing Bank shall have reasonably determined that there has occurred a material adverse change in the financial condition of any such Lender, or a material impairment of the ability of any such Lender to perform its obligations hereunder, as compared to such condition or ability as of the date that any such Lender became a L/C Credit Lender) then the Issuing Bank shall have the right, but not the obligation, at its own expense, upon notice to such Lender and the Administrative Agent, to replace such Lender with an assignee (in accordance with and subject to the restrictions contained in paragraph (b) above), and such Lender hereby agrees to transfer and assign without recourse (in accordance with and subject to the restrictions contained in paragraph (b) above) all its interests, rights and obligations in respect of its L/C Credit Commitment to such assignee; provided, however, that (i) no such assignment shall conflict with any law, rule and regulation or order of any Governmental Authority and (ii) the Issuing Bank or such assignee, as the case may be, shall pay to such Lender in immediately available funds on the date of such assignment the principal of and interest accrued to the date of payment on the Loans made by such Lender hereunder and all other amounts accrued for such Lender’s account or owed to it hereunder.

(l)   Notwithstanding anything set forth in this Section 9.04, any assignment of Commitments and/or Loans of any Class on or prior to May 12, 2016 shall be a ratable assignment of the Commitments and/or Loans of the applicable Lenders and shall be made at par (net of “original issue discount”) plus accrued interest with respect thereto.

(m)   This Agreement, the other Loan Documents, and all Liens and DIP Liens and other rights and privileges created hereby or pursuant hereto or to any other Loan Document shall be binding upon each Debtor, the estate of each Debtor, and any trustee, other estate representative or any successor in interest of any Debtor in any Chapter 11 Case or any subsequent case commenced under Chapter 7 of the Bankruptcy Code, and shall not be subject to Section 365 of the Bankruptcy Code.  This Agreement and the other Loan Documents shall be binding upon, and inure to the benefit of, the successors of the Administrative Agent and the Lenders and their respective assigns, transferees and endorsees.  The Liens and DIP Liens created by this Agreement and the other Loan Documents shall be and remain valid and perfected in the event of the substantive consolidation or conversion of any Chapter 11 Case or any other bankruptcy case of any Debtor to a case under Chapter 7 of the Bankruptcy Code or in the event of dismissal of any Chapter 11 Case or the release of any Collateral from the jurisdiction of the Bankruptcy Court for any reason, without the necessity that the Administrative Agent file financing statements or otherwise perfect its Liens or DIP Liens under applicable law.  No Loan Party may assign, transfer, hypothecate or otherwise convey its rights, benefits, obligations or duties hereunder or under any of the other Loan Documents without the prior express written consent of the Administrative Agent and the Lenders.  Any such purported assignment, transfer, hypothecation or other conveyance by any Loan Party without the prior express written consent of the Administrative Agent and the Lenders shall be void.  The terms and provisions of this Agreement are for the purpose of defining the relative rights and obligations of each Loan Party, the Administrative Agent and the Lenders with respect to the transactions contemplated hereby and no Person shall be a third party beneficiary of any of the terms and provisions of this Agreement or any of the other Loan Documents.

Notwithstanding the foregoing provisions of this Section 9.04, nothing in this Section 9.04 is intended to or should be construed to limit the Borrower’s right to prepay the Obligations as provided hereunder, including under Sections 2.11 and 2.13(a).

SECTION 9.05.  Expenses; Indemnity.  (a)  The Borrower and each Guarantor Holdings agree, jointly and severally, to pay all reasonable and documented (in summary form) out-of-pocket fees, costs, disbursements and expenses (i) incurred by the Administrative Agent (including (and limited, in the case of counsel, to) all reasonable fees, costs, disbursements and expenses of the Administrative Agent’s outside counsel, K&S, and, to the extent necessary, one firm of local counsel engaged by the Administrative Agent in connection with the Loan Parties’ Chapter 11 Cases), the Collateral Agent, Moelis and the Issuing Bank in connection with the negotiations, preparation, execution and delivery of the Loan Documents, including, without limitation, all due diligence, transportation, computer, duplication, messenger, audit, insurance, appraisal, valuation and consultant costs and expenses, and all search, filing and recording fees, incurred or sustained by the Administrative Agent and its counsel and professional advisors in connection with the DIP Facility, the Loan Documents or the transaction contemplated thereby, the administration of the DIP Facility and any amendment or waiver of any provision of the Loan Documents, (whether or not the transactions hereby or thereby contemplated shall be consummated) or (ii) incurred by the Administrative Agent, the Collateral Agent or any Lender in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents or in connection with the Loans made or Letters of Credit issued hereunder, in each case, including the fees, charges and disbursements of K&S, counsel for the Administrative Agent and the Collateral Agent, and, in connection with any such enforcement or protection, the fees, charges and disbursements of one firm of local counsel for the Administrative Agent, the Collateral Agent or any Lender and other professional advisors.

(b)   The Loan Parties agree, jointly and severally, to indemnify the Administrative Agent, the Collateral Agent, each Lender, the Issuing Bank and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated thereby (including fundings under the DIP Facility), (ii) the use of the proceeds of the Loans or issuance of Letters of Credit, (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto (and regardless of whether such matter is initiated by a third party or by the Borrower, any other Loan Party or any of their respective Affiliates), or (iv) any Release or actual or alleged presence of Hazardous Materials on, at or under any property currently or formerly owned, leased or operated by the Borrower or any of the Subsidiaries, or any Environmental Liability related in any way to the Borrower or the Subsidiaries; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted primarily from the gross negligence or willful misconduct of such Indemnitee.  No Indemnitee shall have any liability (whether direct or indirect, in contract, tort or otherwise) to any Loan Party or any of its Related Persons for or in connection with the transactions contemplated hereby, except, with respect to any Indemnitee, to the extent such liability is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted solely from such Indemnitee’s gross negligence or willful misconduct or any of such Indemnitee’s affiliates or their respective principals, directors, officers or employees.

(c)   To the extent that the Loan Parties fail to pay any amount required to be paid by them to the Administrative Agent, the Collateral Agent or the Issuing Bank under paragraph (a) or (b) of this Section 9.05, each Lender severally agrees to pay to the Administrative Agent, the Collateral Agent or the Issuing Bank, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Collateral Agent or the Issuing Bank in its capacity as such.  For purposes hereof, a Lender’s “pro rata share” shall be determined based upon its share of the sum of the Aggregate L/C Credit Exposure, outstanding Term Loans and unused Commitments at the time (in each case, determined as if no Lender were a Defaulting Lender).

(d)   To the extent permitted by applicable law, no party hereto shall assert, and each hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

(e)   The provisions of this Section 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the expiration of any Letter of Credit, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent any Lender or the Issuing Bank.  All amounts due under this Section 9.05 shall be payable on written demand therefor.

SECTION 9.06.  Right of Setoff.  If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, except to the extent prohibited by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower or Holdings against any of and all the obligations of the Borrower or Holdings now or hereafter existing under this Agreement and other Loan Documents held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or such other Loan Document and although such obligations may be unmatured.  The rights of each Lender under this Section 9.06 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

SECTION 9.07.  Applicable Law.  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN LETTERS OF CREDIT AND AS EXPRESSLY

SET FORTH IN OTHER LOAN DOCUMENTS) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT GOVERNED BY THE BANKRUPTCY CODE.  EACH LETTER OF CREDIT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OR RULES DESIGNATED IN SUCH LETTER OF CREDIT, OR IF NO SUCH LAWS OR RULES ARE DESIGNATED, THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS MOST RECENTLY PUBLISHED AND IN EFFECT, ON THE DATE SUCH LETTER OF CREDIT WAS ISSUED, BY THE INTERNATIONAL CHAMBER OF COMMERCE (THE “UNIFORM CUSTOMS”) AND, AS TO MATTERS NOT GOVERNED BY THE UNIFORM CUSTOMS, THE LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT GOVERNED BY THE BANKRUPTCY CODE.

SECTION 9.08.  Waivers; Amendment.  (a)  No failure or delay of the Administrative Agent, the Collateral Agent, any Lender or the Issuing Bank in exercising any power or right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Administrative Agent, the Collateral Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower or any other Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  No notice or demand on the Borrower or Holdings in any case shall entitle the Borrower or Holdings to any other or further notice or demand in similar or other circumstances.

(b)   Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower, Holdings and the Required Lenders; provided, however, that no such agreement shall (i) decrease the principal amount of, or extend the maturity of or any scheduled principal payment date or date for the payment of any interest on any Loan or any date for reimbursement of an L/C Disbursement, or waive or excuse any such payment or any part thereof, or decrease the rate of interest on any Loan or L/C Disbursement, without the prior written consent of each Lender directly adversely affected thereby, (ii) increase or extend the Commitment or decrease or extend the date for payment of any Fees of any Lender without the prior written consent of such Lender, (iii) amend or modify the pro rata requirements of Section 2.17, the provisions of Section 9.04(j) or the provisions of this Section 9.08 or release any Guarantor (other than in connection with the sale of such Guarantor in a transaction permitted by Section 6.05) or all or substantially all of the Collateral, without the prior written consent of each Lender, (iv) change the provisions of any Loan Document in a manner that by its terms adversely affects the rights in respect of payments due to Lenders holding Loans of one Class differently from the rights of Lenders holding Loans of any other Class without the prior written consent of  Lenders holding a majority in interest of the outstanding Loans and unused Commitments of each adversely affected Class, (v) modify the protections afforded to an SPV pursuant to the provisions of Section 9.04(i) without the written consent of such SPV or (vi) reduce the percentage contained in the definition of the term “Required Lenders” without the prior written consent of each Lender (it being understood that with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the Term Loan Commitments and L/C Credit Commitments on the date hereof); provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Collateral Agent or the Issuing Bank hereunder or under any other Loan Document without the prior written consent of the Administrative Agent, the Collateral Agent or the Issuing Bank.  Notwithstanding the foregoing, with the consent of Holdings, the Borrower and the Required Lenders, this Agreement (including Section 2.17) may be amended (i) to allow the Borrower to prepay Loans of a Class on a non-pro rata basis in connection with offers made to all the Lenders of such Class pursuant to procedures approved by the Administrative Agent and (ii) to allow the Borrower to make loan modification offers to all the Lenders of one or more Classes that, if accepted, would (A) allow the maturity and scheduled amortization of the Loans of the accepting Lenders to be extended, (B) increase the Applicable Margins or Fees payable with respect to the Loans and Commitments of the accepting Lenders and (C) treat the modified Loans and Commitments of the accepting Lenders as a new tranche of Loans and Commitments for all purposes under this Agreement.

(c)   [Reserved].

SECTION 9.09.  Interest Rate Limitation.  Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan or participation in any L/C Disbursement, together with all fees, charges and other amounts which are treated as interest on such Loan or participation in such L/C Disbursement under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan or participation in accordance with applicable law, the rate of interest payable in respect of such Loan or participation hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan or participation but were not payable as a result of the operation of this Section 9.09 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or participations or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

SECTION 9.10.  Entire Agreement.  This Agreement, the Fee Letter and the other Loan Documents constitute the entire contract between the parties relative to the subject matter hereof.  Any other previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents.  Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any Person (other than the parties hereto and thereto, their respective successors and assigns permitted hereunder (including any Affiliate of the Issuing Bank that issues any Letter of Credit) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Collateral Agent, the Issuing Bank and the Lenders) any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

SECTION 9.11.  WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS.  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.

SECTION 9.12.  Severability.  In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction).  The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 9.13.  Counterparts.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 9.03.  Delivery of an executed signature page to this Agreement by facsimile or other customary means of electronic transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

SECTION 9.14.  Headings.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 9.15.  Jurisdiction; Consent to Service of Process.  (a)  Each of Holdings and the Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof except to the extent that the provisions of the Bankruptcy Code are applicable and specifically conflict with the foregoing, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement shall affect any right that the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against the Borrower, Holdings or their respective properties in the courts of any jurisdiction.

(b)   Each of Holdings and the Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c)   Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01.  Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

Notwithstanding any other provision of this Section 9.15, the Bankruptcy Court shall have exclusive jurisdiction over any action or dispute involving, relating to or arising out of this agreement or the other DIP Loan Documents.

SECTION 9.16.  Confidentiality.  Each of the Administrative Agent, the Collateral Agent, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ officers, directors, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority or quasi-regulatory authority (such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) in connection with the exercise of any remedies hereunder or under the other Loan Documents or any suit, action or proceeding relating to the enforcement of its rights hereunder or thereunder, (e) subject to an agreement containing provisions substantially the same as those of this Section 9.16, to (i) any actual or prospective assignee of or participant in any of its rights or obligations under this

Agreement and the other Loan Documents or any current or prospective investors of any Lender or any Related Fund of such Lender or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower or any Subsidiary or any of their respective obligations, (f) with the consent of the Borrower or (g) to the extent such Information becomes publicly available other than as a result of a breach of this Section 9.16.  For the purposes of this Section 9.16, “Information” shall mean all information received from the Borrower or Holdings and related to the Borrower or Holdings or their business, other than any such information that was available to the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to its disclosure by the Borrower or Holdings; provided that, in the case of Information received from the Borrower or Holdings after the date hereof, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section 9.16 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord its own confidential information.

SECTION 9.17.  Lender Action.  Each Lender agrees that it shall not take or institute any actions or proceedings, judicial or otherwise, for any right or remedy against any Loan Party or any other obligor under any of the Loan Documents (including the exercise of any right of setoff, rights on account of any banker’s lien or similar claim or other rights of self-help), or institute any actions or proceedings, or otherwise commence any remedial procedures, with respect to any Collateral or any other property of any such Loan Party, unless expressly provided for herein or in any other Loan Document, without the prior written consent of the Administrative Agent.  The provisions of this Section 9.17 are for the sole benefit of the Lenders and shall not afford any right to, or constitute a defense available to, any Loan Party.

SECTION 9.18.  USA PATRIOT Act Notice.  Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies Holdings and the Borrower that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies Holdings, the Borrower and any Guarantor, which information includes the name and address of Holdings, the Borrower and any Guarantor and other information that will allow such Lender or the Administrative Agent, as applicable, to identify Holdings, the Borrower and any Guarantor in accordance with the USA PATRIOT Act.

SECTION 9.19.  Acknowledgement and Consent to Bail-In of EEA Financial Institutions.  Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)   the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)   the effects of any Bail-in Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

SECTION 9.20.  Exit Financing.  The Administrative Agent and the Lenders agree that, on the date of consummation of a joint prepackaged plan in the form filed with the Bankruptcy Court on the Petition Date, together with such modifications as may be agreed by the Administrative Agent and Required Lenders in their sole discretion (the “Prepackaged Plan”), which Prepackaged Plan shall be solicited and approved by Prepetition Lenders holding at least 66 2/3% in funded amount outstanding under the Prepetition Loan Documents (collectively, the “Requisite Consenting Lenders”), (x) the Term Facility shall be converted into a first-out exit term loan with a maturity date of 42 months from the Effective Date, and (y) the LC Facility shall be converted into a first-out letter of credit facility with a maturity date of 2 years from the Effective Date, in each case, on substantially similar terms as those provided in the Prepetition Credit Agreement pursuant to the terms of the Prepackaged Plan.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

FAIRWAY GROUP ACQUISITION
COMPANY,

by	/s/ Edward C. Arditte
Name: Edward C. Arditte
Title: Co-President and Chief Financial Officer

FAIRWAY GROUP HOLDINGS CORP.,

by	/s/ Edward C. Arditte
Name: Edward C. Arditte
Title: Co-President and Chief Financial Officer

[Signature Page to Credit Agreement]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, individually and as Administrative Agent, Collateral Agent and Issuing Bank,

by	/s/ Didier Siffer
Name: Didier Siffer
Title: Authorized Signatory

by	/s/ Julia Bykhovskaia
Name: Julia Bykhovskaia
Title: Authorized Signatory

[Signature Page to Credit Agreement]

SPECIAL SITUATIONS INVESTING GROUP, INC., as a Lender

By:	/s/ Daniel S. Oneglia
Name:	Daniel S. Oneglia
Title:	Authorized Signatory

[Signature Page to Credit Agreement]

Name:	BJC HEALTH SYSTEM – 1, as a Lender
BJC PENSION PLAN TRUST, as a Lender
PPG INDUSTRIES, INC. PENSION PLAN TRUST, as a Lender

BY: GSO CAPITAL ADVISORS LLC, AS ITS INVESTMENT MANAGER

BLACKSTONE / GSO SENIOR FLOATING RATE TERM FUND, as Lender
BLACKSTONE / GSO STRATEGIC CREDIT FUND, as a Lender

BY: GSO / BLACKSTONE DEBT FUNDS MANAGEMENT LLC, AS INVESTMENT ADVISER

FS INVESTMENT CORPORATION II, as a Lender
BY: GSO / BLACKSTONE DEBT FUNDS MANAGEMENT LLC, AS SUB-ADVISER

FS INVESTMENT CORPORATION III, as a Lender
BY: GSO / BLACKSTONE DEBT FUNDS MANAGEMENT LLC, AS SUB-ADVISER

FS GLOBAL CREDIT OPPORTUNITIES FUND, as a Lender
BY: GSO CAPITAL PARTNERS LP, AS SUB-ADVISER

By:	/s/ Thomas Iannarone
Name:	Thomas Iannarone
Title:	Authorized Signatory

BLACKSTONE/GSO GLOBAL DYNAMIC CREDIT FUNDING LIMITED, as a Lender

By:	/s/ Thomas Iannarone
Name:	Thomas Iannarone
Title:	Authorized Signatory

[Signature Page to Credit Agreement]

JEFFERIES FINANCE, LLC, as a L/C
Credit Lender,

by	/s/ J. Paul McDonnell
Name: J. Paul McDonnell
Title: Managing Director

[Signature Page to Credit Agreement]

BANK OF AMERICA, N.A., as a L/C
Credit Lender,

by	/s/ Matthew Wright
Name: Matthew Wright
Title: Vice President

[Signature Page to Credit Agreement]

EXHIBIT A

FORM OF ADMINISTRATIVE QUESTIONNAIRE

FAIRWAY

Agent Information	Agent Closing Contact
Credit Suisse AG	Larcy Naval
Eleven Madison Avenue	Tel: (212) 325-9143
New York, NY 10010	Fax: (212) 743-1783
E-Mail: larcy.naval@credit-suisse.com

Agent Wire Instruction
Bank of New York
ABA 021000018
Account Name: CS Agency Cayman Account
Account Number: 8900492627

It is very important that all of the requested information be completed accurately and that this questionnaire be returned promptly. If your institution is sub-allocating its allocation, please fill out an administrative questionnaire for each legal entity.

Legal Name of Lender to appear in Documentation:

Signature Block Information:

• Signing Credit Agreement	☐	Yes	☐	No

• Coming in via Assignment	☐	Yes	☐	No

Type of Lender:

(Bank, Asset Manager, Broker/Dealer, CLO/CDO; Finance Company, Hedge Fund, Insurance, Mutual Fund, Pension Fund, Other Regulated Investment Fund, Special Purpose Vehicle, Other-please specify)

Lender Parent:

Lender Domestic Address	Lender Eurodollar Address

Contacts/Notification Methods:  Borrowings, Paydowns, Interest, Fees, etc.

	Primary Credit Contact	Secondary Credit Contact
Name:
Company:
Title:
Address:

Telephone:
Facsimile:
E-Mail Address:

	Primary Operations Contact	Secondary Operations Contact
Name:
Company:
Title:
Address:

Lender’s Domestic Wire Instructions

Bank Name:
ABA/Routing No.:
Account Name:
Account No.:
FFC Account Name:
FFC Account No.:
Attention:
Reference:
Tax Documents

A-2

Tax Documents

NON-U.S. LENDER INSTITUTIONS:

I.                                        Corporations:

If your institution is incorporated outside of the United States for U.S. federal income tax purposes, and is the beneficial owner of the interest and other income it receives, you must complete one of the following three tax forms, as applicable to your institution:  a.) Form W-8BEN or W-8BEN-E, as applicable (Certificate of Foreign Status of Beneficial Owner), b.) Form W-8ECI (Income Effectively Connected to a U.S. Trade or Business), or c.) Form W-8EXP (Certificate of Foreign Government or Governmental Agency).

A U.S. taxpayer identification number is required for any institution submitting Form W-8ECI.  It is also required on Form W-8BEN or W-8BEN-E, as applicable, for certain institutions claiming the benefits of a tax treaty with the U.S.  Please refer to the instructions when completing the form applicable to your institution.  In addition, please be advised that U.S. tax regulations do not permit the acceptance of faxed forms.  An original tax form must be submitted.

II.                                   Flow-Through Entities:

If your institution is organized outside the U.S., and is classified for U.S. federal income tax purposes as either a Partnership, Trust, Qualified or Non-Qualified Intermediary, or other non-U.S. flow-through entity, an original Form W-8IMY (Certificate of Foreign Intermediary, Foreign Flow-Through Entity, or Certain U.S. Branches for United States Tax Withholding) must be completed by the intermediary together with a withholding statement.  Flow-through entities other than Qualified Intermediaries are required to include tax forms for each of the underlying beneficial owners.

Please refer to the instructions when completing this form. In addition, please be advised that U.S. tax regulations do not permit the acceptance of faxed forms.  Original tax form(s) must be submitted.

U.S. LENDER INSTITUTIONS:

If your institution is incorporated or organized within the United States, you must complete and return Form W-9 (Request for Taxpayer Identification Number and Certification).  Please be advised that we request that you submit an original Form W-9.

Pursuant to the language contained in the tax section of the Credit Agreement, the applicable tax form for your institution must be completed and returned prior to the first payment of income.  Failure to provide the proper tax form when requested may subject your institution to U.S. tax withholding.

A-3

EXHIBIT B

FORM OF ASSIGNMENT AND ACCEPTANCE

Reference is made to the Senior Secured Priming and Superpriority Debtor-In-Possession Credit Agreement dated May 5, 2016 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among FAIRWAY GROUP ACQUISITION COMPANY, (the “Borrower”) a debtor and debtor-in-possession under Chapter 11 of the Bankruptcy Code, FAIRWAY GROUP HOLDINGS CORP. (“Holdings”) a debtor and debtor-in-possession under Chapter 11 of the Bankruptcy Code, the lenders from time to time party thereto (the “Lenders”) and Credit Suisse AG, CAYMAN ISLANDS BRANCH as administrative agent (in such capacity, the “Administrative Agent”) and collateral agent for the Lenders. Terms defined in the Credit Agreement are used herein with the same meanings.

1.             The Assignor hereby sells and assigns, without recourse, to the Assignee, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Effective Date set forth below (but not prior to the registration of the information contained herein in the Register pursuant to Section 9.04(e) of the Credit Agreement), the interests set forth below (the “Assigned Interest”) in the Assignor’s rights and obligations under the Credit Agreement and the other Loan Documents, including, without limitation, the amounts and percentages set forth below of (i) the Commitments of the Assignor on the Effective Date and (ii) the Loans owing to the Assignor which are outstanding on the Effective Date.  Each of the Assignor and the Assignee hereby makes and agrees to be bound by all the representations, warranties and agreements set forth in Section 9.04(c) of the Credit Agreement, a copy of which has been received by each such party.  From and after the Effective Date (i) the Assignee shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the interests assigned by this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent of the interests assigned by this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

2.             This Assignment and Acceptance is being delivered to the Administrative Agent together with (i) if the Assignee is organized under the laws of a jurisdiction outside the United States, any forms referred to in Section 2.20(e) of the Credit Agreement, duly completed and executed by such Assignee, (ii) if the Assignee is not already a Lender under the Credit Agreement, a completed Administrative Questionnaire, and (iii) if required by Section 9.04(b), a processing and recordation fee of $3,500.

3.             This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

Assignor/Assignee Information

Date of Assignment:

Legal Name of Assignor:

Legal Name of Assignee:

Assignee’s Address for Notices:

Assignee’s Lending Office Address:

Effective Date of Assignment

Assigned Facility Information

Facility	Principal Amount Assigned	Percentage Assigned of Facility/Commitment (set forth, to at least 8 decimals, as a percentage of the Facility and the aggregate Commitments of all Lenders thereunder)

L/C Credit Commitment Assigned:	$		%
Term Loan Commitment Assigned:	$		%
L/C Loans:	$		%
Term Loans:	$		%

The terms set forth above are hereby agreed to:

[•], as Assignor,

By:
Name:
Title:

[•], as Assignee,

By:
Name:
Title:

Consented to and accepted:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent,

By:
Name:
Title:

By:
Name:
Title:

[FAIRWAY GROUP ACQUISITION
COMPANY](1)

By:
Name:
Title:

(1)  If consent is required under the Credit Agreement

EXHIBIT C

FORM OF BORROWING REQUEST

Credit Suisse AG, Cayman Islands Branch, as Administrative Agent for

the Lenders referred to below,

Eleven Madison Avenue

New York, NY 10010

Attention of Agency Group

[Date]

Ladies and Gentlemen:

The undersigned, FAIRWAY GROUP ACQUISITION COMPANY, a Delaware corporation (the “Borrower”) a debtor and debtor-in-possession under Chapter 11 of the Bankruptcy Code, refers to the Credit Agreement dated as of May 5, 2016 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, FAIRWAY GROUP HOLDINGS CORP., a Delaware corporation (“Holdings”) a debtor and debtor-in-possession under Chapter 11 of the Bankruptcy Code, the lenders from time to time party thereto (the “Lenders”) and CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH as administrative agent (in such capacity, the “Administrative Agent”) and collateral agent for the Lenders.  Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.  The Borrower hereby gives you notice pursuant to Section 2.03 of the Credit Agreement that it requests a Borrowing under the Credit Agreement, and in that connection sets forth below the terms on which such Borrowing is requested to be made:

(A)	Date of Borrowing(2) (which is a Business Day)

(B)	Principal Amount of Borrowing

(2)  A) Eurodollar Borrowing —  Subject to C below, form must be provided before 12:00 p.m. (noon) New York City time three Business Days before the proposed Borrowing.

       B) ABR Borrowing — Subject to C below, form must be provided not later than 10:00 a.m., New York City time on the day of the proposed borrowing.

       C) Term Loan Borrowing pursuant to Section 2.01(a)(ii) of the Credit Agreement — Form must be received not later than 12:00 p.m. (noon), New York City time, five Business Days before a proposed Borrowing.

(C)	Type of Borrowing(3)

(D)	Interest Period and the last day thereof(4)

(E)	Funds are requested to be disbursed to the Borrower’s account as follows (Account No. ).

(3)  Specify Eurodollar Borrowing or ABR Borrowing.

(4)  Which shall be subject to the definition of “Interest Period” (applicable for Eurodollar Borrowings only).

The Borrower hereby represents and warrants to the Administrative Agent and the Lenders that, on the date of this Borrowing Request and on the date of the related Borrowing, the conditions to lending specified in Article IV of the Credit Agreement have been satisfied.

FAIRWAY GROUP ACQUISITION
COMPANY,

By:
Name:
Title:

EXHIBIT D

Execution Version

GUARANTEE AND COLLATERAL AGREEMENT

dated as of

May 5, 2016

among

FAIRWAY GROUP ACQUISITION COMPANY,

a debtor and debtor-in-possession under Chapter 11 of the Bankruptcy Code,

FAIRWAY GROUP HOLDINGS CORP.,
a debtor and debtor-in-possession under Chapter 11 of the Bankruptcy Code,

the Subsidiaries of the Borrower

from time to time party hereto

and

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH

as Collateral Agent

		Page
ARTICLE I

Definitions

SECTION 1.01.	Credit Agreement	1
SECTION 1.02.	Other Defined Terms	1

ARTICLE II

Guarantee

SECTION 2.01.	Guarantee	6
SECTION 2.02.	Guarantee of Payment	6
SECTION 2.03.	No Limitations, Etc.	6
SECTION 2.04.	Reinstatement	7
SECTION 2.05.	Agreement To Pay; Subrogation	8
SECTION 2.06.	Information	8

ARTICLE III

Pledge of Securities
SECTION 3.01.	Pledge	8
SECTION 3.02.	Delivery of the Pledged Collateral	9
SECTION 3.03.	Representations, Warranties and Covenants	9
SECTION 3.04.	Certification of Limited Liability Company Interests and Limited Partnership Interests	11
SECTION 3.05.	Registration in Nominee Name; Denominations	11
SECTION 3.06.	Voting Rights; Dividends and Interest, Etc.	11

ARTICLE IV

Security Interests in Personal Property

SECTION 4.01.	Security Interest	13
SECTION 4.02.	Representations and Warranties	14
SECTION 4.03.	Covenants	16
SECTION 4.04.	Other Actions	19
SECTION 4.05.	Covenants Regarding Patent, Trademark and Copyright Collateral	22

ii

Schedules

Schedule I                                       Subsidiary Guarantors

Schedule II                                  Equity Interests; Pledged Debt Securities

Schedule III                             Intellectual Property

Schedule IV                              Commercial Tort Claims

Exhibits

Exhibit A                                             Form of Supplement

Exhibit B                                             Form of Perfection Certificate

iii

GUARANTEE AND COLLATERAL AGREEMENT dated as of May 5, 2016 (this “Agreement”), among FAIRWAY GROUP ACQUISITION COMPANY, a Delaware corporation (the “Borrower”) and a debtor and debtor-in-possession under Chapter 11 of the Bankruptcy Code, FAIRWAY GROUP HOLDINGS CORP., a Delaware corporation (“Holdings”) and a debtor and debtor-in-possession under Chapter 11 of the Bankruptcy Code, those certain Subsidiaries of the Borrower (other than Lake Grove (as defined herein)) from time to time party hereto, each a debtor and debtor-in-possession under Chapter 11 of the Bankruptcy Code, FAIRWAY LAKE GROVE LLC, a Delaware limited liability company (“Lake Grove”), and CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH (“Credit Suisse”), as collateral agent (in such capacity, the “Collateral Agent”).

PRELIMINARY STATEMENT

Reference is made to the Senior Secured Priming and Superpriority Debtor-In-Possession Credit Agreement dated as of May 5, 2016 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, Holdings, the lenders from time to time party thereto (the “Lenders”) and Credit Suisse, as administrative agent (in such capacity, the “Administrative Agent”) and Collateral Agent.

The Lenders and the Issuing Bank (such term and each other capitalized term used but not defined in this preliminary statement having the meaning given or ascribed to it in Article I) have agreed to extend credit to the Borrower pursuant to, and upon the terms and conditions specified in, the Credit Agreement.  The obligations of the Lenders and the Issuing Bank to extend credit to the Borrower are conditioned upon, among other things, the execution and delivery of this Agreement by the Borrower and each Guarantor.  Each Guarantor is an affiliate of the Borrower, will derive substantial benefits from the extension of credit to the Borrower pursuant to the Credit Agreement and is willing to execute and deliver this Agreement in order to induce the Lenders and the Issuing Bank to extend such credit.  Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Credit Agreement.  (a)  Capitalized terms used in this Agreement and not otherwise defined herein have the meanings set forth in the Credit Agreement.  All capitalized terms defined in the New York UCC (as such term is defined herein) and not defined in this Agreement have the meanings specified therein.  All references to the Uniform Commercial Code shall mean the New York UCC.

(b) The rules of construction specified in Section 1.02 of the Credit Agreement also apply to this Agreement.

SECTION 1.02. Other Defined Terms.  As used in this Agreement, the following terms have the meanings specified below:

“Accounts Receivable” shall mean all Accounts and all right, title and interest in any returned goods, together with all rights, titles, securities and guarantees with respect thereto, including any rights to stoppage in transit, replevin, reclamation and resales, and all related security interests, liens and pledges, whether voluntary or involuntary, in each case whether now existing or owned or hereafter arising or acquired.

“Administrative Agent” shall have the meaning assigned to such term in the preliminary statement.

“Borrower” shall have the meaning assigned to such term in the preamble.

“Collateral” shall mean and include, collectively, any and all assets of each Loan Party’s estate, whether real, personal, or mixed and wherever located, of any kind, nature of description, in each case whether now existing or hereafter arising or created and whether now owned or hereafter acquired and wherever located, including any such property in which a Lien is granted to the Collateral Agent pursuant to, as applicable, the Security Documents, the Orders, or any other order entered by the Bankruptcy Court to secure the Obligations, and shall include, without limitation:

(a)                                 all Receivables and all supporting obligations relating thereto whether arising prior to the Petition Date or thereafter;

(b)                                 all Equipment (including motor vehicles), goods, Inventory and fixtures,

(c)                                  all Instruments and Chattel Paper,

(d)                                 all Letter-of-Credit Rights (whether or not the letter of credit is evidenced by a writing),

(e)                                  all Securities (including any Pledged Collateral),

(f)                                   all Investment Property (including any Pledged Collateral),

(g)                                  all Intellectual Property,

(h)                                 all commercial tort claims listed on Schedule IV hereto (and on any written notice provided to the Collateral Agent pursuant to Section 4.05(e)),

(i)                                     all General Intangibles,

(j)                                    all Deposit Accounts,

(k)                                 all books and records pertaining to the Collateral,

(l)                                     all present and future claims, rights, interests, assets and properties recovered by or on behalf of Loan Parties or any trustee of any Loan Party (whether in the Chapter 11 Cases or any subsequent case to which any Chapter 11 Case is converted),

2

including, without limitation, all such property recovered as a result of transfers or obligations avoided or actions maintained or taken pursuant to, inter alia, Sections 542, 544, 545, 547, 548, 549, 550, 552 and 553 of the Bankruptcy Code, subject to the terms of the Orders,

(m)                             all cash (including all cash held at the Collateral Account Bank),

(n)                                 to the extent not covered by clauses (a) through (m) of this sentence, choses in action and all other personal property of the Loan Parties, whether tangible or intangible, and

(o)                                 all proceeds and products of each of the foregoing and all accessions to, substitutions and replacements for, and rents, issues, offspring, profits and products of, each of the foregoing, and any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Loan Parties from time to time with respect to any of the foregoing.

“Collateral Agent” shall have the meaning assigned to such term in the preamble.

“Copyright License” shall mean any written agreement, now or hereafter in effect, granting any right to any third person under any copyright now or hereafter owned by any Grantor or that such Grantor otherwise has the right to license, or granting any right to any Grantor under any copyright now or hereafter owned by any third person, and all rights of such Grantor under any such agreement.

“Copyrights” shall mean all of the following now owned or hereafter acquired by any Grantor:  (a) all copyright rights in any work subject to the copyright laws of the United States or any other country, whether as author, assignee, transferee or otherwise, and (b) all registrations and applications for registration of any such copyright in the United States or any other country, including registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office (or any successor office or any similar office in any other country), including those listed on Schedule III.

“Excluded Account” means (a) any deposit account that is used solely for payment of taxes, payroll, bonuses, other compensation and related expenses and (b) zero-balance, fiduciary or trust accounts.

“Federal Securities Laws” shall have the meaning assigned to such term in Section 5.04.

“General Intangibles” shall mean all choses in action and causes of action and all other intangible personal property of any Grantor of every kind and nature (other than Accounts, Chattel Paper, Commercial Tort Claims, Deposit Accounts, Documents, Goods, Instruments, Investment Property, Letter of Credit Rights and money) now owned or hereafter acquired by any Grantor, including all rights and interests in partnerships, limited partnerships, limited liability companies and other unincorporated entities (to the

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extent that no such right or interest is Investment Property), corporate or other business records, indemnification claims, contract rights (including rights under leases, whether entered into as lessor or lessee, Hedging Agreements and other agreements), Intellectual Property, goodwill, registrations, franchises, tax refund claims and any guarantee, claim, security interest or other security held by or granted to any Grantor to secure payment by an Account Debtor of any of the Accounts.

“Grantors” shall mean the Borrower and the Guarantors.

“Guarantors” shall mean Holdings and the Subsidiary Guarantors.

“Holdings” shall have the meaning assigned to such term in the preamble.

“Intellectual Property” shall mean all intellectual and similar property of any Grantor of every kind and nature now owned or hereafter acquired by any Grantor, including inventions, designs, Patents, Copyrights, Licenses, Trademarks, trade secrets, confidential or proprietary technical and business information, know-how, show-how or other data or information, software and databases and all embodiments or fixations thereof and related documentation, registrations and franchises, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing.

“Lake Grove” shall have the meaning assigned to such term in the preamble.

“License” shall mean any Patent License, Trademark License, Copyright License or other license or sublicense agreement relating to Intellectual Property to which any Grantor is a party, including those listed on Schedule III.

“New York UCC” shall mean the Uniform Commercial Code as from time to time in effect in the State of New York.

“Obligations” shall have the meaning assigned to such term in the Credit Agreement.

“Patent License” shall mean any written agreement, now or hereafter in effect, granting to any third person any right to make, use or sell any invention on which a patent, now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license, is in existence, or granting to any Grantor any right to make, use or sell any invention on which a patent, now or hereafter owned by any third person, is in existence, and all rights of any Grantor under any such agreement.

“Patents” shall mean all of the following now owned or hereafter acquired by any Grantor:  (a) all letters patent of the United States or the equivalent thereof in any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or the equivalent thereof in any other country, including registrations, recordings and pending applications in the United States Patent and Trademark Office (or any successor or any similar offices in any other country),

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including those listed on Schedule III, and (b) all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.

“Perfection Certificate” shall mean a certificate substantially in the form of Exhibit B, completed and supplemented with the schedules and attachments contemplated thereby, and duly executed by a Responsible Officer of the Borrower.

“Pledged Collateral” shall have the meaning assigned to such term in Section 3.01.

“Pledged Debt Securities” shall have the meaning assigned to such term in Section 3.01.

“Pledged Securities” shall mean any promissory notes, stock certificates or other securities now or hereafter included in the Pledged Collateral, including all certificates, instruments or other documents representing or evidencing any Pledged Collateral.

“Pledged Stock” shall have the meaning assigned to such term in Section 3.01.

“Secured Parties” shall mean (a) the Lenders, (b) the Administrative Agent, (c) the Collateral Agent, (d) any Issuing Bank, (e) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document and (f) the successors and assigns of each of the foregoing.

“Security Interest” shall have the meaning assigned to such term in Section 4.01.

“Subsidiary Guarantor” shall mean (a) the Subsidiaries identified on Schedule I hereto as Subsidiary Guarantors and (b) each other Subsidiary that becomes a party to this Agreement as a Subsidiary Guarantor after the Closing Date.

“Trademark License” shall mean any written agreement, now or hereafter in effect, granting to any third person any right to use any trademark now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license, or granting to any Grantor any right to use any trademark now or hereafter owned by any third person, and all rights of any Grantor under any such agreement.

“Trademarks” shall mean all of the following now owned or hereafter acquired by any Grantor:  (a) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and

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Trademark Office (or any successor office) or any similar offices in any State of the United States or any other country or any political subdivision thereof, and all extensions or renewals thereof, including those listed on Schedule III, (b) all goodwill associated therewith or symbolized thereby and (c) all other assets, rights and interests that uniquely reflect or embody such goodwill.

“Unfunded Advances/Participations” shall mean (a) with respect to the Administrative Agent, the aggregate amount, if any (i) made available to the Borrower on the assumption that each Lender has made its portion of the applicable Borrowing available to the Administrative Agent as contemplated by Section 2.02(d) of the Credit Agreement and (ii) with respect to which a corresponding amount shall not in fact have been returned to the Administrative Agent by the Borrower or made available to the Administrative Agent by any such Lender, and (b) with respect to any Issuing Bank, the aggregate amount, if any, of participations in respect of any outstanding L/C Disbursement that shall not have been funded by the Revolving Facility Lenders in accordance with Sections 2.22(d) and 2.02(f) of the Credit Agreement.

ARTICLE II

Guarantee

SECTION 2.01. Guarantee.  Each Guarantor unconditionally guarantees, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, the due and punctual payment and performance of the Obligations; provided, however, that each Guarantor shall be liable under this guarantee for the maximum amount of such liability that can be hereby incurred without rendering this guarantee, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount (after giving effect to the indemnification, subrogation and contribution provisions of this Agreement).  Each Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Obligation.  Each Guarantor waives presentment to, demand of payment from and protest to the Borrower or any other Loan Party of any Obligation, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment.

SECTION 2.02. Guarantee of Payment.  Each Guarantor further agrees that its guarantee hereunder constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by the Collateral Agent or any other Secured Party to any security held for the payment of the Obligations or to any balance of any Deposit Account or credit on the books of the Collateral Agent or any other Secured Party in favor of the Borrower or any other person.

SECTION 2.03. No Limitations, Etc.  (a) Except for termination of a Guarantor’s obligations hereunder as expressly provided in Section 7.15, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration

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or compromise, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise.  Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by (i) the failure of the Collateral Agent or any other Secured Party to assert any claim or demand or to enforce any right or remedy under the provisions of any Loan Document or otherwise, (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, any Loan Document or any other agreement, including with respect to any other Guarantor under this Agreement, (iii) the release of, or any impairment of or failure to perfect any Lien on or security interest in, any security held by the Collateral Agent or any other Secured Party for the Obligations or any of them, (iv) any default, failure or delay, wilful or otherwise, in the performance of the Obligations, or (v) any other act or omission that may or might in any manner or to any extent vary the risk of any Guarantor or otherwise operate as a discharge of any Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of all the Obligations).  Each Guarantor expressly authorizes the Collateral Agent to take and hold security for the payment and performance of the Obligations, to exchange, waive or release any or all such security (with or without consideration), to enforce or apply such security and direct the order and manner of any sale thereof in its sole discretion or to release or substitute any one or more other guarantors or obligors upon or in respect of the Obligations, all without affecting the obligations of any Guarantor hereunder.

(b) To the fullest extent permitted by applicable law, each Guarantor waives any defense based on or arising out of any defense of the Borrower or any other Loan Party or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower or any other Loan Party, other than the indefeasible payment in full in cash of all the Obligations.  The Collateral Agent and the other Secured Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with the Borrower or any other Loan Party or exercise any other right or remedy available to them against the Borrower or any other Loan Party, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Obligations have been fully and indefeasibly paid in full in cash.  To the fullest extent permitted by applicable law, each Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against the Borrower or any other Loan Party, as the case may be, or any security.

SECTION 2.04. Reinstatement.  Each Guarantor agrees that its guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by the Collateral Agent or any other Secured Party upon the bankruptcy or reorganization of the Borrower, any other Loan Party or otherwise.

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SECTION 2.05. Agreement To Pay; Subrogation.  In furtherance of the foregoing and not in limitation of any other right that the Collateral Agent or any other Secured Party has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Borrower or any other Loan Party to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Collateral Agent for distribution to the applicable Secured Parties in cash the amount of such unpaid Obligation (subject to the proviso in the first sentence of Section 2.01).  Upon payment by any Guarantor of any sums to the Collateral Agent as provided above, all rights of such Guarantor against the Borrower or any other Guarantor arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subject to Article VI.

SECTION 2.06. Information.  Each Guarantor assumes all responsibility for being and keeping itself informed of the Borrower’s and each other Loan Party’s financial condition and assets and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that neither the Collateral Agent nor any other Secured Party will have any duty to advise such Guarantor of information known to it or any of them regarding such circumstances or risks.

ARTICLE III

Pledge of Securities

SECTION 3.01. Pledge.  As security for the payment or performance, as the case may be, in full of the Obligations to the Administrative Agent and each Lender and each other holder of any of the Obligations, each Grantor hereby assigns and pledges to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, a security interest in, all of such Grantor’s right, title and interest in, to and under (a)(i) the Equity Interests owned by such Grantor on the date hereof (including all such Equity Interests listed on Schedule II) (other than Equity Interests that constitute Permitted Investments, (ii) any other Equity Interests (other than Equity Interests that constitute Permitted Investments) obtained in the future by such Grantor and (iii) the certificates representing all such Equity Interests (all the foregoing collectively referred to herein as the “Pledged Stock”); provided, however, that the Pledged Stock shall not include more than 65% of the issued and outstanding voting Equity Interests of any Foreign Subsidiary, (b)(i) the debt securities held by such Grantor on the date hereof (including all such debt securities listed opposite the name of such Grantor on Schedule II) (other than debt securities that constitute Permitted Investments), (ii) any debt securities (other than debt securities that constitute Permitted Investments) in the future issued to such Grantor and (iii) the promissory notes and any other instruments evidencing such debt securities (all the foregoing collectively referred to herein as the “Pledged Debt Securities”), (c) subject to Section 3.06, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion

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of, and all other Proceeds received in respect of, the securities referred to in clauses (a) and (b) above, (d) subject to Section 3.06, all rights and privileges of such Grantor with respect to the securities and other property referred to in clauses (a), (b) and (c) above, and (e) all Proceeds of any of the foregoing (the items referred to in clauses (a) through (d) above being collectively referred to as the “Pledged Collateral”).

TO HAVE AND TO HOLD the Pledged Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, forever; subject, however, to the terms, covenants and conditions hereinafter set forth.

SECTION 3.02. Delivery of the Pledged Collateral.  (a)  Each Grantor agrees promptly to deliver or cause to be delivered to the Collateral Agent any and all certificates, instruments or other documents representing or evidencing Pledged Securities.

(b) Each Grantor agrees promptly to deliver or cause to be delivered to the Collateral Agent any and all Pledged Debt Securities.

(c) Upon delivery to the Collateral Agent, (i) any certificate, instrument or document representing or evidencing Pledged Securities shall be accompanied by undated stock powers duly executed in blank or other undated instruments of transfer reasonably satisfactory to the Collateral Agent and duly executed in blank and by such other instruments and documents as the Collateral Agent may reasonably request and (ii) all other property comprising part of the Pledged Collateral shall be accompanied by proper instruments of assignment duly executed by the applicable Grantor and such other instruments or documents as the Collateral Agent may reasonably request.  Each delivery of Pledged Securities shall be accompanied by a schedule describing the applicable securities, which schedule shall be attached hereto as Schedule II and made a part hereof; provided that failure to attach any such schedule hereto shall not affect the validity of the pledge of such Pledged Securities.  Each schedule so delivered shall supplement any prior schedules so delivered.

SECTION 3.03. Representations, Warranties and Covenants.  The Grantors jointly and severally represent, warrant and covenant to and with the Collateral Agent, for the benefit of the Secured Parties, that:

(a) Schedule II (i) correctly sets forth (x) the percentage of the issued and outstanding shares of each class of the Equity Interests of the issuer thereof represented by such Pledged Stock and (y) the principal amount, date of issuance and maturity date of the Pledged Debt Securities and (ii) includes all Equity Interests, debt securities and promissory notes required to be pledged hereunder;

(b) the Pledged Stock and Pledged Debt Securities have been duly and validly authorized and issued by the issuers thereof and (i) in the case of Pledged Stock, are fully paid and nonassessable and (ii) in the case of Pledged Debt Securities, are legal, valid and binding obligations of the issuers thereof, except as

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may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles (whether enforcement is sought by proceedings in equity or at law);

(c) except for the security interests granted hereunder (or otherwise permitted under the Credit Agreement), each Grantor (i) is and, subject to any transfers made in compliance with the Credit Agreement, will continue to be the direct owner, beneficially and of record, of the Pledged Securities indicated on Schedule II as owned by such Grantor, (ii) holds the same free and clear of all Liens other than Liens securing the Prepetition Credit Agreement, (iii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Pledged Collateral, other than transfers made in compliance with the Credit Agreement and (iv) subject to Section 3.06, will cause any and all Pledged Collateral, whether for value paid by such Grantor or otherwise, to be forthwith deposited with the Collateral Agent and pledged or assigned to the Collateral Agent hereunder;

(d) except for restrictions and limitations imposed by the Loan Documents, the Prepetition Credit Agreement or securities laws generally, the Pledged Collateral is and will continue to be freely transferable and assignable, and none of the Pledged Collateral is or will be subject to any option, right of first refusal, shareholders agreement, charter or by-law provisions or contractual restriction of any nature that could reasonably be expected to prohibit, impair, delay or otherwise affect the pledge of such Pledged Collateral hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Collateral Agent of rights and remedies hereunder;

(e) subject to entry of the applicable Order, each Grantor (i) has the power and authority to pledge the Pledged Collateral pledged by it hereunder in the manner hereby done or contemplated and (ii) will not create, incur, assume or permit to exist, and will defend its title or interest thereto or therein against any and all, Liens (other than any Lien created or permitted by the Loan Documents), however arising, of all persons whomsoever;

(f) no consent or approval of any Governmental Authority other than the Bankruptcy Court, any securities exchange or any other person was or is necessary to the validity of the pledge effected hereby (other than such as have been obtained and are in full force and effect);

(g) by virtue of the execution and delivery by each Grantor of this Agreement and entry of the applicable Order, the Collateral Agent will obtain a legal, valid and perfected first priority lien upon and security interest in such Pledged Securities as security for the payment and performance of the Obligations; and

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(h) the pledge effected hereby is effective to vest in the Collateral Agent, for the ratable benefit of the Secured Parties, the rights of the Collateral Agent in the Pledged Collateral as set forth herein and all action by any Grantor necessary or desirable to protect and perfect the Lien on the Pledged Collateral has been duly taken.

SECTION 3.04. Certification of Limited Liability Company Interests and Limited Partnership Interests.  Each interest in any limited liability company or limited partnership which is a Subsidiary and pledged hereunder shall be represented by a certificate, shall be a “security” within the meaning of Article 8 of the New York UCC and shall be governed by Article 8 of the New York UCC.

SECTION 3.05. Registration in Nominee Name; Denominations.  Following the occurrence and during the continuance of an Event of Default, the Collateral Agent, on behalf of the Secured Parties, shall have the right (in its sole and absolute discretion) to hold the Pledged Securities in its own name as pledgee, the name of its nominee (as pledgee or as sub-agent) or the name of the applicable Grantor, endorsed or assigned in blank or in favor of the Collateral Agent.  Each Grantor will promptly give to the Collateral Agent copies of any notices or other communications received by it with respect to Pledged Securities in its capacity as the registered owner thereof.  The Collateral Agent shall at all times have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement.

SECTION 3.06. Voting Rights; Dividends and Interest, Etc.  (a)  Unless and until an Event of Default shall have occurred and be continuing and the Collateral Agent shall have given the Grantors notice of its intent to exercise its rights under this Agreement:

(i)                                     Each Grantor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Securities or any part thereof for any purpose consistent with the terms of this Agreement, the Credit Agreement and the other Loan Documents; provided, however, that such rights and powers shall not be exercised in any manner that could reasonably be expected to materially and adversely affect the rights inuring to a holder of any Pledged Securities or the rights and remedies of any of the Collateral Agent or the other Secured Parties under this Agreement or the Credit Agreement or any other Loan Document or the ability of the Secured Parties to exercise the same.

(ii)                                  Each Grantor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Securities to the extent and only to the extent that such dividends, interest, principal and other distributions are permitted by, and otherwise paid or distributed in accordance with, the terms and conditions of the Credit Agreement, the other Loan Documents and applicable law; provided, however, that any noncash dividends, interest,

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principal or other distributions that would constitute Pledged Stock or Pledged Debt Securities, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Collateral, and, if received by any Grantor, shall not be commingled by such Grantor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the ratable benefit of the Secured Parties and shall be forthwith delivered to the Collateral Agent in the same form as so received (with any necessary endorsement or instrument of assignment).

(b) Upon the occurrence and during the continuance of an Event of Default, after the Collateral Agent shall have notified (or shall be deemed to have notified pursuant to Section 3.06(a)) the Grantors of the suspension of their rights under paragraph (a)(ii) of this Section 3.06, then all rights of any Grantor to dividends, interest, principal or other distributions that such Grantor is authorized to receive pursuant to paragraph (a)(ii) of this Section 3.06 shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions.  All dividends, interest, principal or other distributions received by any Grantor contrary to the provisions of this Section 3.06 shall be held in trust for the benefit of the Collateral Agent, shall be segregated from other property or funds of such Grantor and shall be forthwith delivered to the Collateral Agent upon demand in the same form as so received (with any necessary endorsement or instrument of assignment).  Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this paragraph (b) shall be retained by the Collateral Agent in an account to be established by the Collateral Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 5.02.  After all Events of Default have been cured or waived and each applicable Grantor has delivered to the Administrative Agent certificates to that effect, the Collateral Agent shall, promptly after all such Events of Default have been cured or waived, repay to each applicable Grantor (without interest) all dividends, interest, principal or other distributions that such Grantor would otherwise be permitted to retain pursuant to the terms of paragraph (a)(ii) of this Section 3.06 and that remain in such account.

(c) Upon the occurrence and during the continuance of an Event of Default, after the Collateral Agent shall have notified (or shall be deemed to have notified pursuant to Section 3.06(a)) the Grantors of the suspension of their rights under paragraph (a)(i) of this Section 3.06, then all rights of any Grantor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 3.06 shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided that, unless otherwise directed by the Required

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Lenders, the Collateral Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Grantors to exercise such rights.

(d) Any notice given by the Collateral Agent to the Grantors exercising its rights under paragraph (a) of this Section 3.06 (i) may be given by telephone if promptly confirmed in writing, (ii) may be given to one or more of the Grantors at the same or different times and (iii) may suspend the rights of the Grantors under paragraph (a)(i) or paragraph (a)(ii) in part without suspending all such rights (as specified by the Collateral Agent in its sole and absolute discretion) and without waiving or otherwise affecting the Collateral Agent’s rights to give additional notices from time to time suspending other rights so long as an Event of Default has occurred and is continuing.

ARTICLE IV

Security Interests in Personal Property

SECTION 4.01. Security Interest.  (a)  As security for the payment or performance, as the case may be, in full of the Obligations, each Grantor hereby assigns and pledges to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, a security interest (the “Security Interest”), in all right, title or interest in or to any and all of the Collateral

(a) Each Grantor hereby irrevocably authorizes the Collateral Agent at any time and from time to time to file in any relevant jurisdiction any initial financing statements (including fixture filings) with respect to the Collateral or any part thereof and amendments thereto that (i) indicate the Collateral as “all assets” of such Grantor or words of similar effect, and (ii) contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment, including (A) whether such Grantor is an organization, the type of organization and any organizational identification number issued to such Grantor and (B) in the case of a financing statement filed as a fixture filing, a sufficient description of the real property to which such Collateral relates.  Each Grantor agrees to provide such information to the Collateral Agent promptly upon request.

Each Grantor also ratifies its authorization for the Collateral Agent to file in any relevant jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.

The Collateral Agent is further authorized to file with the United States Patent and Trademark Office or United States Copyright Office (or any successor office or any similar office in any other country) such documents as may be necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by each Grantor, without the signature of any Grantor, and naming any Grantor or the Grantors as debtors and the Collateral Agent as secured party.

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(b) The Security Interest is granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral.

(c) Notwithstanding anything herein to the contrary, in no event shall the security interest granted hereunder attach to any contract or agreement to which Lake Grove is a party or any of its rights or interests thereunder if and for so long as the grant of such security interest shall constitute or result in (i) the unenforceability of any right of the Grantor therein or (ii) in a breach or termination pursuant to the terms of, or a default under, any such contract or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the New York UCC or any other applicable law or principles of equity); provided, however, that such security interest shall attach immediately at such time as the condition causing such unenforceability shall be remedied and, to the extent severable, shall attach immediately to any portion of such contract or agreement that does not result in any of the consequences specified in clause (i) or (ii) of this paragraph (d) including any Proceeds of such contract or agreement.

(d) It is the intention of the parties that if the Collateral Agent shall fail to have a perfected DIP Lien in any particular property or assets of any Loan Party (other than Lake Grove) for any reason whatsoever, the provisions of this Agreement and/or of the other Security Documents, together with all financing statements and other public filings relating to Liens filed or recorded by the Collateral Agent against the Loan Parties and, with respect to all Loan Parties other than Lake Grove, the Orders and any other order entered by the Bankruptcy Court to secure the Obligations, would be sufficient to create a perfected DIP Lien in any property or assets that such Loan Party may receive upon the sale, lease, license, exchange, transfer or disposition of such particular property or assets, then all such “proceeds” of such particular property or assets shall be included in the Collateral.

SECTION 4.02. Representations and Warranties.  The Grantors jointly and severally represent and warrant to the Collateral Agent and the Secured Parties that:

(a) Each Grantor has good and valid rights in and title to the Collateral with respect to which it has purported to grant a Security Interest hereunder and subject to entry by the Bankruptcy Court of the applicable Orders and the effectiveness of the Second Amendment, has full power and authority to grant to the Collateral Agent, for the ratable benefit of the Secured Parties, the Security Interest in such Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other person other than any consent or approval that has been obtained.

(b) The Perfection Certificate has been duly prepared, completed and executed and the information set forth therein (including (x) the exact legal name of each Grantor and (y) the jurisdiction of organization of each Grantor) is correct and complete as of the Closing Date.  Each Grantor acknowledges that Uniform

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Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations containing a description of the Collateral have been prepared by the Collateral Agent based upon the information provided to the Administrative Agent and the Secured Parties in the Perfection Certificate for filing in each governmental, municipal or other office specified in Section 6 of the Perfection Certificate (or specified by notice from the Borrower to the Administrative Agent after the Closing Date in the case of filings, recordings or registrations required by Sections 5.06 or 5.12 of the Credit Agreement), which are all the filings, recordings and registrations (other than filings required to be made in the United States Patent and Trademark Office and the United States Copyright Office in order to perfect the Security Interest in the Collateral consisting of United States Patents, Trademarks and Copyrights) that are necessary to publish notice of and protect the validity of and to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for the ratable benefit of the Secured Parties) in respect of all Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements.

(c) Subject to entry by the Bankruptcy Court of the applicable Orders, the Security Interest constitutes a legal and valid security interest in all Collateral securing the payment and performance of the Obligations a perfected security interest in all Collateral of the Debtors pledged hereunder and pursuant to the terms of the Interim Order and/or Final Order, such security interest shall be perfected in all Collateral.  The Security Interest is and shall be prior to any other Lien on any of the Collateral of the Debtors and pursuant to the terms of the Interim Order and/or Final Order, no filing or other action will be necessary to perfect or protect such Liens and security interests.

(d)  The Security Interest granted by Lake Grove constitutes (i) a legal and valid security interest in all Collateral securing the payment and performance of the Obligations, (ii) subject to the filings described in Section 4.02(b), a perfected security interest in all Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the Uniform Commercial Code or other applicable law in such jurisdictions and (iii) a security interest that shall be perfected in all Collateral in which a security interest may be perfected upon the receipt and recording of this Agreement with the United States Patent and Trademark Office and the United States Copyright Office, as applicable.  Subject to the effectiveness of the Second Amendment, the Security Interest granted by Lake Grove is and shall be prior to any other Lien on any of the Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States (or any political

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subdivision thereof) and its territories and possessions pursuant to the Uniform Commercial Code or other applicable law in such jurisdictions, other than Liens expressly permitted pursuant to Section 6.02 of the Credit Agreement that have priority as a matter of law and Liens on Collateral that is in the possession of Persons other than the Collateral Agent and such Collateral is not under the “control” (within the meaning of Section 9-314 of the New York UCC) of the Collateral Agent.

(e) The Collateral is owned by the Grantors free and clear of any Lien, except for Liens expressly permitted pursuant to Section 6.02 of the Credit Agreement or the Orders.  No Grantor has filed or consented to the filing of (i) any financing statement or analogous document under the Uniform Commercial Code or any other applicable laws covering any Collateral, (ii) any assignment in which any Grantor assigns any Collateral or any security agreement or similar instrument covering any Collateral with the United States Patent and Trademark Office or the United States Copyright Office, (iii) any notice under the Assignment of Claims Act, or (iv) any assignment in which any Grantor assigns any Collateral or any security agreement or similar instrument covering any Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Liens expressly permitted pursuant to Section 6.02 of the Credit Agreement or the Orders.  No Grantor holds any Commercial Tort Claims except as indicated on the Perfection Certificate.

SECTION 4.03. Covenants.  (a) Each Grantor agrees promptly to notify the Collateral Agent in writing of any change in (i) its legal name, (ii) its identity or type of organization or corporate structure, (iii) its Federal Taxpayer Identification Number or organizational identification number or (iv) its jurisdiction of organization.  Each Grantor agrees promptly to provide the Collateral Agent with certified organizational documents reflecting any of the changes described in the first sentence of this paragraph.  Each Grantor agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected first priority security interest in all the Collateral.  Each Grantor agrees promptly to notify the Collateral Agent if any material portion of the Collateral owned or held by such Grantor is damaged or destroyed.

(b) Each Grantor agrees to maintain, at its own cost and expense, such complete and accurate records with respect to the Collateral owned by it as is consistent with its current practices and in accordance with such prudent and standard practices used in industries that are the same as or similar to those in which such Grantor is engaged.

(c) Each year, at the time of delivery of annual financial statements with respect to the preceding fiscal year pursuant to Section 5.04(a) of the Credit Agreement, the Borrower shall deliver to the Collateral Agent a certificate executed by its chief legal officer and a Responsible Officer of the Borrower certifying that all Uniform Commercial

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Code financing statements (including fixture filings, as applicable) or other appropriate filings recordings or registrations, including all refilings, recordings and registrations, containing a description of the Collateral have been filed of record in each governmental, municipal or other appropriate office in each jurisdiction identified pursuant to clause (a) of this Section 4.03 to the extent necessary to protect and perfect the Security Interest for a period of not less than 18 months after the date of such certificate (except as noted therein with respect to any continuation statements to be filed within such period).  Each certificate delivered pursuant to this Section 4.03(c) shall identify in the format of Schedule III all Intellectual Property of any Grantor in existence on the date thereof and not then listed on such Schedules or previously so identified to the Collateral Agent.

(d) Each Grantor shall, at its own expense, take any and all actions necessary to defend title to the Collateral against all persons and to defend the Security Interest of the Collateral Agent in the Collateral and the priority thereof against any Lien not expressly permitted pursuant to Section 6.02 of the Credit Agreement.

(e) Each Grantor agrees, at its own expense, promptly to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Collateral Agent may from time to time reasonably request to better assure, obtain, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and Taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing or continuation statements (including fixture filings) or other documents in connection herewith or therewith.  If any amount payable to any Grantor under or in connection with any of the Collateral shall be or become evidenced by any promissory note or other instrument, such note or instrument shall be promptly pledged and delivered to the Collateral Agent, duly endorsed in a manner reasonably satisfactory to the Collateral Agent.

Without limiting the generality of the foregoing, each Grantor hereby authorizes the Collateral Agent, with prompt notice thereof to the Grantors, to supplement this Agreement by supplementing Schedule III or adding additional schedules hereto to identify specifically any asset or item of a Grantor that may, in the Collateral Agent’s reasonable judgment, constitute Copyrights, Licenses, Patents or Trademarks; provided that any Grantor shall have the right, exercisable within 10 days after it has been notified by the Collateral Agent of the specific identification of such Collateral, to advise the Collateral Agent in writing of any inaccuracy of the representations and warranties made by such Grantor hereunder with respect to such Collateral.  Each Grantor agrees that it will use its commercially reasonable efforts to take such action as shall be necessary in order that all representations and warranties hereunder shall be true and correct with respect to such Collateral within 30 days after the date it has been notified by the Collateral Agent of the specific identification of such Collateral.

(f) The Collateral Agent and such persons as the Collateral Agent may designate shall have the right, at the applicable Grantor’s own cost and expense (provided, however, that as long as no Event of Default has occurred and is continuing, Grantor shall not be required to bear the cost and expense of more than one inspection in any 12 month

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period) and, so long as no Default or Event of Default has occurred and is continuing, upon reasonable prior notice to the applicable Grantor, to inspect the Collateral, all records related thereto (and to make extracts and copies from such records) and the premises upon which any of the Collateral is located, to discuss the applicable Grantor’s affairs with the officers of such Grantor and its independent accountants and to verify the existence, validity, amount, quality, quantity, value, condition and status of, or any other matter relating to, the Collateral, including, in the case of Accounts or other Collateral in the possession of any third person upon the occurrence and during the continuance of an Event of Default, by contacting Account Debtors or the third person possessing such Collateral for the purpose of making such a verification.  The Collateral Agent shall have the absolute right to share any information it gains from such inspection or verification with any Secured Party.

(g) At its option, the Collateral Agent may discharge past due Taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Collateral and not expressly permitted pursuant to Section 5.03 or Section 6.02 of the Credit Agreement, and may pay for the maintenance and preservation of the Collateral to the extent any Grantor fails to do so as required by the Credit Agreement or this Agreement, and each Grantor jointly and severally agrees to reimburse the Collateral Agent on demand for any payment made or any expense incurred by the Collateral Agent pursuant to the foregoing authorization; provided, however, that nothing in this paragraph shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Collateral Agent or any Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to Taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Loan Documents.

(h) If at any time any Grantor shall take a security interest in any property of an Account Debtor or any other person to secure payment and performance of an Account, such Grantor shall promptly assign such security interest to the Collateral Agent for the ratable benefit of the Secured Parties.  Such assignment need not be filed of public record unless necessary to continue the perfected status of the security interest against creditors of and transferees from the Account Debtor or other person granting the security interest.

(i) Each Grantor shall remain liable to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Collateral, all in accordance with the terms and conditions thereof, and each Grantor jointly and severally agrees to indemnify and hold harmless the Collateral Agent and the Secured Parties from and against any and all liability for such performance.

(j) No Grantor shall make or permit to be made an assignment, pledge or hypothecation of the Collateral or shall grant any other Lien in respect of the Collateral or permit any notice to be filed under the Assignment of Claims Act, except, in each case, as expressly permitted by Section 6.02 of the Credit Agreement or the Orders.  No Grantor shall make or permit to be made any transfer of the Collateral and each Grantor shall

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remain at all times in possession or otherwise in control of the Collateral owned by it, except in each case as permitted by the Credit Agreement.

(k) No Grantor will, without the Collateral Agent’s prior written consent, grant any extension of the time of payment of any Accounts included in the Collateral, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any person liable for the payment thereof or allow any credit or discount whatsoever thereon, other than extensions, credits, discounts, compromises, compoundings or settlements granted or made in the ordinary course of business and consistent with its current practices.

(l) Each Grantor, at its own expense, shall maintain or cause to be maintained insurance covering physical loss or damage to the Inventory and Equipment in accordance with the requirements set forth in Section 5.02 of the Credit Agreement.  Each Grantor irrevocably makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) as such Grantor’s true and lawful agent (and attorney-in-fact) for the purpose, upon the occurrence and during the continuance of an Event of Default, of making, settling and adjusting claims in respect of Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto.  In the event that any Grantor at any time or times shall fail to obtain or maintain any of the policies of insurance required hereby or under the Credit Agreement or to pay any premium in whole or part relating thereto, the Collateral Agent may, without waiving or releasing any obligation or liability of any Grantor hereunder or any Default or Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Collateral Agent deems advisable. All sums disbursed by the Collateral Agent in connection with this paragraph, including attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by the Grantors to the Collateral Agent and shall be additional Obligations secured hereby.

(m) Each Grantor shall maintain, in form and manner reasonably satisfactory to the Collateral Agent, records of its Chattel Paper and its books, records and documents evidencing or pertaining thereto.

SECTION 4.04. Other Actions.  In order to further insure the attachment, perfection and priority of, and the ability of the Collateral Agent to enforce, the Security Interest in the Collateral, each Grantor agrees, in each case at such Grantor’s own expense, to take the following actions with respect to the following Collateral:

(a) Instruments. If any Grantor shall at any time hold or acquire any Instruments, such Grantor shall forthwith endorse, assign and deliver the same to the Collateral Agent, accompanied by such undated instruments of endorsement, transfer or assignment duly executed in blank as the Collateral Agent may from time to time reasonably request.

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(b) Deposit Accounts. Each Grantor, with respect to any Deposit Account it maintains as of the Closing Date, within the time periods set forth on Schedule 5.15 of the Credit Agreement and with respect to any Deposit Account opened subsequent to the Closing Date, within 90 days, will (i) cause the depositary bank to agree to comply at any time with instructions from the Collateral Agent to such depositary bank directing the disposition of funds from time to time credited to such Deposit Account, without further consent of such Grantor or any other person, pursuant to an agreement in form and substance satisfactory to the Collateral Agent, or (ii) arrange for the Collateral Agent to become the customer of the depositary bank with respect to the Deposit Account, with the Grantor being permitted, only with the consent of the Collateral Agent, to exercise rights to withdraw funds from such Deposit Account.  The Collateral Agent agrees with each Grantor that the Collateral Agent shall not give any such instructions or withhold any withdrawal rights from any Grantor, unless an Event of Default has occurred and is continuing, or, after giving effect to any withdrawal, would occur. The provisions of this paragraph shall not apply to any Deposit Account for which any Grantor, the depositary bank and the Collateral Agent have entered into a cash collateral agreement specially negotiated among such Grantor, the depositary bank and the Collateral Agent for the specific purpose set forth therein; provided that notwithstanding the foregoing, the covenant contained in this Section 4.04(b) shall not apply to any Deposit Account which is an Excluded Account.

(c) Investment Property. Except to the extent otherwise provided in Article III or the third sentence of this clause (c), if any Grantor shall at any time hold or acquire any certificated securities that are not held by the Prepetition Agent, such Grantor shall promptly forthwith endorse, assign and deliver the same to the Collateral Agent, accompanied by such undated instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time specify. Except to the extent otherwise provided in the third sentence of this clause (c), if any securities now or hereafter acquired by any Grantor are uncertificated and are issued to such Grantor or its nominee directly by the issuer thereof, such Grantor shall promptly notify the Collateral Agent thereof and pursuant to an agreement in form and substance satisfactory to the Collateral Agent, either (i) cause the issuer to agree to comply with instructions from the Collateral Agent as to such securities, without further consent of any Grantor or such nominee, or (ii) arrange for the Collateral Agent to become the registered owner of the securities. If any securities, whether certificated or uncertificated, or other Investment Property now or hereafter acquired by any Grantor are held by such Grantor or its nominee through a Securities Intermediary or Commodity Intermediary, such Grantor shall promptly notify the Collateral Agent thereof and, at the Collateral Agent’s request and option, pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent, either (i) cause such Securities Intermediary or Commodity Intermediary, as the case may be, to agree to comply with Entitlement Orders from the Collateral Agent to such Securities Intermediary as to such securities or other Investment Property, or (as the case may be) to apply any value distributed on account of any commodity contract as

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directed by the Collateral Agent to such Commodity Intermediary, in each case without further consent of any Grantor or such nominee, or (ii) in the case of Financial Assets (as governed by Article 8 of the New York UCC) or other Investment Property held through a Securities Intermediary, arrange for the Collateral Agent to become the Entitlement Holder with respect to such Investment Property, with the Grantor being permitted, only with the consent of the Collateral Agent, to exercise rights to withdraw or otherwise deal with such Investment Property.  The Collateral Agent agrees with each Grantor that the Collateral Agent shall not give any such Entitlement Orders or instructions or directions to any such issuer, Securities Intermediary or Commodity Intermediary, and shall not withhold its consent to the exercise of any withdrawal or dealing rights by any Grantor, unless an Event of Default has occurred and is continuing, or, after giving effect to any such investment and withdrawal rights would occur.  The provisions of this paragraph shall not apply to any Financial Assets credited to a Securities Account for which the Collateral Agent is the Securities Intermediary.

(d) Electronic Chattel Paper and Transferable Records. If any Grantor at any time holds or acquires an interest in any Electronic Chattel Paper or any “transferable record”, as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, such Grantor shall promptly notify the Collateral Agent thereof and, at the request of the Collateral Agent, shall take such action as the Collateral Agent may reasonably request to vest in the Collateral Agent control under New York UCC Section 9-105 of such Electronic Chattel Paper or control under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record.  The Collateral Agent agrees with such Grantor that the Collateral Agent will arrange, pursuant to procedures reasonably satisfactory to the Collateral Agent and so long as such procedures will not result in the Collateral Agent’s loss of control, for the Grantor to make alterations to the Electronic Chattel Paper or transferable record permitted under UCC Section 9-105 or, as the case may be, Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or Section 16 of the Uniform Electronic Transactions Act for a party in control to allow without loss of control, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by such Grantor with respect to such Electronic Chattel Paper or transferable record.

(e) Letter-of-Credit Rights. If any Grantor is at any time a beneficiary under a letter of credit now or hereafter issued in favor of such Grantor, such Grantor shall promptly notify the Collateral Agent thereof and, at the request and option of the Collateral Agent, such Grantor shall, pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent, either (i) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to the Collateral Agent of the proceeds of any drawing under the letter

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of credit or (ii) arrange for the Collateral Agent to become the transferee beneficiary of the letter of credit, with the Collateral Agent agreeing, in each case, that the proceeds of any drawing under the letter of credit are to be paid to the applicable Grantor unless an Event of Default has occurred and is continuing.

(f) Commercial Tort Claims. If any Grantor shall at any time hold or acquire a Commercial Tort Claim in an amount reasonably estimated to exceed $250,000, the Grantor shall promptly notify the Collateral Agent thereof in a writing signed by such Grantor including a summary description of such claim and grant to the Collateral Agent, for the ratable benefit of the Secured Parties, in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Collateral Agent.

SECTION 4.05. Covenants Regarding Patent, Trademark and Copyright Collateral.  (a) Each Grantor agrees that it will not, and will not permit any of its licensees to, do any act, or omit to do any act, whereby any Patent that is material to the conduct of such Grantor’s business may become invalidated or dedicated to the public, and agrees that it shall continue to mark any products covered by a Patent with the relevant patent number as necessary and sufficient to establish and preserve its maximum rights under applicable patent laws, except where the failure to do so could not reasonably be expected to result in a material diminution in the value of the Collateral.

(b) Each Grantor (either itself or through its licensees or its sublicensees) will, for each Trademark material to the conduct of such Grantor’s business, (i) maintain such Trademark in full force free from any claim of abandonment or invalidity for non-use, (ii) maintain the quality of products and services offered under such Trademark, (iii) display such Trademark with notice of Federal or foreign registration to the extent necessary and sufficient to establish and preserve its maximum rights under applicable law and (iv) not knowingly use or knowingly permit the use of such Trademark in violation of any third party rights, except in each case where the failure to do so could not reasonably be expected to result in a material diminution in the value of the Collateral.

(c) Each Grantor (either itself or through its licensees or sublicensees) will, for each work covered by a material Copyright, continue to publish, reproduce, display, adopt and distribute the work with appropriate copyright notice as necessary and sufficient to establish and preserve its maximum rights under applicable copyright laws, except where the failure to do so could not reasonably be expected to result in a material diminution in the value of the Collateral.

(d) Each Grantor shall notify the Collateral Agent promptly if it knows or has reason to know that any Patent, Trademark or Copyright material to the conduct of its business could reasonably be expected to become abandoned, lost or dedicated to the public, or of any material adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, United States Copyright Office or any court or similar office

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of any country) regarding such Grantor’s ownership of any Patent, Trademark or Copyright, its right to register the same, or its right to keep and maintain the same.

(e) If Grantor, either itself or through any agent, employee, licensee or designee, files an application for any Patent, Trademark or Copyright (or for the registration of any Trademark or Copyright) with the United States Patent and Trademark Office, United States Copyright Office or any office or agency in any political subdivision of the United States or in any other country or any political subdivision thereof, it shall promptly notify the Collateral Agent, and, upon request of the Collateral Agent, execute and deliver any and all agreements, instruments, documents and papers as the Collateral Agent may reasonably request to evidence the Security Interest in such Patent, Trademark or Copyright, and each Grantor hereby appoints the Collateral Agent as its attorney-in-fact to execute and file such writings for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; such power, being coupled with an interest, is irrevocable.

(f) Each Grantor will take all necessary steps that are consistent with the practice in any proceeding before the United States Patent and Trademark Office, United States Copyright Office or any office or agency in any political subdivision of the United States or in any other country or any political subdivision thereof, to maintain and pursue each material application relating to the Patents, Trademarks and/or Copyrights (and to obtain the relevant grant or registration) and to maintain each issued Patent and each registration of the Trademarks and Copyrights that is material to the conduct of any Grantor’s business, including timely filings of applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees, and, if consistent with good business judgment, to initiate opposition, interference and cancellation proceedings against third parties.

(g) In the event that any Grantor knows or has reason to believe that any Collateral consisting of a Patent, Trademark or Copyright material to the conduct of any Grantor’s business has been or is about to be infringed, misappropriated or diluted by a third person, such Grantor promptly shall notify the Collateral Agent and shall, if consistent with good business judgment, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and take such other actions as are appropriate under the circumstances to protect such Collateral.

(h) Upon the occurrence and during the continuance of an Event of Default, each Grantor shall use its commercially reasonable efforts to obtain all requisite consents or approvals by the licensor of each Copyright License, Patent License or Trademark License, and each other material License, to effect the assignment of all such Grantor’s right, title and interest thereunder to the Collateral Agent, for the ratable benefit of the Secured Parties, or its designee.

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ARTICLE V

Remedies

SECTION 5.01. Remedies Upon Default.  Upon the occurrence and during the continuance of an Event of Default, each Grantor agrees to deliver each item of Collateral to the Collateral Agent on demand, and it is agreed that the Collateral Agent shall have the right to take any of or all the following actions at the same or different times, in each case to the extent permitted by applicable law: (a) with respect to any Collateral consisting of Intellectual Property, on demand, to cause the Security Interest to become an assignment, transfer and conveyance of any of or all of Grantor’s right, title and interest in such Collateral by the applicable Grantor to the Collateral Agent, or to license or sublicense, whether general, special or otherwise, and whether on an exclusive or nonexclusive basis, Grantor’s right, title and interest in any such Collateral throughout the world on such terms and conditions and in such manner as the Collateral Agent shall determine (other than in violation of any then-existing licensing arrangements to the extent that waivers cannot be obtained), and (b) with or without legal process and with or without prior notice or demand for performance, to take possession of the Collateral and without liability for trespass to enter any premises where the Collateral may be located for the purpose of taking possession of or removing the Collateral and, generally, to exercise any and all rights afforded to a secured party under the Uniform Commercial Code or other applicable law.  Without limiting the generality of the foregoing, each Grantor agrees that the Collateral Agent shall have the right, subject to the mandatory requirements of applicable law, to sell or otherwise dispose of all or any part of the Collateral at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate.  The Collateral Agent shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold.  Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal which such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

The Collateral Agent shall give each applicable Grantor 10 days’ written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9-611 of the New York UCC or its equivalent in other jurisdictions) of the Collateral Agent’s intention to make any sale of Collateral.  Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange.  Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral

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Agent may fix and state in the notice (if any) of such sale.  At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine.  The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given.  The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned.  In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice.  At any public (or, to the extent permitted by law, private) sale made pursuant to this Agreement, any Secured Party may bid for or purchase, free (to the extent permitted by applicable law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released to the extent permitted by applicable law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Secured Party from any Grantor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor.  As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver.  Any sale pursuant to the provisions of this Section 5.01 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the New York UCC or its equivalent in other jurisdictions.

SECTION 5.02. Application of Proceeds.  The Collateral Agent shall apply the proceeds of any collection, sale, foreclosure or other realization upon any Collateral, including any Collateral consisting of cash, as follows:

FIRST, to the payment of all costs and expenses incurred by the Administrative Agent or the Collateral Agent (in their respective capacities as such hereunder or under any other Loan Document) in connection with such collection, sale, foreclosure or realization or otherwise in connection with this Agreement, any other Loan Document or any of the Obligations, including all court costs and the fees and expenses of its agents and legal counsel, the repayment of all advances made by the Administrative Agent and/or the Collateral Agent hereunder or under any other Loan Document on behalf of any Grantor and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document;

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SECOND, to the payment in full of Unfunded Advances/Participations (the amounts so applied to be distributed between or among the Administrative Agent and any Issuing Bank pro rata in accordance with the amounts of Unfunded Advances/Participations owed to them on the date of any such distribution);

THIRD, to the payment in full of all other Obligations (the amounts so applied to be distributed among the Secured Parties pro rata in accordance with the amounts of the Obligations owed to them on the date of any such distribution);

FOURTH, to the Grantors, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.

The Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement.  Upon any sale of Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

SECTION 5.03. Grant of License to Use Intellectual Property.  For the purpose of enabling the Collateral Agent to exercise rights and remedies under this Agreement at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Collateral Agent an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to the Grantors), to use, license or sublicense any of the Collateral consisting of Intellectual Property now owned or hereafter acquired by such Grantor, subject in the case of any such Intellectual Property licensed by or to Grantors to the terms and conditions of such license, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof.  The use of such license by the Collateral Agent may be exercised, at the option of the Collateral Agent, only upon the occurrence and during the continuation of an Event of Default; provided, however, that any license, sublicense or other transaction entered into by the Collateral Agent in accordance herewith shall be binding upon each Grantor notwithstanding any subsequent cure of an Event of Default.

SECTION 5.04. Securities Act, Etc.  In view of the position of the Grantors in relation to the Pledged Collateral, or because of other current or future circumstances, a question may arise under the U.S. Securities Act of 1933, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the “Federal Securities Laws”) with respect to any disposition of the Pledged Collateral permitted hereunder.  Each Grantor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Collateral Agent if the Collateral Agent were to attempt to dispose of all or any part of the Pledged

26

Collateral, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Collateral could dispose of the same.  Similarly, there may be other legal restrictions or limitations affecting the Collateral Agent in any attempt to dispose of all or part of the Pledged Collateral under applicable “blue sky” or other state securities laws or similar laws analogous in purpose or effect.  Each Grantor recognizes that in light of such restrictions and limitations the Collateral Agent may, with respect to any sale of the Pledged Collateral, limit the purchasers to those who will agree, among other things, to acquire such Pledged Collateral for their own account, for investment, and not with a view to the distribution or resale thereof.  Each Grantor acknowledges and agrees that in light of such restrictions and limitations, the Collateral Agent, in its sole and absolute discretion (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Collateral or part thereof shall have been filed under the Federal Securities Laws and (b) may approach and negotiate with a limited number of potential purchasers (including a single potential purchaser) to effect such sale.  Each Grantor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Collateral Agent shall incur no responsibility or liability for selling all or any part of the Pledged Collateral at a price that the Collateral Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a limited number of purchasers (or a single purchaser) were approached.  The provisions of this Section 5.04 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Collateral Agent sells.

ARTICLE VI

Indemnity, Subrogation and Subordination

SECTION 6.01. Indemnity and Subrogation.  In addition to all such rights of indemnity and subrogation as the Guarantors may have under applicable law (but subject to Section 6.03), the Borrower agrees that (a) in the event a payment shall be made by any Guarantor under this Agreement, the Borrower shall indemnify such Guarantor for the full amount of such payment and such Guarantor shall be subrogated to the rights of the person to whom such payment shall have been made to the extent of such payment and (b) in the event any assets of any Guarantor shall be sold pursuant to this Agreement or any other Security Document to satisfy in whole or in part a claim of any Secured Party, the Borrower shall indemnify such Guarantor in an amount equal to the greater of the book value or the fair market value of the assets so sold.

SECTION 6.02. Contribution and Subrogation.  Each Guarantor (a “Contributing Guarantor”) agrees (subject to Section 6.03) that, in the event a payment shall be made by any other Guarantor hereunder in respect of any Obligation, or assets of any other Guarantor shall be sold pursuant to any Security Document to satisfy any Obligation owed to any Secured Party, and such other Guarantor (the “Claiming Guarantor”) shall not have been fully indemnified by the Borrower as provided in

27

Section 6.01, the Contributing Guarantor shall indemnify the Claiming Guarantor in an amount equal to (i) the amount of such payment or (ii) the greater of the book value and the fair market value of such assets, as the case may be, in each case multiplied by a fraction of which the numerator shall be the net worth of the Contributing Guarantor on the date hereof and the denominator shall be the aggregate net worth of all the Guarantors on the date hereof (or, in the case of any Guarantor becoming a party hereto pursuant to Section 7.16, the date of the supplement hereto executed and delivered by such Guarantor).  Any Contributing Guarantor making any payment to a Claiming Guarantor pursuant to this Section 6.02 shall be subrogated to the rights of such Claiming Guarantor under Section 6.01 to the extent of such payment.

SECTION 6.03. Subordination.  (a) Notwithstanding any provision of this Agreement to the contrary, all rights of the Guarantors under Sections 6.01 and 6.02 and all other rights of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the indefeasible payment in full in cash of the Obligations.  No failure on the part of the Borrower or any Guarantor to make the payments required by Sections 6.01 and 6.02 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Guarantor with respect to its obligations hereunder, and each Guarantor shall remain liable for the full amount of its obligations hereunder.

(b) The Borrower and each Guarantor hereby agree that all Indebtedness and other monetary obligations owed by it to the Borrower or any Subsidiary shall be fully subordinated to the indefeasible payment in full in cash of the Obligations.

ARTICLE VII

Miscellaneous

SECTION 7.01. Notices.  All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 9.01 of the Credit Agreement.  All communications and notices hereunder to any Subsidiary Guarantor shall be given to it in care of the Borrower as provided in Section 9.01 of the Credit Agreement.

SECTION 7.02. Security Interest Absolute.  Subject to the entry by the Bankruptcy Court of the Orders and effectiveness of the Second Amendment, all rights of the Collateral Agent hereunder, the Security Interest, the grant of a security interest in the Pledged Collateral and all obligations of each Grantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument relating to the foregoing, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or

28

departure from any guarantee, securing or guaranteeing all or any of the Obligations, or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Obligations or this Agreement.

SECTION 7.03. Survival of Agreement.  All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and the Issuing Bank and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any Lender or Issuing Bank or on their behalf and notwithstanding that the Collateral Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended under the Credit Agreement, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under any Loan Document is outstanding and unpaid or the aggregate L/C Exposure does not equal zero and so long as the Commitments have not expired or terminated.

SECTION 7.04. Binding Effect; Several Agreement.  This Agreement shall become effective as to any Loan Party when a counterpart hereof executed on behalf of such Loan Party shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such Loan Party and the Collateral Agent and their respective permitted successors and assigns, and shall inure to the benefit of such Loan Party, the Collateral Agent and the other Secured Parties and their respective successors and assigns, except that no Loan Party shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void) except as expressly contemplated or permitted by this Agreement or the Credit Agreement.  This Agreement shall be construed as a separate agreement with respect to each Loan Party and may be amended, modified, supplemented, waived or released with respect to any Loan Party without the approval of any other Loan Party and without affecting the obligations of any other Loan Party hereunder.

SECTION 7.05. Successors and Assigns.  Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Grantor or the Collateral Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

SECTION 7.06. Collateral Agent’s Fees and Expenses; Indemnification.  (a) The parties hereto agree that the Collateral Agent shall be entitled to reimbursement of its expenses incurred hereunder as provided in Section 9.05 of the Credit Agreement.

(b) Without limitation of its indemnification obligations under the other Loan Documents, each Grantor jointly and severally agrees to indemnify the Collateral

29

Agent and the other indemnitees against, and hold each indemnitee harmless from, any and all losses, claims, damages, liabilities, and related reasonable out of pocket expenses, including the fees, charges and disbursements of any counsel for any indemnitee, incurred by or asserted against any indemnitee arising out of, in any way connected with, or as a result of, the execution, delivery or performance of this Agreement or any agreement or instrument contemplated hereby or any claim, litigation, investigation or proceeding relating to any of the foregoing or to the Collateral, regardless of whether any indemnitee is a party thereto or whether initiated by a third party or by a Loan Party or any Affiliate thereof; provided, however, that such indemnity shall not, as to any indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such indemnitee.  To the extent permitted by applicable law, no Grantor shall assert, and each Grantor hereby waives any claim against any indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of proceeds thereof.

(c) Any such amounts payable as provided hereunder shall be additional Obligations secured hereby and by the other Security Documents. The provisions of this Section 7.06 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Collateral Agent or any other Secured Party.  All amounts due under this Section 7.06 shall be payable on written demand therefor and shall bear interest, on and from the date of demand, at the rate specified in Section 2.06(a) of the Credit Agreement.

SECTION 7.07. Collateral Agent Appointed Attorney-in-Fact.  Each Grantor hereby appoints the Collateral Agent as the attorney-in-fact of such Grantor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Collateral Agent shall have the right, upon the occurrence and during the continuance of an Event of Default, with full power of substitution either in the Collateral Agent’s name or in the name of such Grantor (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof, (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral, (c) to sign the name of any Grantor on any invoice or bill of lading relating to any of the Collateral, (d) to send verifications of Accounts Receivable to any Account Debtor, (e) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral, (f) to settle, compromise, compound, adjust or defend any

30

actions, suits or proceedings relating to all or any of the Collateral, (g) to notify, or to require any Grantor to notify, Account Debtors to make payment directly to the Collateral Agent, and (h) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement in accordance with its terms, as fully and completely as though the Collateral Agent were the absolute owner of the Collateral for all purposes; provided, however, that nothing herein contained shall be construed as requiring or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Collateral Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence, wilful misconduct or bad faith.

SECTION 7.08. Applicable Law.  THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK EXCEPT TO THE EXTENT GOVERNED BY THE BANKRUPTCY CODE.

SECTION 7.09. Waivers; Amendment.  (a) No failure or delay by the Collateral Agent, the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver hereof or thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Collateral Agent, the Administrative Agent, the Issuing Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 7.09, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Collateral Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time. No notice or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agent and the Loan Party or Loan Parties with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 9.08 of the Credit Agreement.

31

SECTION 7.10. WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.10.

SECTION 7.11. Severability.  In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7.12. Counterparts.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 7.04.  Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

SECTION 7.13. Headings.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 7.14. Jurisdiction; Consent to Service of Process.  (a) Each of the Grantors hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or Federal court of the United States of America, sitting in New York City, and any appellate court from any thereof, except to the extent that the provisions of the Bankruptcy Code are applicable and specifically conflict with the foregoing, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the Loan Parties hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be

32

heard and determined in such New York State or, to the extent permitted by law, in such Federal court.  Each of the Loan Parties agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Collateral Agent, the Administrative Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Grantor or its properties in the courts of any jurisdiction.

(b) Each of the Loan Parties hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (a) of this Section 7.14.  Each of the Loan Parties hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Each of the Loan Parties hereby irrevocably consents to service of process in the manner provided for notices in Section 7.01.  Nothing in this Agreement or any other Loan Document will affect the right of the Collateral Agent to serve process in any other manner permitted by law.

Notwithstanding any other provision of this Section 7.14, the Bankruptcy Court shall have exclusive jurisdiction over any action or dispute involving, relating to or arising out of this agreement or the other DIP Loan Documents.

SECTION 7.15. Termination or Release.  (a) This Agreement, the guarantees made herein, the Security Interest, the pledge of the Pledged Collateral and all other security interests granted hereby shall terminate when all the Obligations have been indefeasibly paid in full and the Lenders have no further commitment to lend under the Credit Agreement, the aggregate L/C Exposure has been reduced to zero and the Issuing Banks have no further obligations to issue Letters of Credit under the Credit Agreement.

(b) A Subsidiary Guarantor shall automatically be released from its obligations hereunder and the Security Interests created hereunder in the Collateral of such Subsidiary Guarantor shall be automatically released upon the consummation of any transaction permitted by the Credit Agreement as a result of which such Subsidiary Guarantor ceases to be a Subsidiary.

(c) Upon any sale or other transfer by any Grantor of any Collateral that is permitted under the Credit Agreement to any person that is not the Borrower or a Guarantor, or, upon the effectiveness of any written consent to the release of the Security Interest granted hereby in any Collateral pursuant to Section 9.08 of the Credit Agreement, the Security Interest in such Collateral shall be automatically released.

(d) In connection with any termination or release pursuant to paragraph (a), (b) or (c) above, the Collateral Agent shall promptly execute and deliver to any Grantor, at

33

such Grantor’s expense, all Uniform Commercial Code termination statements and similar documents that such Grantor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 7.15 shall be without recourse to or representation or warranty by the Collateral Agent or any Secured Party.  Without limiting the provisions of Section 7.06, the Borrower shall reimburse the Collateral Agent upon demand for all reasonable costs and out of pocket expenses, including the fees, charges and expenses of counsel, incurred by it in connection with any action contemplated by this Section 7.15.

SECTION 7.16. Additional Subsidiaries.  Any Subsidiary that is required to become a party hereto pursuant to Section 5.12 of the Credit Agreement shall enter into this Agreement as a Subsidiary Guarantor and a Grantor upon becoming such a Subsidiary.  Upon execution and delivery by the Collateral Agent and such Subsidiary of a supplement in the form of Exhibit A hereto, such Subsidiary shall become a Subsidiary Guarantor and a Grantor hereunder with the same force and effect as if originally named as a Subsidiary Guarantor and a Grantor herein.  The execution and delivery of any such instrument shall not require the consent of any other Loan Party hereunder. The rights and obligations of each Loan Party hereunder shall remain in full force and effect notwithstanding the addition of any new Loan Party as a party to this Agreement.

SECTION 7.17. Right of Setoff.  If an Event of Default shall have occurred and is continuing, each Secured Party is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all Collateral (including any deposits (general or special, time or demand, provisional or final)) at any time held and other obligations at any time owing by such Secured Party to or for the credit or the account of any Grantor against any and all of the obligations of such Grantor now or hereafter existing under this Agreement and the other Loan Documents held by such Secured Party, irrespective of whether or not such Secured Party shall have made any demand under this Agreement or any other Loan Document and although such obligations may be unmatured.  The rights of each Secured Party under this Section 7.17 are in addition to other rights and remedies (including other rights of setoff) which such Secured Party may have.

[Remainder of page intentionally left blank]

34

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

FAIRWAY GROUP ACQUISITION COMPANY

by

Name:
Title:

FAIRWAY GROUP HOLDINGS CORP.

by

Name:
Title:

FAIRWAY BAKERY LLC

by

Name:
Title:

FAIRWAY BROADWAY LLC

by

Name:
Title:

FAIRWAY CHELSEA LLC

by

Name:
Title:

[Signature Page to Guarantee and Collateral Agreement]

FAIRWAY CONSTRUCTION GROUP LLC

by

Name:
Title:

FAIRWAY DOUGLASTON LLC

by

Name:
Title:

FAIRWAY EAST 86TH STREET LLC

by

Name:
Title:

FAIRWAY ECOMMERCE LLC

by

Name:
Title:

FAIRWAY GREENWICH STREET LLC

by

Name:
Title:

[Signature Page to Guarantee and Collateral Agreement]

FAIRWAY GROUP CENTRAL SERVICES LLC

by

Name:
Title:

FAIRWAY GROUP PLAINVIEW LLC

by

Name:
Title:

FAIRWAY KIPS BAY LLC

by

Name:
Title:

FAIRWAY LAKE GROVE LLC

by

Name:
Title:

FAIRWAY NANUET LLC

by

Name:
Title:

[Signature Page to Guarantee and Collateral Agreement]

FAIRWAY PARAMUS LLC

by

Name:
Title:

FAIRWAY PELHAM LLC

by

Name:
Title:

FAIRWAY PELHAM WINE & SPIRITS LLC

by

Name:
Title:

FAIRWAY RED HOOK LLC

by

Name:
Title:

FAIRWAY STAMFORD LLC

by

Name:
Title:

[Signature Page to Guarantee and Collateral Agreement]

FAIRWAY STAMFORD WINE & SPIRITS LLC

by

Name:
Title:

FAIRWAY STATEN ISLAND LLC

by

Name:
Title:

FAIRWAY UPTOWN LLC

by

Name:
Title:

FAIRWAY WESTBURY LLC

by

Name:
Title:

FAIRWAY WOODLAND PARK LLC

by

Name:
Title:

[Signature Page to Guarantee and Collateral Agreement]

FAIRWAY HUDSON YARDS LLC

by

Name:
Title:

FAIRWAY GEORGETOWNE LLC

by

Name:
Title:

[Signature Page to Guarantee and Collateral Agreement]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Collateral Agent,

by

Name:
Title:

by
Name:
Title:

[Signature Page to Guarantee and Collateral Agreement]

Schedule I to the Guarantee and

Collateral Agreement

SUBSIDIARY GUARANTORS

Fairway Broadway LLC

Fairway Red Hook LLC

Fairway Uptown LLC

Fairway Group Plainview LLC

Fairway Paramus LLC

Fairway Pelham LLC

Fairway Douglaston LLC

Fairway Stamford LLC

Fairway Group Central Services LLC

Fairway Construction Group, LLC

Fairway East 86th Street LLC

Fairway Bakery LLC

Fairway eCommerce LLC

Fairway Pelham Wines & Spirits LLC

Fairway Stamford Wines & Spirits LLC

Fairway Woodland Park LLC

Fairway Kips Bay LLC

Fairway Westbury LLC

Fairway Nanuet LLC

Fairway Chelsea LLC

Fairway Lake Grove LLC

Fairway Greenwich Street LLC

Fairway Hudson Yards LLC

Fairway Staten Island LLC

Fairway Georgetowne LLC

Schedule II to the Guarantee and

Collateral Agreement

EQUITY INTERESTS

Issuer	Number of Certificate	Registered Owner	Number and Class of Equity Interest	Percentage of Equity Interests
Fairway Group Acquisition Company		Fairway Group Holdings Corp.	100 shares	100%
Fairway Red Hook LLC		Fairway Group Acquisition Company	100 units	100%
Fairway Broadway LLC		Fairway Group Acquisition Company	100 units	100%
Fairway Group Plainview LLC		Fairway Group Acquisition Company	100 units	100%
Fairway Uptown LLC		Fairway Group Acquisition Company	100 units	100%
Fairway Group Central Services LLC		Fairway Group Acquisition Company	100 units	100%
Fairway Construction Group, LLC		Fairway Group Acquisition Company	100 units	100%
Fairway Paramus LLC		Fairway Group Acquisition Company	100 units	100%
Fairway Pelham LLC		Fairway Group Acquisition Company	100 units	100%
Fairway Douglaston LLC		Fairway Group Acquisition Company	100 units	100%
Fairway Stamford LLC		Fairway Group Acquisition Company	100 units	100%
Fairway Pelham Wines & Spirits LLC		Fairway Group Acquisition Company	100 units	100%
Fairway Stamford Wines & Spirits LLC		Fairway Group Acquisition Company	100 units	100%
Fairway East 86th Street LLC		Fairway Group Acquisition Company	100 units	100%
Fairway Bakery LLC		Fairway Group Acquisition Company	100 units	100%
Fairway eCommerce LLC		Fairway Group Acquisition Company	100 units	100%
Fairway Woodland Park LLC		Fairway Group Acquisition Company	100 units	100%
Fairway Kips Bay LLC		Fairway Group Acquisition Company	100 units	100%
Fairway Westbury LLC		Fairway Group Acquisition Company	100 units	100%
Fairway Nanuet LLC		Fairway Group Acquisition Company	100 units	100%
Fairway Chelsea LLC		Fairway Group Acquisition Company	100 units	100%
Fairway Lake Grove LLC		Fairway Group Acquisition Company	100 units	100%
Fairway Greenwich Street LLC		Fairway Group Acquisition Company	100 units	100%
Fairway Hudson Yards LLC		Fairway Group Acquisition Company	100 units	100%

Issuer	Number of Certificate	Registered Owner	Number and Class of Equity Interest	Percentage of Equity Interests
Fairway Staten Island LLC		Fairway Group Acquisition Company	100 units	100%
Fairway Georgetowne LLC		Fairway Group Acquisition Company	100 units	100%

II-2

PLEDGED DEBT SECURITIES

None.

II-3

Schedule III to the Guarantee and

Collateral Agreement

INTELLECTUAL PROPERTY

A. Copyrights

The following copyright registrations are owned by Fairway Group Acquisition Company:

Title of Work	Registration Number	Effective Date
Fairway 1/2 Liter EVOO Tin	VA 1-741-077	9/24/10
Fairway Artichoke Hearts and Hearts of Palm (Fairway Hearts)	VA 1-741-366	9/24/10
Fairway Balsamic Vinegar	VA 1-748-163	9/24/10
Fairway Chocolate Bars	VA 1-741-063	9/24/10
Fairway Chocolate Chunk Bars	VAu 1-099-259	9/24/10
Fairway Coffee Bag	VA 1-041-829	9/24/10
Fairway De Negris Italian Vinegars	VA 1-741-349	9/24/10
Fairway Dried Spices	VA 1-847-735	9/24/10
Fairway Fruit Spreads	VAu 1-041-825	9/24/10
Fairway Gourmet Nuts	VAu 1-099-255	9/24/10
Fairway Honey Private Label	VA 1-741-341	9/24/10
Fairway House All Purpose Balsamic Vinegar	VAu 1-041-959	9/24/10
Fairway House Olive Oil	VA 1-741-352	9/24/10
Fairway Maple Syrup	VA 1-741-080	9/24/10
Fairway Molise Olive Oil	VA 1-741-346	9/24/10
Fairway Premium 14 Barrel Olive Oil	VAu 1-041-824	9/24/10
Fairway Red Wine Vinegar	VAu 1-041-979	9/24/10
Fairway Slumgullion	VAu 1-041-826	9/24/10
Fairway Spanish Vinegars	VAu 1-041-965	9/24/10
Fairway Tuna Can	VAu 1-041-822	9/24/10
Fairway Gift Basket Ads	TXu 1-788-123	12/27/11

The following copyrights are unregistered:

DESCRIPTION	ASSIGNED BY	DATE OF WRITTEN AGREEMENT WITH ASSIGNEE
Designs of Sandwich Labels	Amsterland	9/17/08
Designs of Non-Kosher, Kosher Parve and Kosher Dairy Bakery Labels	Amsterland	10/16/08
Murals on the Harlem buildings and all future work (including Paramus, Pelham Manor, Stamford, East 86th Street, Douglaston, Woodland	Zone 90, Inc.; Floyd Simmons	11/13/08

Park and Westbury murals)
Fairway Paramus YouTube Video and any future video and photographs	Cassidy, Chris	2/18/09
Paramus Grand Opening Video	Duffy Higgins	3/19/09
Orange Juice Label design and any other designs	Bonfilio Design LLC	4/11/09
Fairway Paramus mural and FAIRWAY letters collage	Michael Albert	6/17/09
Designs of Various Fairway Product Labels	Milton Glaser Inc.	1/25/10
Stamford Grand Opening Video	Duffy Higgins	9/16/10
Website Design	DeCare Systems Ireland, Ltd.	1/4/11
Martha Stewart book signing photographs	Hilson Creative LLC	2/9/11
Martha Stewart book signing video	Devereux Milburn	2/9/11
Health Newsletters, Blog Content	Carlon M. Colker, M.D. and Peak Wellness, Inc.	6/11
Product Descriptions, Copywriting	Maya Cohen	9/19/11
Douglaston Grand Opening Video	Duffy Higgins	10/24/11
Various Cookie Recipes	Rebecca Martin and Sweet on You, LLC	12/28/11
Kosher Floor Plan Design	Kitchen Concepts, LLC	5/23/12
Fairway Magazine Content and Design	Nora Bass	2/14/13
Website and Mobile App Content		2/5/14
Various Photographs and Videos for the Mobile App	Kelvin De La Cruz	3/14/13
Bakery Design	Red Brick Consulting, LLC	3/18/13
Website Design	Avantech Labs Ltd.	4/1/13
Website Design	Halo Media, LLC	4/9/13
Various Photographs of the Westbury Store	Bill Milne	6/20/13
Kosher Food Photographs		12/13/13
Various Photographs and Videos for the Mobile App	KDC Photography	7/31/13
Graphic Design	Cristine Esquerra	9/6/13
Software Development for iPad Kiosks	Kiosk Group Inc.	11/25/13
Designs of Various Fairway Product Labels	The BananaLand LLC	2/1/14
Copywriting, Blog Content	Hannah Howard	7/8/14
Retail Store Design	King Retail Solutions, Inc.	1/19/15

III-2

Nancy Fame Design	Fairway Product Labels	9/9/15
Designs of various Fairway Product Labels, Signage and Advertisements	Graphic Department employees	Various/ongoing
Inventions, Designs, etc.	Most IT and certain senior employees	Various/ongoing

B.  Patents

Apparatus, System and Method For An Automated Stock Ledger

U.S. Patent No. 8,635,238

Issued: January 21, 2014

Expires: May 17, 2030 (20 year term plus extension of 126 days)

Description:

The patent covers the apparatus and computer programs implementing the method for maintaining an automated stock ledger for a grocery store having a computer system with distinct operational databases.  Among other things, the computer programs allow for the extraction of sales, inventory and margin information from multiple operational databases, the recording of new and enhanced data sets with the extracted information and the loading of the extracted information within a central database.

C.  Trademarks

See attached chart covering federal and state trademark and service mark applications and registrations owned by Fairway Group Acquisition Company.

No other Grantor owns or licenses any trademarks, service marks or applications therefor.

III-3

Schedule IV to the Guarantee and

Collateral Agreement

COMMERCIAL TORT CLAIMS

None.

Exhibit A to the Guarantee and

Collateral Agreement

SUPPLEMENT NO. [•] (this “Supplement”) dated as of [•], 20[•] to the Guarantee and Collateral Agreement dated as of May 5, 2016 (the “Guarantee and Collateral Agreement”), among FAIRWAY GROUP ACQUISITION COMPANY, a Delaware corporation (the “Borrower”) and a debtor and debtor-in-possession under Chapter 11 of the Bankruptcy Code, FAIRWAY GROUP HOLDINGS CORP., a Delaware company (“Holdings”) and a debtor and debtor-in-possession under Chapter 11 of the Bankruptcy Code, each Subsidiary of the Borrower (other than Lake Grove) from time to time party thereto, each a debtor and debtor-in-possession under Chapter 11 of the Bankruptcy Code, FAIRWAY LAKE GROVE LLC, a Delaware limited liability company (“Lake Grove”) (each such Subsidiary and Lake Grove individually a “Subsidiary Guarantor” and collectively, the “Subsidiary Guarantors”; the Subsidiary Guarantors, the Borrower and Holdings are referred to collectively herein as the “Grantors”) and CREDIT SUISSE AG (together with its affiliates, “Credit Suisse”), as collateral agent (in such capacity, the “Collateral Agent”) for the Secured Parties (as defined therein).

A.  Reference is made to the Senior Secured Priming and Superpriority Debtor-In-Possession Credit Agreement dated as of May 5, 2016 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, Holdings, the lenders from time to time party thereto (the “Lenders”) and Credit Suisse, as administrative agent for the Lenders and as Collateral Agent.

B.  Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement or the Guarantee and Collateral Agreement referred to therein, as applicable.

C.  The Grantors have entered into the Guarantee and Collateral Agreement in order to induce the Lenders to make Loans and the Issuing Banks to issue Letters of Credit.  Section 7.16 of the Guarantee and Collateral Agreement provides that additional Subsidiaries of the Borrower may become Subsidiary Guarantors and Grantors under the Guarantee and Collateral Agreement by execution and delivery of an instrument in the form of this Supplement.  The undersigned Subsidiary (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Subsidiary Guarantor and a Grantor under the Guarantee and Collateral Agreement in order to induce the Lenders to make additional Loans and the Issuing Banks to issue additional Letters of Credit and as consideration for Loans previously made and Letters of Credit previously issued.

Accordingly, the Collateral Agent and the New Subsidiary agree as follows:

SECTION 1.  In accordance with Section 7.16 of the Guarantee and Collateral Agreement, the New Subsidiary by its signature below becomes a Grantor and Subsidiary Guarantor under the Guarantee and Collateral Agreement with the same force and effect as if originally named therein as a Grantor and Subsidiary Guarantor and the New Subsidiary hereby (a) agrees to all the terms and provisions of the Guarantee and

Collateral Agreement applicable to it as a Grantor and Subsidiary Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor and Subsidiary Guarantor thereunder are true and correct on and as of the date hereof.  In furtherance of the foregoing, the New Subsidiary, as security for the payment and performance in full of the Obligations (as defined in the Guarantee and Collateral Agreement), does hereby create and grant to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, their successors and assigns, a security interest in and lien on all of the New Subsidiary’s right, title and interest in and to the Collateral (as defined in the Guarantee and Collateral Agreement) of the New Subsidiary.  Each reference to a “Grantor” or a “Subsidiary Guarantor” in the Guarantee and Collateral Agreement shall be deemed to include the New Subsidiary.  The Guarantee and Collateral Agreement is hereby incorporated herein by reference.

SECTION 2.  The New Subsidiary represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles (whether enforcement is sought by proceedings in equity or at law).

SECTION 3.  This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Subsidiary and the Collateral Agent.  Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

SECTION 4.  The New Subsidiary hereby represents and warrants that (a) set forth on Schedule I attached hereto is a true and correct schedule of (i) any and all Equity Interests and Pledged Debt Securities now owned by the New Subsidiary and (ii) any and all Intellectual Property now owned by the New Subsidiary and (b) set forth under its signature hereto, is the true and correct legal name of the New Subsidiary and its jurisdiction of organization.

SECTION 5.  Except as expressly supplemented hereby, the Guarantee and Collateral Agreement shall remain in full force and effect.

SECTION 6.  THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 7.  In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the

Guarantee and Collateral Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8.  All communications and notices hereunder shall (except as otherwise expressly permitted by the Guarantee and Collateral Agreement) be in writing and given as provided in Section 9.01 of the Credit Agreement. All communications and notices hereunder to the New Subsidiary shall be given to it in care of the Borrower as provided in Section 9.01 of the Credit Agreement.

SECTION 9.  The New Subsidiary agrees to reimburse the Collateral Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the fees, other charges and disbursements of counsel for the Collateral Agent.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the New Subsidiary and the Collateral Agent have duly executed this Supplement to the Guarantee and Collateral Agreement as of the day and year first above written.

[NAME OF NEW SUBSIDIARY],

by
Name:
Title:
Address:
Legal Name:
Jurisdiction of Formation:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Collateral Agent,

by
Name:
Title:

by
Name:
Title:

Schedule I to
Supplement No. [•] to the
  Guarantee and
Collateral Agreement

Collateral of the New Subsidiary

EQUITY INTERESTS

Issuer	Number of Certificate	Registered Owner	Number and Class of Equity Interest	Percentage of Equity Interests

PLEDGED DEBT SECURITIES

Issuer	Principal Amount	Date of Note	Maturity Date

INTELLECTUAL PROPERTY

[Follow format of Schedule III to the

Guarantee and Collateral Agreement.]

Exhibit B to the

Guarantee and

Collateral Agreement

FORM OF PERFECTION CERTIFICATE

[Provided separately]

EXHIBIT F

FORM OF AFFILIATE SUBORDINATION AGREEMENT

AFFILIATE SUBORDINATION AGREEMENT dated as of [•] (this “Agreement”), among the subordinated lenders listed on Schedule I hereto (each a “Subordinated Lender” and collectively, the “Subordinated Lenders”), and each Loan Party listed on Schedule II hereto (each a “Subordinated Borrower” and collectively, the “Subordinated Borrowers”) and CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, in its capacity as administrative agent (the “Administrative Agent”) under the Credit Agreement (as defined below), for the benefit of the Senior Lenders (as defined below).

Reference is made to the Senior Secured Priming and Superpriority Debtor-In-Possession Credit Agreement dated May 5, 2016 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Fairway Group Acquisition Company (the “Borrower”) a debtor and debtor-in-possession under Chapter 11 of the Bankruptcy Code, Fairway Group Holdings Corp., a Delaware corporation (“Holdings”) a debtor and debtor-in-possession under Chapter 11 of the Bankruptcy Code, the lenders from time to time party thereto (the “Lenders”) and Administrative Agent. Terms defined in the Credit Agreement are used herein with the same meanings.

On the date hereof, the Subordinated Lender is lending to the Subordinated Borrower $[•].

The ability under the Credit Agreement of the Subordinated Borrower to incur Indebtedness to the Subordinated Lender is conditioned upon the execution and delivery by such Subordinated Lender and such Subordinated Borrower of an agreement in the form hereof pursuant to which such Subordinated Lender agrees to subordinate its rights with respect to the Subordinated Obligations (as defined below) to the rights of the Senior Lenders under the Credit Agreement, all on the terms set forth herein.

Accordingly, each Subordinated Lender, each Subordinated Borrower and the Administrative Agent, on behalf of itself and each Senior Lender (and each of their respective successors or assigns), hereby agrees as follows:

1.                                      Subordination.  (a) Each Subordinated Lender hereby agrees that all its right, title and interest in and to the Subordinated Obligations shall be subordinate and junior in right of payment to the rights of the Senior Lenders in respect of the Obligations of the Borrower arising under the Credit Agreement or the other Loan Documents, including the payment of principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Borrower or any Subsidiary whether or not a claim for post-filing interest is allowed or allowable in any such proceeding), fees, charges, expenses, indemnities, reimbursement obligations, Guarantees and all other amounts payable thereunder or in respect thereof (collectively, the “Senior Obligations”).  For purposes hereof, “Subordinated Obligations” means all obligations of each Subordinated Borrower to each Subordinated Lender in respect of loans, advances, extensions of credit or other Indebtedness, including in respect of principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Borrower or any Subsidiary whether or not a claim for post-filing interest is allowed or allowable in any such proceeding), fees, charges, expenses, indemnities, reimbursement obligations and other amounts payable in respect thereof.

(b)                                 Each Subordinated Borrower and each Subordinated Lender agrees (in each case solely with respect to the Subordinated Obligations in respect of which it is the obligor or obligee, as the case may be, and solely with respect to each Subordinated Borrower or Subordinated Lender that is its counterparty on such Subordinated Obligations) that no payment (whether directly, by purchase, redemption or exercise of any right of setoff or otherwise) in respect of the Subordinated Obligations, whether as principal, interest or otherwise, and whether in cash, securities or other property, shall be made by or on behalf of any Subordinated Borrower or received, accepted or demanded, directly or indirectly, by or on behalf of any Subordinated Lender [at any time when an “Event of Default” exists as defined under the Credit Agreement and the Borrower has received a written notice from the Administrative Agent prohibiting any further payment in respect of the Subordinated Obligations so long as any such Event of Default is continuing (provided that such notice shall not be required to be given (and no such payment may be made) if the Event of Default is of the type set forth in Section 7.01(b) or (c), of the Credit Agreement)](5).

(c)                                  Upon any distribution of the assets of any Subordinated Borrower or upon any dissolution, winding up, liquidation or reorganization of any Subordinated Borrower, whether in bankruptcy, insolvency, reorganization, arrangement or receivership proceedings or otherwise, or upon any assignment for the benefit of creditors or any other marshalling of the assets and liabilities of any Subordinated Borrower, or otherwise:

(i)                                     the Senior Lenders shall first be entitled to receive indefeasible payment in full in cash of the Senior Obligations (whenever arising) before any Subordinated Lender shall be entitled to receive any payment on account of the Subordinated Obligations of such Subordinated Borrower, whether of principal, interest or otherwise; and

(ii)                                  any payment by, or on behalf of, or distribution of the assets of, such Subordinated Borrower of any kind or character, whether in cash, securities or other property, to which any Subordinated Lender would be entitled except for the provisions of this Section 1 shall be paid or delivered by the person making such payment or distribution (whether a trustee in bankruptcy, a receiver, custodian or liquidating trustee or otherwise) directly to the Administrative Agent, for the benefit of the Senior Lenders (pro rata, in accordance with the respective amounts of the Senior Obligations owed to each of the Senior Lenders), until the indefeasible payment in full of all Senior Obligations.

(5)  To be used for any Subsidiary Lender that is a Loan Party

Each Subordinated Lender agrees not to ask, demand, sue for or take or receive from any Subordinated Borrower in cash, securities or other property or by setoff, purchase or redemption (including, without limitation, from or by way of collateral), payment of all or any part of the Subordinated Obligations and agrees that in connection with any proceeding involving any Subordinated Borrower under any bankruptcy, insolvency, reorganization, arrangement, receivership or similar law (i) the Administrative Agent is irrevocably authorized and empowered (in its own name or in the name of such Subordinated Lender or otherwise), but shall have no obligation, to demand, sue for, collect and receive every payment or distribution referred to in the preceding sentence and give acquittance therefor and to file claims and proofs of claim and take such other action (including, without limitation, voting the applicable Subordinated Obligations and enforcing any security interest or other lien securing payment of such Subordinated Obligations) as the Administrative Agent may deem necessary or advisable for the exercise or enforcement of any of the rights or interest of the Senior Lenders and (ii) such Subordinated Lender shall duly and promptly take such action as the Administrative Agent may request to (A) collect amounts in respect of the applicable Subordinated Obligations for the account of the Senior Lenders and to file appropriate claims or proofs of claim in respect of such Subordinated Obligations, (B) execute and deliver to the Administrative Agent such irrevocable powers of attorney, assignments or other instruments as the Administrative Agent may request in order to enable the Administrative Agent to enforce any and all claims with respect to, and any security interests and other liens securing payment of, the applicable Subordinated Obligations and (C) collect and receive any and all payments or distributions which may be payable or deliverable upon or with respect to the applicable Subordinated Obligations.  A copy of this Agreement may be filed with any court as evidence of the Senior Lenders’ right, power and authority hereunder.

(d)                                 In the event that any payment by, or on behalf of, or distribution of the assets of, any Subordinated Borrower of any kind or character, whether in cash, securities or other property, and whether directly, by purchase, redemption, exercise of any right of setoff or otherwise in respect of the Subordinated Obligations, shall be received by or on behalf of any Subordinated Lender or any Affiliate thereof at a time when such payment is prohibited by this Agreement, such payment or distribution shall be held by such Subordinated Lender in trust (segregated from other property of such Subordinated Lender) for the benefit of, and shall forthwith be paid over to, the Administrative Agent, for the benefit of the Senior Lenders (pro rata, in accordance with the respective amounts of the Senior Obligations owed to each of the Senior Lenders), until the indefeasible payment in full in cash of all Senior Obligations.

(e)                                  Subject to the prior indefeasible payment in full in cash of the Senior Obligations, each applicable Subordinated Lender shall be subrogated to the rights of the Senior Lenders to receive payments or distributions in cash, securities or other property of each applicable Subordinated Borrower applicable to the Senior Obligations until all amounts owing on the Senior Obligations shall be indefeasibly paid in full in cash, and, as between and among a Subordinated Borrower, its creditors (other than the Senior Lenders) and the applicable Subordinated Lenders, no such payment or distribution made to the Senior Lenders by virtue of this Agreement that otherwise would have been made to any applicable Subordinated Lender shall be deemed to be a payment by the applicable Subordinated Borrower on account of the Subordinated Obligations, it being understood that the provisions of this paragraph (e) are intended solely for the purpose of defining the relative rights of the Subordinated Lenders and the Senior Lenders.

(f)                                   Each Subordinated Lender agrees that all the proceeds of any (i) security of any nature whatsoever for any Subordinated Obligations on any property or assets, whether now existing or hereafter acquired, of any Subordinated Borrower or any subsidiary of any Subordinated Borrower, or (ii) any Guarantee, of any nature whatsoever, by any Subordinated Borrower or any subsidiary of any Subordinated Borrower, of any Subordinated Obligations shall be subject to the provisions hereof with respect to payments and other distributions in respect of the Subordinated Obligations.

(g)                                  Any and all instruments now or hereafter creating or evidencing the Subordinated Obligations, whether upon refunding, extension, renewal, refinancing, replacement or otherwise, shall contain the following legend:

“Notwithstanding anything contained herein to the contrary, neither the principal of nor the interest on, nor any other amounts payable in respect of, the indebtedness created or evidenced by this instrument or record shall become due or be paid or payable, except to the extent permitted under the Affiliate Subordination Agreement dated [insert date of this agreement], among, inter alia, [insert name of Subordinated Lender] and Credit Suisse AG, Cayman Islands Branch, which Affiliate Subordination Agreement is incorporated herein with the same effect as if fully set forth herein.”

With respect to any and all instruments existing on the Effective Date creating or evidencing the Subordinated Obligations, the legend referred to above shall be placed on such instrument as soon reasonably practicable after the Effective Date, but in any event not later than 30 days from the Effective Date.

(h)                                 Each Subordinated Lender agrees that it will not take any action to cause any Subordinated Obligations to become payable prior to their scheduled maturity or exercise any remedies or take any action or proceeding to enforce any Subordinated Obligation if the payment of such Subordinated Obligation is then prohibited by this Agreement.

2.                                      Waivers and Consents.  (a) Each Subordinated Lender, solely in its capacity as a Subordinated Lender, waives the right to compel that the Collateral or any other assets of property of any Subordinated Borrower or the assets of property of any guarantor of the Senior Obligations or any other Person be applied in any particular order to discharge the Senior Obligations.  Each Subordinated Lender, solely in its capacity as a Subordinated Lender, expressly waives the right to require the Senior Lenders to proceed against any Subordinated Borrower, the Collateral or any guarantor of the Senior Obligations or any other Person, or to pursue any other remedy in any Senior Lender’s power which such Subordinated Lender cannot pursue and which would lighten such Subordinated Lender’s burden, notwithstanding that the failure of any Senior Lender to do so may thereby prejudice such Subordinated Lender.  Each Subordinated Lender, solely in its capacity as a Subordinated Lender, agrees that it shall not be discharged, exonerated or have its obligations hereunder to the Senior Lenders reduced by any Senior Lender’s delay in proceeding against or enforcing any remedy against any Subordinated Borrower, the Collateral or any guarantor of the Senior Obligations or any other Person; by any

Senior Lender releasing any Subordinated Borrower, the Collateral or any other guarantor of the Senior Obligations or any other Person from all or any part of the Senior Obligations; or by the discharge of any Subordinated Borrower, the Collateral or any guarantor of the Senior Obligations or any other Person by an operation of law or otherwise, with or without the intervention or omission of a Senior Lender.  Any Senior Lender’s vote to accept or reject any plan of reorganization relating to any Subordinated Borrower, the Collateral, or any guarantor of the Senior Obligations or any other Person, or any Senior Lender’s receipt on account of all or part of the Senior Obligations of any cash, securities or other property distributed in any bankruptcy, reorganization, or insolvency case, shall not discharge, exonerate, or reduce the obligations of any Subordinated Lender hereunder to the Senior Lenders.

(b)                                 Each Subordinated Lender waives all rights and defenses arising out of an election of remedies by the Senior Lenders, even though that election of remedies, including, without limitation, any nonjudicial foreclosure with respect to security for the Senior Obligations, has impaired the value of such Subordinated Lender’s rights of subrogation, reimbursement, or contribution against any Subordinated Borrower or any other guarantor of the Senior Obligations or any other Person.  Each Subordinated Lender expressly waives any rights or defenses it may have by reason of protection afforded to any Subordinated Borrower or any other guarantor of the Senior Obligations or any other Person with respect to the Senior Obligations pursuant to any anti-deficiency laws or other laws of similar import which limit or discharge the principal debtor’s indebtedness upon judicial or nonjudicial foreclosure of real property or personal property Collateral for the Senior Obligations.

(c)                                  Each Subordinated Lender agrees that, without the necessity of any reservation of rights against it, and without notice to or further assent by it, any demand for payment of any Senior Obligations made by a Senior Lender may be rescinded in whole or in part by the Senior Lender, and any Senior Obligation may be continued, and the Senior Obligations, or the liability of the applicable Subordinated Borrower or any other guarantor or any other party upon or for any part thereof, or any Collateral or Guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, modified, accelerated, compromised, waived, surrendered, or released by the Senior Lenders, in each case without notice to or further assent by any Subordinated Lender, which will remain bound under this Agreement and without impairing, abridging, releasing or affecting the subordination and other agreements provided for herein.

(d)                                 Each Subordinated Lender waives any and all notice of the creation, renewal, extension or accrual of any of the Senior Obligations and notice of or proof of reliance by the Senior Lenders upon this Agreement.  The Senior Obligations, and any of them, shall be deemed conclusively to have been created, contracted or incurred and the consent given to create the obligations of each Subordinated Borrower in respect of the Subordinated Obligations in reliance upon this Agreement, and all dealings between each Subordinated Borrower and the Senior Lenders shall be deemed to have been consummated in reliance upon this Agreement.  Each Subordinated Lender acknowledges and agrees that the Senior Lenders have relied upon the subordination and other agreements provided for herein in consenting to the Subordinated Obligations.  Each Subordinated Lender waives notice of or proof of reliance on this Agreement and protest, demand for payment and notice of default.

3.                                      Transfers.  Each Subordinated Lender shall not sell, assign or otherwise transfer or dispose of, in whole or in part, all or any part of the Subordinated Obligations or any interest therein to any other Person (a “Transferee”) or create, incur or suffer to exist any security interest, Lien, charge or other encumbrance whatsoever upon all or any part of the Subordinated Obligations or any interest therein in favor of any Transferee unless such action is made expressly subject to this Agreement.

4.                                      Senior Obligations Unconditional.  All rights and interests of the Senior Lenders hereunder, and all agreements and obligations of the Subordinated Lenders and the Subordinated Borrowers hereunder, shall remain in full force and effect irrespective of:

(a)                                 any lack of validity or enforceability of the Credit Agreement or any other Loan Document;

(b)                                 any change in the time, manner or place of payment of, or in any other term of, all or any of the Senior Obligations, or any amendment or waiver or other modification, whether by course of conduct or otherwise, of, or consent to departure from, the Credit Agreement or any other Loan Document;

(c)                                  any exchange, release or nonperfection of any Lien in any collateral, or any release, amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of, or consent to departure from, any Guarantee of any of the Senior Obligations; or

(d)                                 any other circumstances that might otherwise constitute a defense available to, or a discharge of, any Subordinated Borrower in respect of the Senior Obligations, or of the Subordinated Lender or any Subordinated Borrower in respect of this Agreement.

5.                                      Representations and Warranties.  Each Subordinated Lender represents and warrants to the Administrative Agent, for the benefit of the Senior Lenders that:

(a)                                 It has the power and authority and the legal right to execute and deliver and to perform its obligations under this Agreement and has taken all necessary action to authorize its execution, delivery and performance of this Agreement.

(b)                                 This Agreement has been duly executed and delivered by such Subordinated Lender and constitutes a legal, valid and binding obligation of such Subordinated Lender, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(c)                                  The execution, delivery and performance of this Agreement will not violate any provision of any requirement of law applicable to such Subordinated Lender or of any contractual obligation of such Subordinated Lender.

(d)                                 No consent or authorization of, filing with, or other act by or in respect of, any arbitrator or regulatory body or Governmental Authority and no consent of any other Person, is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement.

6.                                      Waiver of Claims.  (a) To the maximum extent permitted by law, each Subordinated Lender waives any claim it might have, solely in its capacity as a Subordinated Lender, against any Senior Lender with respect to, or arising out of, any action or failure to act or any error of judgment, negligence, or mistake or oversight whatsoever on the part of any Senior Lender or its directors, officers, employees, agents or affiliates with respect to any exercise of rights or remedies under the Loan Documents or any transaction relating to the Collateral.  Neither the Senior Lenders nor any of their respective directors, officers, employees, agents or affiliates shall be liable for failure to demand, collect or realize upon any of the Collateral or any Guarantee or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Subordinated Borrower or any Subordinated Lender or any other Person or to take any other action whatsoever with regard to the Collateral Agreement or any part thereof.

(b)                                 Each Subordinated Lender, for itself and on behalf of its successors and assigns, hereby waives any and all now existing or hereafter arising rights it may have to require the Senior Lenders to marshall assets for the benefit of such Subordinated Lender, or to otherwise direct the timing, order or manner of any sale, collection or other enforcement of the Collateral or enforcement of the Loan Documents.  The Senior Lenders are under no duty or obligation, and each Subordinated Lender hereby waives any right it may have to compel the Senior Lenders, to pursue any guarantor or other Person who may be liable for the Senior Obligations, or to enforce any Lien or security interest in any Collateral.

(c)                                  Each Subordinated Lender hereby waives and releases all rights which a guarantor or surety with respect to the Senior Obligations could exercise.

(d)                                 Each Subordinated Lender hereby waives any duty on the part of the Senior Lenders to disclose to it any fact known or hereafter known by the Senior Lenders relating to the operation or financial condition of any Subordinated Borrower or any guarantor of the Senior Obligations, or their respective businesses.  Each Subordinated Lender enters into this Agreement based solely upon its independent knowledge of the applicable Subordinated Borrower’s, results of operations, financial condition and business and the Subordinated Lender assumes full responsibility for obtaining any further or future information with respect to the applicable Subordinated Borrower or its, results of operations, financial condition or business.

7.                                      Further Assurances.  Each Subordinated Lender and each Subordinated Borrower, at their own expense and at any time from time to time, upon the written request of the Administrative Agent will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Administrative Agent reasonably may request for the purposes of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted.

8.                                      Expenses.  (a) Each Subordinated Borrower will pay or reimburse the Senior Lenders, upon demand, for all their costs and expenses in connection with the enforcement or preservation of any rights under this Agreement, including, without limitation, fees and disbursements of counsel to the Senior Lenders.

(b)                                 Each Subordinated Borrower will pay, indemnify, and hold the Senior Lenders harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions (whether sounding in contract, tort or on any other ground), judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the failure of such Subordinated Borrower or any applicable Subordinated Lender to perform any of its obligations arising out of or relating to this Agreement.

9.                                      Provisions Define Relative Rights.  This Agreement is intended solely for the purpose of defining the relative rights of the Senior Lenders on the one hand and the Subordinated Lenders and the Subordinated Borrowers on the other, and no other Person shall have any right, benefit or other interest under this Agreement.

10.                               Powers Coupled with an Interest.  All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until the Senior Obligations are indefeasibly paid in full in cash.

11.                               Notices.  All notices, requests and demands to or upon any party hereto shall be in writing and shall be given in the manner provided in Section 9.01 of the Credit Agreement.

12.                               Counterparts.  This Agreement may be executed by one or more of the parties on any number of separate counterparts, each of which shall constitute an original, but all of which taken together shall be deemed to constitute but one instrument.  Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.

13.                               Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

14.                               Integration.  This Agreement represents the agreement of the Subordinated Borrowers, the Senior Lenders and the Subordinated Lenders with respect to the subject matter hereof and there are no promises or representations by any Subordinated Borrower, the Senior Lenders or any Subordinated Lender relative to the subject matter hereof not reflected herein.

15.                               Amendments in Writing No Waiver Cumulative Remedies.  (a) None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Administrative Agent, each affected Subordinated Borrower and each affected Subordinated Lender; provided that any provision of this Agreement may be waived by the Senior Lenders in a letter or agreement executed by the Administrative Agent and each affected Subordinated Lender.

(b)                                 No failure to exercise, nor any delay in exercising, on the part of the Senior Lenders, any right, power or privilege hereunder shall operate as a waiver thereof.  No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

(c)                                  The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

16.                               Section Headings.  The section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

17.                               Successors and Assigns.  (a) This Agreement shall be binding upon the successors and assigns of each of the Subordinated Borrowers and each of the Subordinated Lenders and shall inure to the benefit of the Senior Lenders and their respective successors and assigns.

(b)                                 Notwithstanding the provisions of Section 17(a) above, nothing herein shall be construed to limit or relieve the obligations of any Subordinated Lender pursuant to Section 3 of this Agreement, and no Subordinated Lender shall assign its obligations hereunder to any Person (except as otherwise specifically permitted under Section 3 of this Agreement).

18.                               Governing Law; Jurisdiction; Consent to Service of Process.  (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b)                                 Each Subordinated Lender hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, the Credit Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement, the Credit Agreement or any other Loan Document shall affect any right that the Administrative Agent or any Senior Lender may otherwise have to bring any action or proceeding relating to this Agreement, the Credit Agreement or any other Loan Document against any Subordinated Lender or its properties in the courts of any jurisdiction.

(c)                                  Each Subordinated Lender hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement, the Credit Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)                                 Each Subordinated Lender hereby irrevocably consents to service of process in the manner provided for notices in Section 11.  Nothing in this Agreement, the Credit Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

19.                               WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE CREDIT AGREEMENT OR ANY OTHER LOAN DOCUMENT (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

[NAMES OF SUBORDINATED
BORROWER(S)],

By:
Name:
Title:

[NAMES OF SUBORDINATED
LENDER(S)],

By:
Name:
Title:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent,

By:
Name:
Title:

Schedule I

Schedule II

EXHIBIT H

FORM OF COMPLIANCE CERTIFICATE

COMPLIANCE CERTIFICATE

Reference is made to the Senior Secured Priming and Superpriority Debtor-In-Possession Credit Agreement dated May 5, 2016 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among FAIRWAY GROUP ACQUISITION COMPANY, a debtor in possession under Chapter 11 of the Bankruptcy Code (the “Borrower”), FAIRWAY GROUP HOLDINGS CORP. (“Holdings”), the lenders from time to time party thereto (the “Lenders”) and Credit Suisse AG, Cayman Islands Branch, as administrative agent (in such capacity, the “Administrative Agent”) and collateral agent for the Lenders. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.  Pursuant to Section 5.04(d) of the Credit Agreement, the undersigned, in his or her capacity as a Financial Officer of Holdings, certifies as follows:

1.                                      [Attached hereto as Exhibit A are the consolidated balance sheet and related statements of income, stockholders’ equity and cash flows showing the financial condition of Holdings and its consolidated subsidiaries as of the close of the fiscal year ended [•] and the results of its operations and the operations of such subsidiaries during such year, together with comparative figures for the immediately preceding fiscal year, all audited by [Grant Thornton LLP](1) and accompanied by an opinion of such accountants to the effect that such consolidated financial statements fairly present in all material respects the financial condition and results of operations of Holdings and its consolidated subsidiaries on a consolidated basis in accordance with GAAP consistently applied, together with a “management’s discussion and analysis of financial condition and results of operations” discussion.]

[Attached hereto as Exhibit A are the consolidated balance sheet and related statements of income, stockholders’ equity and cash flows showing the financial condition of Holdings and its consolidated subsidiaries as of the close of the Fiscal Quarter ended [•] and the results of its operations and the operations of such subsidiaries during such Fiscal Quarter and the then elapsed portion of the fiscal year, and comparative figures for the same periods in the immediately preceding fiscal year, which financial statements fairly present in all material respects the financial condition and results of operations of Holdings and its consolidated subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes, together with a “management’s discussion and analysis of financial condition and results of operations” discussion.]

(1)  If Grant Thornton LLP is replaced, insert name of auditor.

[Attached hereto as Exhibit A are the management operating reports of Holdings and its consolidated subsidiaries as of the close of such fiscal month ended [•] and the elapsed portion of the fiscal year]

2.                                      [At no time during the period between [•](2) and [•](3) (the “Certificate Period”) did a Default or an Event of Default exist.] [If unable to provide the foregoing certification, fully describe the reasons therefor and circumstances thereof and any action taken or proposed to be taken with respect thereto on Annex A attached hereto.]

[Signatures on following page]

(2)  Date of last compliance certificate.

(3)  Date of current compliance certificate.

IN WITNESS WHEREOF, the undersigned, in his or her capacity as a Financial Officer of Holdings, has executed this certificate for and on behalf of Holdings and has caused this certificate to be delivered as of the date first written above.

FAIRWAY GROUP HOLDINGS CORP.,

By:
Name:
Title:

EXHIBIT A

[Financing Statements] [Management Operating Reports]

(See Attached)

[ANNEX A](1)

[Information Relating to Default or Event of Default]

(1)  Annex A to be attached only if required pursuant to paragraph 3.

EXHIBIT J

FORM OF EXEMPTION CERTIFICATE

Reference is made to the Senior Secured Priming and Superpriority Debtor-In-Possession Credit Agreement dated May 5, 2016 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among FAIRWAY GROUP ACQUISITION COMPANY, a Delaware corporation (the “Borrower”) a debtor and debtor-in-possession under Chapter 11 of the Bankruptcy Code, FAIRWAY GROUP HOLDINGS CORP., a Delaware corporation (“Holdings”) a debtor and debtor-in-possession under Chapter 11 of the Bankruptcy Code, the lenders from time to time party thereto (the “Lenders”) and Credit Suisse AG, CAYMAN ISLANDS BRANCH as administrative agent (in such capacity, the “Administrative Agent”) and collateral agent for the Lenders. Terms defined in the Credit Agreement are used herein with the same meanings.  [•] (the “Foreign Lender”) is providing this certificate pursuant to Section 2.20(e) of the Credit Agreement.  The Foreign Lender hereby represents and warrants that:

1.                                      The Foreign Lender is the sole record and beneficial owner of the Loans in respect of which it is providing this certificate.

2.                                      The Foreign Lender is not a “bank” for purposes of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the “Code”).  In this regard, the Foreign Lender further represents and warrants that:

(a)                                 the Foreign Lender is not subject to regulatory or other legal requirements as a bank in any jurisdiction;

(b)                                 the Foreign Lender has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any Governmental Authority, any application made to a rating agency or qualification for any exemption from tax, securities law or other legal requirements; and

(c)                                  receiving deposits and making loans and discounts does not constitute a substantial part of the Foreign Lender’s business.

3.                                      The Foreign Lender is not a 10-percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code.

4.                                      The Foreign Lender is not a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code.

J-1

IN WITNESS WHEREOF, the undersigned has duly executed this certificate

[•]

By:
Name:
Title:

Date:

J-2